As Filed with the Securities and Exchange Commission on September 14, 2006
                          REGISTRATION NO. ____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            DNAPRINT  GENOMICS,  INC.
                            -------------------------
              (Name  of  small  business  issuer  in  its  charter)

            Utah                          8731                    59-2780520
            ----                          ----                    ----------
(State  or  jurisdiction    (Primary  Standard  Industrial    (I.R.S. Employer
    of  incorporation  or    Classification  Code  Number)   Identification No.)
       Organization)

                     900 Cocoanut Avenue, Sarasota, FL 34236
                            Telephone: (941) 366-3400
          (Address and telephone number of principal executive offices)

                     900 Cocoanut Avenue, Sarasota, FL 34236
                            Telephone: (941) 366-3400
(Address of principal place of business or intended principal place of business)

                                 Richard Gabriel
                      Chief Executive Officer and President
                             DNAPrint Genomics, Inc.
                               900 Cocoanut Avenue
                               Sarasota, FL 34236
                                 (941) 366-3400
            (Name, address and telephone number of agent for service)

                                    COPY TO:

                                  Amy M. Trombly
                              Trombly Business Law
                          1320 Centre Street, Suite 202
                                Newton, MA 02459
                              Phone:(617) 243-0060
                               Fax:(617) 243-0066

Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                                                  Proposed                     Proposed
Title of each class                                               maximum                       maximum                Amount of
of securities to be                 Amount to be             offering price per                Aggregate            registration fee
registered                          registered (1)               security (2)               offering price
-------------------                 -------------           --------------------            ---------------         ----------------
Common stock,
par value $0.001                     260,281,228                   $0.012                      $3,123,375                $362.05
per share
-------------------                 -------------           --------------------            ---------------         ----------------


(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The price of $0.012 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the Over-The-Counter Bulletin Board on September 13, 2006 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             DNAPRINT GENOMICS, INC.
                      OFFERING UP TO   260,281,228  SHARES
                                 OF COMMON STOCK

This prospectus relates to the resale of up to 260,281,228 shares of our common stock by selling shareholders. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us. Our common stock is traded on the Over-The-Counter Bulletin Board under the trading symbol "DNAG.OB" On September 13, 2006, the last reported sale price for our common stock on the Over-The-Counter Bulletin Board was $0.012 per share.

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Dutchess Private Equities Fund, II, L.P., Athena Capital Partners, Inc. and any broker-dealers who act in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of the Securities Act. Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

    Subject to completion, the date of this prospectus is September 14, 2006.



TABLE OF CONTENTS

PROSPECTUS  SUMMARY                                                                 1
RISK  FACTORS                                                                       3
USE  OF  PROCEEDS                                                                   8
DETERMINATION  OF  OFFERING  PRICE                                                  8
DILUTION                                                                            8
SELLING  SECURITY  HOLDERS                                                          9
PLAN  OF  DISTRIBUTION                                                              9
LEGAL  PROCEEDINGS                                                                 11
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS AND CONTROL PERSONS                    11
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT              12
DESCRIPTION  OF  SECURITIES                                                        13
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                         14
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
   ACT  LIABILITIES                                                                14
DESCRIPTION  OF  BUSINESS                                                          14
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION                   27
DESCRIPTION  OF  PROPERTY                                                          35
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                                 35
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS                    36
EXECUTIVE  COMPENSATION                                                            37
FINANCIAL  STATEMENTS                                                              39
INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS                                      71
OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION                                   71
RECENT SALES OF UNREGISTERED SECURITIES                                            72


PROSPECTUS  SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

                                   THE COMPANY

We incorporated under the laws of the State of Utah on January 3, 1983 as Lexington Energy, Inc. We subsequently changed our focus to human genome sciences. In connection with this change in focus, on July 15, 2000, we acquired DNAPrint Genomics, Inc. through the issuance of 9,600,000 shares of our common stock. We changed our name to DNAPrint Genomics, Inc. on November 6, 2000 to better reflect the markets we serve. We focus on the sale of genetic testing products and services. Our products are targeted toward three distinct markets: pharmacogenomics, forensics and consumer products.

                                  THE OFFERING

This prospectus relates to the resale of up to 260,281,228 shares of our common stock by selling shareholders. This prospectus covers the resale of our stock by the selling shareholder either in the open market or to other investors through negotiated transactions.

Common  stock  offered              260,281,228  shares

Use  of  proceeds                   We  will  not  receive  any  proceeds
                                    from  the  sale  by  the  selling
                                    stockholders  of  our  common
                                    stock.  See  "Use  of  Proceeds."

Symbol  for  our  common  stock     Our  common stock  trades  on
                                    The  OTCBB  Market  under  the
                                    symbol  "DNAG.OB"

                                HOW TO CONTACT US

Our business address is 900 Cocoanut Ave., Sarasota, Florida, 34236. Our telephone number is (941) 366-3400. Our website is www.dnaprint.com. We do not intend for our website to be incorporated into this prospectus.

OUR  CAPITAL  STRUCTURE  AND  SHARES  ELIGIBLE  FOR  FUTURE  SALE

 Shares  of  common  stock  outstanding  as of September 7, 2006 (1) 403,598,874

(1)  Assumes:

- No exercise of outstanding warrants to purchase an aggregate of 13,819,095 shares of our common stock at exercise prices ranging from $0.011 to $0.192 per share and expiration dates between the years 2009 to 2011.

- No exercise of outstanding warrants to purchase an aggregate of 952,484 shares of our common stock at exercise prices ranging from $0.242 to $0.44 per share and expiration dates between the years 2008 to 2010.

- No exercise of outstanding warrants to purchase an aggregate of 109,826 shares of our common stock at exercise prices ranging from $0.518 to $0.656 per share and expiration dates during 2009.

- No exercise of outstanding warrants to purchase an aggregate of 3,690,236 shares of our common stock at an exercise price of $1.00 per share and an expiration date during 2007.

- No exercise of options outstanding to purchase 65,232,070 shares of our common stock at exercise prices ranging from $0.0137 to $0.12 per share and expiration dates between 2010 and 2015.

- No exercise of options outstanding to purchase 1,155,000 shares of our common stock at exercise prices ranging from $0.40 to $0.60 per share and expiration dates between 2011 and 2015.

- No exercise of the $246,016 of convertible debt by La Jolla Cove Investors, Inc. Per our agreement with La Jolla, La Jolla shall convert at least 5% of the face value of the debenture each calendar month into our common shares unless there are no shares registered for this debenture. The number of common stock shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by sixteen, minus the product of the conversion price multiplied by fifteen times the dollar amount of the debenture being converted, and the entire foregoing result shall be divided by the conversion price. The conversion price is equal to the lesser of (i) $0.20 or
(ii) 80% of the average of the five lowest daily value weighted average price of our common stock during the twenty trading days prior to La Jolla's election to convert. We have the right to reject a conversion if the stock price is below $0.50 per share. If we exercise this right, we then are obligated to pay the portion of the debenture the conversion notice was for plus applicable unpaid accrued interest and a premium equal to 10% of those amounts. At September 7, 2006, the convertible debt converts into 6,150,393 shares of our common stock assuming a $0.50 per share price.

- No exercise of the $330,000 convertible debt by Dutchess Private Equities Fund, II, L.P. The conversion rate is the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the Conversion Date or
(ii) $0.013. At September 7, 2006, the convertible debt converts into 36,065,574 shares of our common stock.

- No exercise of the $330,000 convertible debt by Dutchess. The conversion rate is the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the Conversion Date or (ii) $0.022. At September 7, 2006, the convertible debt converts into 36,065,574 shares of our common stock.

- No exercise of the $1,310,000 convertible debt by Dutchess. The conversion rate is $0.01. At September 7, 2006, the convertible debt converts into 131,000,000 shares of our common stock.

                               DUTCHESS AGREEMENT

Effective September 28, 2004, we entered into an Investment Agreement and a Registration Rights Agreement with Dutchess Private Equities Fund, II, L.P. Pursuant to the Agreement, Dutchess committed to purchase our common stock up to an aggregate purchase price of $35 million over a two-year period. The Dutchess Agreement provides that, from time to time, we may deliver a notice to Dutchess. Such notices will state the dollar amount of common stock that we desire Dutchess to purchase subject to the limits in the Investment Agreement. Upon receipt of a put notice, Dutchess is obligated to purchase from us during the relevant pricing period shares having an aggregate purchase price equal to:
(i) the put amount set forth in the put notice or (ii) a minimum of 20% of the aggregate trading volume of our common stock during the applicable pricing period times the average of the two lowest closing bid prices of our common stock during the specified pricing period. The maximum amount permitted pursuant to any such notice is $600,000, and we can give approximately three such notices per month. Dutchess is obliged to purchase the dollar amount of common stock set forth in the notice at a purchase price equal to 96% of the average of the two lowest closing bid prices of the common stock during the five trading days after the notice.

The obligation of Dutchess to purchase under the Dutchess Agreement is contingent upon us having an effective registration statement registering the resale of the shares by Dutchess. In addition, we are not permitted to provide a notice, and Dutchess is not obliged to purchase any shares, in the event that we do not have sufficient authorized shares available for purchase to fulfill such commitment.

We filed a Form S-2 registration statement that was declared effective by the SEC on July 15, 2005 to register 350,000,000 shares of our common stock for purposes of the Investment Agreement. We also filed a Form S-2 registration statement that was declared effective by the SEC on May 17, 2005 to register 12,500,000 shares of our common stock for purposes of the Investment Agreement.

We filed a Form SB-2 registration statement that was declared effective by the SEC on April 26, 2006 to register 600,000,000 shares of our common stock for purposes of the Investment Agreement. As of September 7, 2006, we have issued 218,510,667 shares and have raised $4, 472,873 since the inception of this agreement.

                         SECURITIES  PURCHASE  AGREEMENT

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with La Jolla Cove Investors, Inc. in December 2003 for the sale of (i) a $500,000 convertible debenture and (ii) a warrant to buy up to 7,500,000 shares of our common stock.

CONVERTIBLE  DEBENTURE

In December 2003, we signed a Securities Purchase Agreement with La Jolla Cove Investors, Inc. for the sale of a $500,000 8% convertible debenture and a warrant to purchase up to 7,500,000 shares of our common stock. La Jolla subsequently exercised its option to advance an additional $250,000 under the convertible debenture. The warrants must be exercised upon conversion of the debenture. The debenture bears interest at 8%, matures on November 25, 2007 and is convertible into our common stock. The number of common shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by sixteen, minus the product of the conversion price, multiplied by fifteen times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price is equal to the lesser of (i) $0.20; or (ii) 80% of the average of the five lowest volume weighted average price days during the 20 trading days before but not including the conversion date. The full principal amount of the convertible debenture is due upon default under the terms of convertible debenture. The warrant must be exercised concurrently with a conversion of the debenture for that number of shares of common stock equal to 15 times the dollar amount of the debenture being converted on that conversion date. The exercise price of the warrant is $1.00 per share.

We filed a Form S-2 registration statement that was declared effective by the SEC on December 15, 2003 to register 28,661,765 shares of our common stock for purposes of this Securities Purchase Agreement. We also filed a Form S-2 registration statement that was declared effective by the SEC on May 17, 2005 to register 1,000,000 shares of our common stock for purposes of this Securities Purchase Agreement. We filed a Form SB-2 registration statement that was declared effective by the SEC on July 15, 2005 to register 72,500,000 shares of our common stock for purposes of the Securities Purchase Agreement.

La Jolla Cove Investors, Inc. has contractually committed to convert at least 5.0% of the original face value of the debenture monthly, beginning the month after the effective date of the Registration Statement. In addition, in conjunction with each debenture conversion, La Jolla is required to exercise the warrant and purchase shares of common stock equal to fifteen times the dollar amount of the debenture being converted.

La Jolla has further contractually agreed to restrict its ability to convert the debenture or exercise its warrant and receive shares of our common stock such that the number of shares held by La Jolla and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of our common stock.

In the event an election to convert is made and the volume weighted average price of our common stock is below $0.50 per share, in lieu of permitting the conversion and issuing our common stock, we have the right to prepay any portion of the outstanding debenture that was elected to be converted, plus any accrued and unpaid interest, at 110.0% of face value.

La Jolla may demand repayment of the debenture within 3 business days of such demand, at 125.0% of the face amount outstanding, plus all accrued and unpaid interest, in cash at any time prior to the date that the underlying Registration Statement has not been declared effective by the SEC, if such delay in effectiveness results from our failure diligently to pursue the Registration
Statement to effectiveness. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid with the payment to increase to 65,000 for each 30 day period the balance remains unpaid after the initial 90 day period.

The conversion price of the debenture and the exercise price of the warrant may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

As of August 18, 2006, La Jolla Cove Investors, Inc. had converted approximately $503,984 of convertible debenture into our common stock and exercised non-detachable warrants to purchase 1,774,264 shares of our common stock. The combined transactions resulted in us receiving cash of $7,786,589 net of $523,175 of cash stock issuance costs. In accordance with the La Jolla agreement, at August 18, 2006, we had $45,236 recorded as prepaid warrant exercises for the future exercise of warrants.

SAMPLE  DEBENTURE  CONVERSION  CALCULATION

The number of common shares into which the La Jolla debenture may be converted is equal to the result of the dollar amount of the debenture being converted multiplied by sixteen, minus the product of the conversion price, multiplied by fifteen times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price is equal to the lesser of (i) $0.20; or
(ii) 80% of the average of the five lowest volume weighted average price days during the 20 trading days before but not including the conversion date. For example, assuming conversion of a $315,000 debenture and assuming a volume weighted average of $0.17 per share, the number of shares issuable upon conversion would be:

[($315,000 x 16) - ((80% x $0.17) x (15 x $315,000))]/(80% x $0.17) = 32,333,824
shares  of  common  stock.

                                  RISK FACTORS

Before deciding to invest in us or to maintain or increase your investment, you should carefully consider the risks described below, in addition to other available information. Each of the following risks could harm our business, financial condition and results of operations. These risks could cause the trading price of our common stock to decline and you could lose all or part of your investment.

              RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS

REGULATORY OVERSIGHT OF OUR PRODUCTS AND SERVICES MAY INCREASE OUR COSTS TO MARKET OUR PRODUCTS AND SERVICES AND ADVERSELY AFFECT OUR ABILITY TO MARKET OUR PRODUCTS AND SERVICES.

Currently, there is limited Food and Drug Administration, or FDA, regulation of genetic tests. Within the field of personalized health and medicine, governmental and other entities may enact patient privacy and healthcare laws and regulations that may limit the generation and use of genomic variation data. "Genomic variation data" is the information obtained when scientists search the gene for differences across the entire human genome for changes and variations. To the extent that FDA laws and regulations limit the use of our products and services or impose additional costs on our customers, we may be unable to market effectively our products and services and we may not generate sufficient revenue to sustain our operations. Furthermore, we may be directly subject to regulations as a provider of diagnostic information. A diagnosis is the evaluation of a patient or a sample to determine what the status of the patient might be. The information that results from this evaluation is called "diagnostic information" and would include such information as height, weight, sex, age, blood pressure, sugar levels and many other pieces of data. The Secretary's Advisory Committee on Genetic Testing, an advisory panel to the Secretary of the U.S. Department of Health and Human Services, has recommended that the FDA expand its regulation of genetic testing to require FDA approval for all new genetic tests and labeling of genetic tests. If the FDA adopts this recommendation, it may require us, or our customers, to apply for FDA approval as a prerequisite to marketing genetic tests that incorporate our intellectual property. If the FDA were to deny any application of this kind, it could adversely affect our business, and we may be unable to generate sufficient revenue to sustain our operations.

To the extent that government regulations restrict the sale of our products and services or impose other costs, we may be unable to provide our products and services to our customers on terms sufficient to recover our expenses.

OUR SUCCESS WILL DEPEND, IN PART, ON HOW RAPIDLY THE PHARMACEUTICAL AND BIOTECHNOLOGY INDUSTRY IMPLEMENTS GUIDANCE FROM THE U.S. DEPARTMENT OF HEALTH AND THE FDA REGARDING A POTENTIAL EXPANSION OF REGULATION OF OUR INDUSTRY. WITHOUT THIS IMPLEMENTATION BY THE PHARMACEUTICAL AND BIOTECHNOLOGY INDUSTRY, WE MAY BE UNABLE TO MARKET EFFECTIVELY OUR TESTS AND SERVICES, AND WE MAY NOT GENERATE SUFFICIENT REVENUE TO SUSTAIN OUR OPERATIONS.

On November 3, 2003, the FDA issued draft guidance that encouraged drug and biologic developers to conduct pharmacogenomic tests during drug development and clarified how the FDA will evaluate the resulting data. "Pharmacogenomic tests" are clinical laboratory tests of all kinds to determine whether a drug is working or not working on a patient that is experiencing a particular illness or expressing a disease. It has only been recently that genetic scientists have been able to link genetic testing to the performance of a drug. The term is often used within the pharmaceutical industry to describe the testing of individuals for their genetic influences on the effectiveness of a drug, or more precisely, whether something in a person's genes that would either enhance or prevent the treatment of that individual's disease with a particular drug.

The FDA guidance provides specific criteria and recommendations on the submission of pharmacogenomic data in connection with Investigational New Drug Applications, New Drug Applications and Biological License Applications. Before any company or individual can treat a single human patient with a new chemical entity, often referred to as a NCE, or a new biological entity, referred to as a NBE, scientists must first prove that the potential drug is safe within existing treatment regimes. For example, new chemical entities used to treat cancer might be allowed to be much more toxic to other cells in the body than would a treatment for other less lethal diseases. Scientists file for permission to the FDA to treat human patients and package all the information into an application with the FDA called the `Investigational New Drug Application' or IND. The draft FDA guidance includes information on the type of data needed and how the FDA will or will not use such data in regulatory decisions. The FDA asked for voluntary submissions of research information in order to gain experience as the field of pharmacogenomics evolves. In addition, the FDA held a workshop in November 2003 to discuss its draft guidance and stated that the agency plans in the near future to issue final guidance on the co-development of a pharmacogenomic test and drug. Our success will depend, in part, on how rapidly the pharmaceutical and biotechnology industry implements the guidance and, accordingly, the validity of our test and services as a basis for identifying genomic variation and for correlating drug response with genomic variation. Without this implementation by the pharmaceutical and biotechnology industry, we may be unable to market effectively any test we may have as well as any of our services, and we may not generate sufficient revenue to sustain our operations.

PUBLIC OPINION ON ETHICAL ISSUES RELATED TO THE CONFIDENTIALITY AND APPROPRIATE USE OF GENETIC TESTING COULD REDUCE THE POTENTIAL MARKETS FOR OUR PRODUCTS AND SERVICES, WHICH COULD PREVENT US FROM GENERATING SUFFICIENT REVENUE TO SUSTAIN OUR OPERATIONS.

Public opinion on ethical issues related to the confidentiality and appropriate use of genetic testing results may influence governmental authorities to call for limits on, or regulation of the use of, genetic testing. In addition, governmental authorities or other entities may call for limits on, or regulation of the use of genetic testing or prohibit testing for genetic predisposition to certain conditions, particularly for those that have no known cure. The occurrence of any of these events could reduce the potential markets for our products and services, which could prevent us from generating sufficient revenue to sustain our operations.

For example, the FDA has approved a medication for use in African Americans called BilDil that was developed by a pharmaceutical company called NitroMed. Recently, articles have appeared accusing the FDA and NitroMed of `racial discrimination' and claiming that no drugs should be developed using genetic testing that might separate out individuals by `race, color or creed' without regard to the benefit which might be caused for the African American patient. According to such critics, the potential harm in the form of increased discrimination far outweighs the benefits. Several noteworthy genetic scientists have also voiced their opinions that our technology and technologies similar to those developed by NitroMed and others are discriminating and should not be developed or approved by the Federal, State or local governments.

IF WE DO NOT SUCCESSFULLY DISTINGUISH AND COMMERCIALIZE OUR PRODUCTS AND SERVICES, WE WILL NOT ATTRACT A SUFFICIENT NUMBER OF CUSTOMERS. ACCORDINGLY, WE MAY BE UNABLE TO COMPETE SUCCESSFULLY WITH OUR COMPETITORS OR GENERATE REVENUE SIGNIFICANT ENOUGH TO SUSTAIN OUR OPERATIONS.

Numerous entities are attempting to identify genomic variation predictive of specific diseases and drug response and to develop products and services based on these discoveries. We face competition in these areas from pharmaceutical, biotechnology and diagnostic companies, academic and research institutions and government and other publicly-funded agencies, both in the United States and abroad, most of which have substantially greater capital resources, research and development staffs, facilities, manufacturing and marketing experience, distribution channels and human resources than do we. Also, large pharmaceutical companies have their own internal research and development efforts that could surpass or eliminate our technology from the market. One of our key competitors is PPGx, Inc., a leading international developer and supplier of research-based pharmacogenomics services and products which launched its GeneTrials(TM) Bioinformatics Platform.

Our competitors may discover, characterize or develop important technologies applying genomics that are more effective than those technologies which we develop. Additionally, these competitors may obtain regulatory approvals for their drugs and diagnostics more rapidly than we do, which could limit our ability to market effectively our products and services. If our patent applications are not awarded or if our competitors in the field of genetic research develop and receive approval of patents that supersede our applications, we could be forced to cease the development of our products, services and technologies.

Some companies and governments are marketing or developing a number of databases and informatics tools to assist participants in the healthcare industry and academic researchers in the management and analysis of genomic data. "Informatics tools" is a term used by scientists to describe software, computer programs or mathematical programs that analyze data sets or collected information that is stored in data files. Such computer programs can take an apparently meaningless block of numbers that are recorded from a laboratory experiment and evaluate trends, look for statistical relationships and group or segregate the numbers according to their levels of importance to the scientist. Our competitors have developed or plan to develop databases containing gene sequence, genomic variation or other genomic information and are marketing or plan to market their data to pharmaceutical and biotechnology companies or plan to make freely available their databases.

WE ALSO FACE SERIOUS COMPETITION FROM COMPETITORS IN THE FORENSIC DNA TESTING MARKET, CONSUMER DNA PRODUCTS MARKET AND THE CONTRACT SERVICES OUTSOURCING MARKETS. AND IF WE ARE UNABLE TO COMPETE IN THESE MARKETS, WE WILL NOT GENERATE REVENUES SIGNIFICANT ENOUGH TO SUSTAIN OUR OPERATIONS.

We remain skeptical that the consumer market for our products, which is mainly supported by genealogy enthusiasts, will remain strong enough to justify significant expenditures to develop new products. It is possible that the application of genetic testing to genealogy is a passing fad and that public interest in genetic genealogy testing will substantially decrease. If public interest decreases, our revenues generated from our products sold to the consumer market will likely decrease.

ALTHOUGH MANY OF OUR COMPETITORS USE SIMILAR TECHNOLOGIES, THEIR APPROACH TO DATA ANALYSIS MIGHT BE COMPLETELY DIFFERENT AND MORE EFFICIENT THAN OURS. THIS MAY CAUSE CONSUMERS TO CHOOSE OUR COMPETITOR'S PRODUCTS AND SERVICES OVER OURS
AND FORCE US TO CHANGE OUR PRODUCTS AND SERVICES TO THE MORE EFFICIENT FORM OF DATA ANALYSIS OF OUR COMPETITORS.

We evaluate the mixture of genetic inheritance within individuals and relate that information to biological information. Another approach to finding similar information is to evaluate large groups of individuals in `pools' of DNA and look for differences or similarities amongst the data. Our approach may prove to be too cumbersome for the industry to adopt, and the industry may not want to accept it because it is `too personal', meaning that overall `generic' descriptors might be more immediately valuable to the industry than knowing whether or not a single individual will respond favorably to a medication treatment. The `pooled' approach is more often the approach that many pharmaceutical companies and our competitors practice. Additionally, our technology depends upon looking at individuals within a population pool and therefore projecting the results of many individual samples upon a general population that may not be clearly identified. Our competitors rely upon self-reporting descriptors such as `African American', `Caucasian' or `Hispanic' to pool their DNA samples. We do not presuppose the reported identity of an individual but rather look at their inherited genetic markers that tell us what group to associate them with. This approach may not be accepted by the industry and a pooled method, although not as accurate, may become the standard. This would significantly impact our ability to promote, sell, license or further develop our products, services or technologies within any of our current markets.

WE HAVE HAD LOSSES SINCE OUR INCEPTION WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES. WE MAY NEVER BE ABLE TO REDUCE THESE LOSSES, WHICH WILL REQUIRE US TO SEEK ADDITIONAL DEBT OR EQUITY FINANCING THAT MAY NOT BE AVAILABLE TO US.

We incorporated under the laws of the State of Utah on January 3, 1983 as Lexington Energy, Inc. We have incurred losses and experienced negative operating cash flow since our formation. For the year ended December 31, 2005, we had a net loss of $8,715,852 and a working capital deficit of $7,577,917. We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. If such financing is available, you may experience significant additional dilution.

WE CONTINUE TO BE A DEVELOPMENTAL STAGE ENTERPRISE COMPANY AND WE DO NOT KNOW WHEN OUR PHARMACOGENOMICS PRODUCTS WILL FINISH THEIR DEVELOPMENT.

We continue to devote substantially all of our efforts to establishing our business products, and our principal operations have not commenced yet. We are still in the research and development phase of our pharmacogenomics product and services and have a few years prior to any of these products being developed.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated February 24, 2006, our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern in our financial statements for the years ended December 31, 2005 and 2004. The auditors raised concerns about our ability to continue as a going concern as a result of recurring losses from operations, a working capital deficit, and our need for a significant amount of capital financing to proceed with our business plan. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible.

WE NEED IMMEDIATE FUNDS AND MAY NOT BE ABLE TO OBTAIN ANY ADDITIONAL FINANCING IN THE AMOUNTS OR AT THE TIMES THAT WE MAY REQUIRE THE FINANCING. ADDITIONALLY IF WE OBTAIN FINANCING, IT MAY NOT BE ON ACCEPTABLE TERMS. WE WILL HAVE TO
CURTAIL  OUR  BUSINESS  IF  WE  CANNOT  FIND  ADEQUATE  FUNDING.

We may need immediate funds and may not be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms because of the following:

-  we  have  limited  assets  to  pledge  as  security  for  the  loan;
-  we  are  in  poor  financial  condition;  and
-  we  may  be  viewed  as  a  high  market  risk.

In addition, we have entered into an Investment Agreement with Dutchess Private Equities Fund, II, L.P. Dutchess has committed to purchase our common stock on a monthly basis up to an aggregate purchase price of $35 million over a two-year period. The Dutchess Agreement requires us to put stock to Dutchess each time we raise funds. If Dutchess were to sell the stock we put to them, it will likely have a depressive effect on the market price of our common stock. This decrease in our market price may hinder our ability to obtain necessary funding from certain sources, including obtaining additional funding from the sale of our securities or obtaining loans and grants from various financial institutions where possible. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could harm our business and the value of our common stock.

WE MAY NOT HAVE ADEQUATE PATENT PROTECTION AND CONFIDENTIALITY AGREEMENTS FOR OUR PROPRIETARY TECHNOLOGY. IF WE DO NOT PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, THERE IS A RISK THAT THEY WILL BE INFRINGED UPON OR THAT OUR TECHNOLOGY INFRINGES UPON ONE OF OUR COMPETITOR'S PATENTS. AS A RESULT, WE MAY EXPERIENCE A LOSS OF REVENUE AND OUR OPERATIONS MAY BE MATERIALLY HARMED.

To the extent possible, we anticipate filing patent applications for protection on future products that we develop. It is possible that patents we apply for may not be issued and that any current or future patents will not afford us commercially significant protection of our products or that we will not have adequate resources to enforce our patents. Inasmuch as we intend to sell our products in foreign markets, we also intend to seek foreign patent protection for our products and technologies. The patent laws of other countries may differ from those of the United States as to patentability of our products and technologies, and the degree of protection afforded. Our products may infringe on the patents of others, and we may not have the financial or other resources necessary to successfully defend a claim of violation of proprietary rights. We also rely on confidentiality and nondisclosure arrangements with our employees and entities we do business with. These agreements may not provide us with meaningful protection.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. RICHARD GABRIEL, TONY FRUDAKIS AND HECTOR GOMEZ, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

Our success depends to a significant extent upon the continued service of Mr. Richard Gabriel, our President and Chief Executive Officer, Dr. Tony Frudakis, our Founder and Chief Scientific Officer, and Dr. Hector Gomez, our Chairman of the Board and Chief Medical Officer. We have employment agreements in place with Messrs. Gabriel, Frudakis, and Gomez. We do not maintain key-man insurance on the lives of Messrs. Gabriel, Frudakis, and Gomez. If Messrs. Gabriel, Frudakis, and Gomez were to resign, the loss could result in loss of sales, delays in new product development and diversion of management resources, and we could face high costs and substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience. In addition, in order to successfully implement and manage our business plan, we are dependent upon, among other things, successfully recruiting qualified personnel who are familiar with the specific issues facing the deciphering of complex genetic traits. In particular, we must hire and retain experienced management personnel to help us continue to grow and manage our business, and skilled genetic technicians to further our research and development efforts. Competition for qualified personnel is intense. If we do not succeed in attracting new personnel or in retaining and motivating our current personnel, our business could be harmed.

              RISKS RELATING TO THIS OFFERING AND OUR COMMON STOCK

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- that a broker or dealer approve a person's account for transactions in penny stocks; and

- the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

- obtain financial information and investment experience objectives of the person; and

- make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

- sets forth the basis on which the broker or dealer made the suitability determination; and

- that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

In addition, unless you have had an account with your brokerage firm for more than one year, or you have previously bought three different penny stocks from that firm, your brokerage firm must send you a written statement for you to sign that accurately describes your financial situation, your investment experience, and your investment goals, and that contains a statement of why your firm decided that penny stocks are a suitable investment for you. The firm also must get your written consent to buy the penny stock.

If penny stocks are sold to you in violation of federal or state securities laws, you may be able to cancel your purchase and get your money back. If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages. If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

WE MAY NOT HAVE SUFFICIENT SHARES AVAILABLE TO FULLY ACCESS THE EQUITY LINE WITH DUTCHESS AND MAY NEED TO SEEK ADDITIONAL CAPITAL TO MEET OUR WORKING CAPITAL NEEDS.

We may only issue a put to Dutchess if we have registered the shares of common stock. We have registered 962,500,000 shares that we may issue pursuant to the equity line if the Registration Statement and as of September 7, 2006 we have already issued 218,510,667 shares pursuant to prior registration statements. We have assumed that we will not issue more than the 962,500,000 shares we already registered pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 962,500,000 shares depending on the trading price of our common stock. On September 7, 2006, the closing price of our common stock was $0.012. Assuming we issue puts only at $0.012, we would be able to access approximately $8.6 million of our equity line pursuant to the Investment Agreement based upon the shares we have registered and are unissued. We currently have no intent to exercise the put right in a manner that would require us to register more shares than the 962,500,000 shares we have registered, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

If we can not raise sufficient funds pursuant to our Investment Agreement with Dutchess, for our capital requirements, we will need to seek additional funding which may not be available on terms acceptable to us or at all.

DUTCHESS MAY SHORT SELL OUR STOCK DURING THE PERIODS WE ISSUE A PUT WHICH MAY CAUSE OUR STOCK PRICE TO DECREASE.

Pursuant to the Investment Agreement, Dutchess has the right to short sell the amount of stock we expect to issue to them during the period we issue a put. If Dutchess actually sells our stock short, our stock price may decrease. If our stock price decreases, you may lose some or all of your investment.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH DUTCHESS.

The sale of shares pursuant to our Investment Agreement with Dutchess will have a dilutive impact on our stockholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE.

The common stock to be issued under our agreement with Dutchess will be purchased at a 4% discount to the average of the two lowest closing bid prices of our common stock during the five trading days after our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline and you may not be able to sell our stock for more than you paid for it.

OUR STOCK PRICES HAVE BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT.

The public market for our common stock has historically been very volatile. Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance.
Further, the market for our common stock is limited and a larger market may never develop or be maintained. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock.
                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by La Jolla Cove Investors, Inc., Athena Capital Partners, Inc., Wall Street Consultants, Inc., Designated Marketing, LLC, Kevin Cimino, Douglas Weiland and Dutchess Private Equities Fund II, L.P.

We will not receive any proceeds from the sale of common stock by the selling stockholders. All of the net proceeds from the sale of our common stock will go to the selling stockholders. We will receive the proceeds from the exercise of warrants entitling the selling stockholders to purchase 12,781,228 shares from us at various exercise prices from $0.011 to $0.27. If all warrants held by the selling stockholders are exercised, we will receive $327,584 in proceeds.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares from time to time in negotiated transactions, broker's transactions or a combination of such methods at market prices prevailing at the time of the sale or at negotiated prices.

                            SELLING SECURITY HOLDERS

Based upon information available to us as of September 7, 2006, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussion below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholders as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.



Selling  Stockholders                            Number of shares   Number of Shares that may be   Number of Shares   Percentage of
                                                beneficially owned     offered pursuant to        Beneficially Owned Class Owned
                                                 before offering         this prospectus          After Offering (1)  After Offering

Dutchess  Private  Equities  Fund,  II,  LP (2)      2,500,000             177,500,000                 2,500,000               *
50 Commonwealth Ave.
Boston, MA 02116

La Jolla Cove Investors, Inc. (3)                            -              45,000,000                         -               -
7817 Herschel Avenue, Suite 20
La Jolla, California  92037

Athena Capital Partners, Inc. (4)                            -               1,351,928                         -               -
3281 Landmark Drive
Clearwater, FL  33761

Kevin Cimino (5)                                             -               2,672,322                         -               -
3281 Landmark Drive
Clearwater, FL  33761

Douglas Weiland (6)                                          -               2,672,322                         -               -
3281 Landmark Drive
Clearwater, FL  33761

Wall Street Consultants, Inc. (7)                            -               6,084,656                         -               -
32 E. 57th Street
New York, NY  10022

Designated Marketing, LLC (8)
9741 Preston Road, Suite 208
Frisco, TX 75034                                             -              25,000,000                         -               -

*less than 1%

(1)  Assumes  all  shares  are  sold  pursuant  to  this  Prospectus.

(2) Douglas Leighton has voting and dispositive powers over the shares owned by Dutchess Private Equities Fund, II, L.P. Mr. Leighton disclaims beneficial ownership of these securities. 2,500,000 of the shares being registered are owned directly by Dutchess. the remaining 175,000,000 shares are to be issued upon conversion of convertible debt.

(3)In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt has voting and dispositive control over the shares owned by such entity. These shares will be issued upon the conversion of convertible debt at a conversion price based on the trading price of our stock.

(4) In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Kevin Cimino and Douglas Weiland have voting and dispositive control over the shares owned by such entity. We will issue these shares upon the exercise of warrants. These warrants have exercise prices that range from $0.0110 to $0.0444 that expire through 2011.

(5) Kevin Cimino has voting and dispositive powers over the shares owned by him. We will issue these shares upon the exercise of warrants. These warrants have exercise prices that range from $0.0110 to $0.0444 that expire through 2011.

(6) Douglas Weiland has voting and dispositive powers over the shares owned by him. We will issue these shares upon the exercise of warrants. These warrants have exercise prices that range from $0.0110 to $0.0444 that expire through 2011.

(7) Donald Kirsch has voting and dispositive powers over the shares owned by Wall Street Consultants, Inc. We will issue these shares upon the exercise of warrants. The warrant terms to acquire 370,370 shares of common stock at an exercise price of $0.27 and expire during 2009 and a warrant to acquire 5,714,280 shares of common stock at an exercise price of $0.0175 and expire during 2010.

(8) Donson Brooks has voting and dispositive powers over the shares owned Designated Marketing, LLC. These shares are held in escrow and will be issued based upon performance of specific milestones.


PLAN  OF  DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market; or at prices related to such prevailing market prices, or

-  in  negotiated  transactions,  or

-  in  a  combination  of  such  methods  of  sale;  or

-  any  other  method  permitted  by  law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Dutchess, Athena Capital Partners, Inc. and any broker-dealers who act in connection with the sale of its shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-  engage  in  any  stabilization activity in connection with any of the shares;
-  bid  for  or  purchase any of the shares or any rights to acquire the shares,
- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell its shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

LEGAL  PROCEEDINGS

On October 27, 2003 we filed suit in the Circuit Court of the Twelfth Judicial Circuit of Florida in and for Sarasota County, Florida, Civil Division moving for an emergency order requiring impoundment of any and all computers and associated materials of one of our former employees. On October 28, 2003, the Circuit Court Judge granted the order. The order was carried out on the same day.

Our Complaint alleges that a former employee inappropriately took confidential company materials and then disclosed or threatened to disclose the information. The Complaint seeks return of the property, a permanent injunction against further and future disclosures by the former employee, attorney's fees and related costs.

On December 19, 2003, the former employee filed an Answer, Affirmative Defenses, and Counterclaim with the Court generally denying the allegations of our claim. In addition, the Defendant counterclaimed and sued us for breach of an Employment Agreement, based on a purported failure to pay certain health benefits, and stock options.

On January 9, 2004, the Court granted our Motion to Inspect, Examine and Download Information from the Impounded Computer, subject to certain limitations designed to protect the confidentiality of any information contained on the computer.

The Defendant withdrew his objection to our review of documents downloaded from his seized home computer. Based upon our review of the documents and report, we advised the Court that we believed these documents contained our confidential, proprietary and trade secret information. At that time the Court ordered a preliminary mediation to discuss resolution of the matter. We participated in the mediation, but did not reach a resolution with the Defendant. Therefore, we are proceeding with discovery.

On July 8, 2005, a former consultant of ours, Lonnie Bookbinder, filed suit in the Circuit Court of the Twelfth Judicial Circuit of Florida in and for Sarasota County, Florida, Civil Division. The complaint, styled Bookbinder v. DNAPrint Genomics, Inc., Richard Gabriel, Hector Gomez and GenBiomics, LLC, names as defendants us, along with two of our directors and a dissolved limited liability company in which two of our directors were members. The complaint sought damages arising out of services Mr. Bookbinder claims to have provided on our behalf. We deny any liability to Mr. Bookbinder. We filed and prevailed on a Motion to Dismiss the complaint because we believed it did not state a claim. Plaintiff then filed an Amended Complaint. We have a Motion to Dismiss pending on the same grounds as that previously filed. The deposition of Lonnie Bookbinder took place on May 23, 2006. Mr. Gabriel will be deposed next. Both parties have agreed to mediate. If our Motion to Dismiss and/or our mediation is unsuccessful, we intend to defend the litigation vigorously.

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS

Our directors are elected at our annual meetings by a plurality of the shares represented and our officers serve at the pleasure of the Board of Directors. Our current officers and directors are:

    Name                 Age                         Position
    ----                 ---                         --------
Tony  Frudakis           39                  Director,  Secretary,  Chief
                                             Scientific  Officer
Richard  Gabriel         57                  Director, Chief Executive Officer,
                                             President
Hector  Gomez            67                  Director,  Chief  Medical  Officer
Karen  Surplus           46                  Chief Financial Officer, Principal
                                             Accounting  Officer

Tony Frudakis, Ph.D. Dr. Frudakis, our founder, has been with us since our inception. He has served in many capacities, including Chief Executive Officer and President. Dr. Frudakis now serves as Chief Scientific Officer and is responsible for executing research and development goals and objectives, under the direction of the Board of Directors. As a member of the Board of Directors, Dr. Frudakis also participates in strategic planning, concentrating on his field of expertise, biologic and genomics science and innovation. Prior to joining us, Dr. Frudakis founded GAFF biologic, our predecessor in interest, in 1998. He served as its President and Chief Executive Officer. Early in his career, Dr. Frudakis was a research scientist for Corixa Corporation. While at Corixa he developed several new techniques for RNA fingerprinting, managed and executed high-throughput gene discovery programs for various cancers and was instrumental in the company's early success in attracting research and development partners. In all, his work has resulted in a patent portfolio for over 350 unique genes and 2 products.

Richard Gabriel. Mr. Gabriel joined us in 2002 as a member of our Board of Directors. He continues in that capacity and in addition, in March of 2003, he agreed to accept the position of Chief Executive Officer and President. In this role, Mr. Gabriel is responsible for and oversees all aspects of the organization and formulates and communicates strategic direction. Prior to joining us, Mr. Gabriel consulted for several start-up companies while working as a partner at Genbiomics, LLC and as head of Life Sciences Practice at Semaphore, Inc. From 1998 until 2001, Mr. Gabriel served as Chief Executive Officer and President of Calix Corporation, parent company to Pharm-Eco Laboratories, Inc. He was one of five Core Team Members that set the overall strategic direction for Pharm-Eco Laboratories, Inc. and helped guide Pharm-Eco's high performance self-directed organization. He obtained his MBA from Suffolk University's Executive MBA Program, Boston, Massachusetts in 1985 and his B.S. in Chemistry from Ohio Dominican College, Columbus, Ohio in 1978.

Hector Gomez MD, Ph.D. Dr. Gomez has served on our board of directors since March 1, 2002 and serves as Chairman of the Board. In addition, in May of 2003, Dr. Gomez agreed to join us as Chief Medical Officer. In this capacity, he is responsible for overseeing and managing our efforts to commercialize our pharmacogenomic products. Mr. Gomez is Chairman of the Audit Committee. From 2001 to 2002, he was Chief Executive Officer of Zengen, Inc., a biotechnology company. From 2000 to 2001, he was Chief Executive Officer of Nutri Logics, Inc., a consumer products company. Prior to joining Nutri Logics, from 1994 to 1999, he was Chief Executive Officer of Transcend Therapeutics, a biotechnology company. Concurrent with these positions, since 1999, Dr. Gomez has served as a Clinical Associate Professor of Pharmacology and Medicine at the University of South Florida, College of Medicine (voluntary faculty). His research career to date has focused on the clinical pharmacology of Hypertension, Hypokalemia, Hyperglycemia, Hyperuricemia and Hypercholesteremia drugs.

Karen Surplus. In June of 2006, Ms. Surplus joined us as our Chief Financial Officer and Principal Accounting Officer. From 2003 until that time, Ms. Surplus had served as a consultant to our Company. From 1999 to 2003, she was Chief Financial Officer of Digital Fusion, Inc., a public information technology company. Prior to that, she served as Chief Accounting Officer from 1995 to 1999 for PowerCerv, Inc., a public company, and controller for a subsidiary of Progress Energy, Inc. for eight years. Ms. Surplus is a certified public accountant, obtained a Bachelor of Science degree with an emphasis in accounting from Kansas State University, and earned a Masters degree from the University of Tampa.

AUDIT  COMMITTEE

We do not have a separate Audit Committee. Our full board performs the functions normally designated to an Audit Committee. Although we do not have an Audit
Committee, Ms. Surplus is our Audit Committee Financial Expert. She has an understanding of generally accepted accounting principles and financial statements and has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves. She also has over 20 years experience preparing and evaluating financial statements that had a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements. She has an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions. Because of her positions as Chief Financial Officer, Ms. Surplus is not "independent" with respect to the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 7, 2006 certain information concerning beneficial ownership of shares of our stock and the approximate percentage of shares of our stock owned by (i) each person known to us to own 5% or more of the outstanding shares of stock, (ii) each director and executive officer, and (iii) all directors and executive officers as a group.

Name  And  Address  Of            Amount  Of           Percentage  Of
Beneficial  Owner(1)       Beneficial  Ownership          Class  (2)
--------------------       --------------------         -------------
Tony  Frudakis                  21,562,829(3)                5.11%
Richard  Gabriel                23,000,000(4)                5.42%
Hector  Gomez                   19,886,000(5)                4.71%
Directors  and  Officers
as  a  Group  (3  persons)      64,448,829                  13.97%

(1) Unless otherwise noted, c/o DNAPrint genomics, Inc., 900 Cocoanut Avenue, Sarasota, FL 34236.

(2) Percentage of ownership is based on 403,598,874 shares of common stock outstanding on September 7, 2006.

(3) Represents 3,062,829 shares directly owned by Dr. Frudakis and 18,500,000 shares which may be acquired within 60 days by exercise of options.

(4) Represents 1,500,000 shares directly owned by Mr. Gabriel, 18,500,000 shares which Mr. Gabriel may acquire within 60 days by exercise of options, 1,000,000 shares directly owned by Ms. Tamborini, and 2,000,000 shares which Ms. Tamborini may acquire within 60 days by exercise of options. Mr. Gabriel and Ms. Tamborini are married.

(5) Represents 1,256,000 shares directly owned by Dr. Gomez, and 18,630,000 shares which may be acquired within 60 days by exercise of options.

                            DESCRIPTION OF SECURITIES

AUTHORIZED  CAPITAL

Our total number of our authorized shares of common stock is 1,500,000,000 with a par value of $0.01 per share. Additionally, we are authorized to issue 10,000,000 shares of Preferred Stock, of which 50,000 are designated Series A.

COMMON  STOCK

The holders of the common stock are entitled to receive, when and as declared by the Board of Directors, out of any assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

Upon the liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of common stock will be entitled to receive the assets of the Company in accordance with the provisions of the By laws. The common stock is not redeemable. The holder of each share of common stock shall have the right to one vote, and shall be entitled to notice of any stockholders meeting in accordance with the our Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law. There shall be no cumulative voting.

PREFERRED  STOCK

Each holder of a share of Series A preferred stock has the right to one vote for each share of common stock into which such holder's shares of Series A preferred stock could then be converted. The Series A preferred stock holders have the right to convert on the first day of the month after the month in which our filed registration statement (other than a registration statement on Form S-4, Form S-8 or any successor form thereto) with the Securities and Exchange Commission becomes effective. The other conversion dates are the first day of the fourth, seventh and a tenth month after the month in which such registration statement becomes effective. If on any conversion date, the conversion price would be less than $0.025 per share, we may elect to defer the conversion date to the first day of the next month. If, on such deferred conversion date, the conversion price would be less than $0.025 per share, we may again defer the conversion date to the first day of the next month. Upon such second deferred conversion date, the Series A preferred stock shall be converted without further deferral. Such conversion shall be effected at our office or any transfer agent for such stock, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the original Series A preferred stock issue price by the conversion price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The conversion price is the lesser of (i) eighty percent (80%) of the average of the five lowest daily volume weighted average prices of our common stock during the twenty (20) trading days prior to the conversion date, or (ii) eighty percent (80%) of the closing price of our common stock on the trading day prior to the conversion date. Each share of Series A preferred stock not previously converted shall automatically be converted, without the payment of additional consideration, into shares of common stock at the conversion price, as applicable, in effect on the date of and immediately prior to the last conversion date described above. The liquidation value is $10 per share.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of DNAPrint Genomics, Inc. Nor does any such expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our Articles of Incorporation eliminate liability of our directors and officers for breaches of fiduciary duties as directors and officers, except to the extent otherwise required by the Utah Revised Statutes and except where the breach involves intentional misconduct, fraud or a knowing violation of the law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

HISTORY

We initially incorporated under the laws of the State of Utah on January 3, 1983 as Lexington Energy, Inc. and subsequently changed our focus to human genome sciences. In connection with this change in focus, on July 15, 2000, we acquired DNAPrint Genomics, Inc. through the issuance of 9,600,000 shares of our common stock. After the acquisition, we focused on the discovery and development of our TruLine products - TruSeq, SNiPscan and TruSpin . We actively engaged in human identification analysis and used our proprietary TruLine products to reduce the cost of producing a genetic profile to less than 50% of the standard price. Our strategy was to sell our proprietary reagent to geneticists at universities, hospitals and commercial laboratories working on genotyping projects. The reagent kit was designed to save researchers money in reagent costs. Companies that sold the reagents, however, made advances in their own reagents, which lowered the cost and ultimately negated the benefit of using our products. The technology was thus abandoned.

In 2001, Dr. Tony Frudakis, our founder, teamed with other scientists to conduct research to develop new genomics products with consumer, forensic and pharmacogenomics applications. However, lack of funding limited the amount of research conducted. We implemented cost cutting measures to conserve cash. In spite of these hardships; we were able to continue our research and development efforts on a reduced and limited basis throughout most of 2002 and 2003. During 2002, our Board of Directors began a search for new leadership. After a search for a new CEO/President, Mr. Richard Gabriel agreed to accept the position without requiring immediate cash compensation. Because we did not have cash available to pay Mr. Gabriel's salary, he agreed to enter into an employment contract for one year that granted him 1,500,000 shares of our stock in lieu of immediate cash compensation.

As Chief Executive Officer and President, Mr. Gabriel agreed to seek additional executive management, particularly a Chief Financial Officer, a Chief Operating Officer and a Chief Medical Officer and to locate a firm to represent us in raising investment capital sufficient to build and sustain the business over the next 2-3 years. Mr. Gabriel and the new management team successfully completed these goals. Mr. Gabriel hired our Chief Financial Officer and Chief Operating Officer, Monica Tamborini, and our Chief Medical Officer, Dr. Hector J. Gomez. In May of 2003, Mr. Gabriel also convinced Ms. Tamborini and Dr. Gomez to agree to work initially without requiring immediate cash compensation. They agreed to enter into employment contracts with us for one year in return for stock grants of 1,000,000 and 1,250,000 shares respectively.

With executive management in place, we next developed a strategic plan to achieve our short term goal of securing financing and our longer term goals of growth and stability. Where prior management saw partnering and licensing arrangements as the way to success, new management's view was that growth would occur with proven success. Management has emphasized demonstrating that our current products are viable, and management believes the shortest path to that goal is through concentrating our initial sales efforts on the consumer and forensic markets. While we expect pharmacogenomics products to outperform other market products in the long run, their introduction to market has a longer time horizon and requires larger investments of time, personnel and capital before they produce revenue and generate cash flow.

Management sought investment bankers to represent us in our search for financing. In April 2003, we engaged an investment banking firm to assist us in our efforts to raise debt and/or equity capital. In December 2003, we successfully agreed to place $8,000,000 of our securities over approximately a 20-month period. Prior to completing this transaction, we had received funds from earlier private offerings. Together, these transactions gave us the critically required capital to fund our ongoing operations until our new financing was in place. In addition to the previously raised capital, management sought additional capital to fund expansion and acquisitions. Along with our investment bankers, we secured a commitment from Dutchess Private Equity
Partners, LLC for the sum of $35 Million over a 24-month period. We also negotiated to acquire a stake in Biofrontera, a privately held German Biotechnology company. Mr. Richard Gabriel and Ms. Monica Tamborini are common, non-voting shareholders of less than 1% combined ownership in Biofrontera AG. Mr. Gabriel was made aware of the opportunity to invest in Biofrontera AG and presented it to our Board of Directors and was given instructions to proceed with the investment opportunity.

Effective September 28, 2004, we agreed to acquire a majority interest in Biofrontera AG over a 24-month period for a purchase price of 20 million Euros. Prior to the closing of the transaction, however, we concluded that proceeding with the proposed acquisition was not in our best interest. Therefore, we terminated the Biofrontera agreement on February 18, 2005.

On July 8, 2005, we entered into an agreement to purchase, and simultaneously closed upon the purchase of, an equity interest in Biofrontera. We purchased the interest in Biofrontera from Technologie-Beteiligungs-Gesellschaft mbH, an instrumentality of the German government. The securities purchased were shares of Biofrontera's series A Preferred Stock, as well as certain debt instruments. On August 8, 2005, we converted the securities purchased into Biofrontera's common stock. We paid approximately 1.8 million Euros ($2.1 million) for our interest in Biofrontera. On September 19, 2005, we paid an additional 98,245 Euros ($121,000) for an additional 98,145 shares of Biofrontera common stock increasing our ownership of Biofrontera to approximately 18%. In connection with the transaction, two of the members of our Board of Directors, Richard Gabriel and Hector Gomez, were retained on the Biofrontera board. In addition, to induce the shareholders of Biofrontera to consent to our investment in Biofrontera, we entered into a put agreement with another Biofrontera shareholder, Heidelberg Innovation. Pursuant to this agreement, if by December 31, 2005 Biofrontera had not completed an offering of debt securities for at least 10 million Euro, Heidelberg Innovation could have required us to purchase its ownership interest in Biofrontera of approximately 49% for 1.6 million Euro (approximately $1.96 million). During September 2005, Biofrontera completed its debt securities offering. Therefore, our put obligation to Heidelberg Innovation was terminated. At that time, the board seat previously held by Hector Gomez was filled by a representative of the debt securities group. In March 2006, Biofrontera announced that it intends to undertake a public offering of equity securities during 2006-2007.

We acquired Trace Genetics late in the second quarter of 2005. Trace Genetics brought two new complementary technologies to our autosomal testing for determining the percentage of a person's ancestry: Y-chromosome testing for tracing ancestry by following the direct paternal line and mitochondrial (mtDNA) testing for the direct maternal line. Trace also maintains one of the largest Native American mtDNA databanks in North America. Other similarly large databases are controlled by groups such as the Sorensen foundation, various Native American foundations and tribes, and some Universities.

On October 12, 2005, we formed DNAPrint Pharmaceuticals, Inc., a wholly-owned pharmaceutical subsidiary focused on personalized medicine.

On October 25, 2005, we acquired all of the stock of Kenna Technologies, Inc. Kenna develops software and related technologies for building computational models that mimic complex biological systems. We expect that Kenna's computational models will become key components for our development of more effective therapies and diagnostic products. In acquiring Kenna, we also gain access to Kenna's BoneFusion and CellCycleFusion models, which simulate bone remodeling processes and molecular pathways. These pathways are common targets of current cancer therapies. We exchanged 1,500,000 shares of our common stock for all the outstanding shares of Kenna. In addition, we hired certain key employees of Kenna, including Drs. Barbara Handelin and Tandy Herren, who will support the clinical development of our pharmacogenomics products with simulations to help design optimal clinical trials.

On November 30, 2005, we acquired certain assets used in the drug and diagnostic discovery business of Toronto-based Ellipsis Biotherapeutics Corporation. We formed a wholly-owned Canadian company, also named Ellipsis Biotherapeutics Corporation to operate these assets. Ellipsis performed contract SNP genotyping for academic centers, hospitals, human health care corporations and biotech companies. Its diverse services include human, plant and animal analyses.

The acquired assets consist of Ellipsis' operating assets, including genotyping equipment, automated sample preparation devices, DNA preparation, measurement and amplification technologies, laboratory equipment, computers and office supplies related to these activities, the corporate premises, name and logo and certain intellectual property and committed contracts. We anticipate that the Ellipsis assets will assist with clinical genomics and genotyping. In consideration for the Ellipsis assets, we issued 6,500,000 shares of our common stock and assumed certain liabilities in the approximate amount of $600,000. Dr. Laurence Rubin has agreed to continue managing the operations in Toronto.

RESEARCH  AND  DEVELOPMENT

The primary objective of our near term research and development efforts in pharmacogenomics will be to expand our library of predictive drug response tests to include multiple therapeutic areas including commonly used FDA approved drug therapies. Although our products are diverse and address different market areas and needs, the base technology is the same. Research in one area often provides benefit to our other products.

In 2004, we conducted research for enhancements to DNAWitness. The research included much needed sample collection for our eye and hair color studies. As a result of our past research, in early June of 2004, we introduced a new tool to our forensic customers. We compiled a volunteer photo database that we can use to help investigators visualize the DNA donor. This new tool augments the effectiveness of our product, DNAWitness. During the third quarter of 2004, we completed work on our eye color service, RETINOME , and EURO-DNA , a service that allows customers to determine their Northern European, Mediterranean, Middle Eastern and Indo European ancestry and introduced them to the market. We continue our research work on STATINOMETM and ace inhibitor projects. We also, in conjunction with researchers at the Moffitt Cancer Center, continue work on OVANOMETM and other identified cancer projects. We continue to evaluate and analyze our preliminary results and to extend those results to other patients' samples for Taxol, Statins, and Ace inhibitor work. Our work in forensics is continuing to expand the physical descriptors that can be derived from crime scene DNA samples. Our research also continued in hair color, skin shade, and we carried on work to improve our recently introduced eye color predictor model. Additionally, we continue to collect volunteer photo database samples and will incorporate those new samples into our forensic photo database array in the near future.

During 2005, we began our work on EPO with Beth Israel Deaconess Medical Center and Dr. Arthur Sytkowski, a director at Beth Israel. EPO is a glycoprotein naturally made by the body to stimulate red blood cell production; the currently marketed forms are manufactured using recombinant DNA technology and are used to treat anemia or low blood cell count.

Also during 2005, we entered into an agreement with Dr. Mark Froimowitz to develop a series of methylphenidate analogs or Ritalin-like compounds targeting the clinical development of enhanced pharmaceuticals for the treatment of drug addiction, attention deficit hyperactivity disorder and depression.

STRATEGIC  ALLIANCES

Moffitt  Cancer  Center
-----------------------

During 2006, our OVANOME technology is under development with researchers at the Moffitt Cancer Center in Tampa, Florida, and we are in the midst of completing an initial 80 person trial under an approved Internal Review Board, or IRB, which approves all clinical trial related work at the center. We are also enrolling an additional 200 subjects to further validate and support the data we obtained in our earlier trial.

Beth  Israel  Deaconess  Medical  Center  License  Agreement
------------------------------------------------------------
Effective April 4, 2005, we entered into a license agreement with Beth Israel Deaconess Medical Center, a Massachusetts nonprofit corporation, to develop a new, more potent and longer acting form of the anemia drug Erythropoietin, or EPO.

EPO is a glycoprotein naturally made by the body to stimulate red blood cell production. The currently marketed forms are manufactured using recombinant DNA technology and are used to treat anemia or low blood cell count. Under the agreement, Beth Israel has granted us an exclusive license to United States and foreign patents related to certain forms of EPO. We have the right to develop, use, market and sell products derived from the licensed patents.

In exchange for the license, we paid Beth Israel a $25,000 signing fee and agreed to make certain milestone payments linked to their progress in developing marketable products from the licensed technology. The total of payments, if all milestones are reached, is $2,150,000. The milestone payments are nonrefundable. Up to $200,000 of this amount is creditable against future royalties. In addition to the milestone payments, we must also pay Beth Israel an annual royalty of 4% of the net sales of all products developed from the licensed technology. A minimum royalty payment of $100,000 a year is due upon the commencement of commercial sales in any territory worldwide.

Consulting  Agreement  With  Dr.  Arthur  Sytkowski
---------------------------------------------------

Effective August 1, 2006, we entered into a consulting agreement with Dr. Arthur Sytkowski, the Director of Beth Israel, to consult on the development of a new, more potent and longer acting form of EPO. On September 1, 2005, we entered into a new consulting agreement amending and restating the existing consulting agreement. Under the amended consulting agreement, Dr. Sytkowski has agreed to perform certain consulting services, including advising on medical, regulatory and patent issues, training personnel and providing assistance with EPO research and development. In exchange for the services, we will pay Dr. Sytkowski $10,000 a month for twelve months, five annual incentive payments of $25,000 each, and certain milestone payments linked to our progress under the Beth Israel license in developing marketable products from the licensed EPO technology. The total of all payments to Dr. Sytkowski under the agreement, assuming all milestones are reached, is $370,000. The milestone payments will be reduced - dollar for dollar
- to the extent Dr. Sytkowski receives payments from Beth Israel relating to the same milestone events under the Beth Israel license.

Collaborative  Research  Agreement  With  Beth  Israel
------------------------------------------------------

Effective July 1, 2006, we entered into a collaborative research agreement with Beth Israel Deaconess Medical Center. Under the terms of the agreement, Beth Israel is providing four researchers to us, for a period of one year to conduct certain research work related to our EPO research. The total cost per the amended agreement is $593,436.

Consultant  Agreement  With  Member  Of  Our  Scientific  Advisory  Board
-------------------------------------------------------------------------

During May 2005, we entered into a one-year agreement with our Scientific Advisory Board member, to continue collaboration with us to develop commercial tests for genetic ancestry and particular physical phenotypes. We have agreed to compensate this consultant with quarterly payments of $4,000 and 2,500 shares of our common stock. The term of this agreement is one year with automatic renewals each year unless either party provides written notice of its intent not to renew within thirty days prior to the annual anniversaries of this agreement. During May 2005, we also entered into a license agreement with this consultant. This license will remain in force in perpetuity as long as we are not in default of the agreement. We agreed to provide the consultant with a number of shares of our common stock equal to 2.5% of the net revenues derived from a product and any subsequent versions of the products developed with his help.

License  Agreement  With  Dr.  Mark  Froimowitz
-----------------------------------------------

On October 25, 2005, we entered into an exclusive licensing agreement with Dr. Mark Froimowitz to develop a series of compounds targeting the clinical development of enhanced pharmaceuticals for the treatment of drug addiction, attention deficit hyperactivity disorder, or ADHD, and depression. The licensed compounds are analogs of Ritalin, a well-known drug used for treatment of ADHD. The analogs are designed specifically to have a slow onset and increased half-life in the bloodstream, thus reducing a patient's required daily dosage and the potential for drug abuse. We have the exclusive right to develop, use, market and sell products derived from the licensed compounds. We are obligated to pay the licensor a two percent quarterly royalty fee on the net sales of products covered by the license. Minimum annual maintenance fees of $25,000 are required for the license term, but will be deducted from royalties. Additionally, the license requires progress payments of up to $275,000 upon the successful development and approval of licensed products. The license's initial five year term is supplemented by options capable of extending the license term for up to twenty years.

License  Agreement  With  Harvard  Medical  School
--------------------------------------------------

On January 24, 2006, we entered into an exclusive license agreement with Harvard College through the Laboratory for Translational Research at Harvard Medical
School. The Harvard License provides for sponsored research and the clinical development and commercialization of a diagnostic test targeting early identification of the population at risk of developing vascular diabetic complications. The research will be conducted under the supervision of Dr. Jose Halperin. The sponsored research payments total approximately $2.5 million and will be paid in quarterly installments of approximately $208,333 over approximately three years.

Under the Harvard License, we have the exclusive right to develop, market and sell products and services derived from the research. We must pay the Licensor a six percent royalty on the net sales of products and services covered by the License and thirty percent of all non-royalty sublicense income. We are also required to pay escalating minimum annual license maintenance fees totaling
$850,000 through January 1, 2012. We are obligated to make annual license maintenance fees of $250,000 through the Harvard License term, but, beginning January 1, 2013, the annual license fee of $250,000 is credited against royalty payments. Additionally, we paid the Licensor previously incurred patent costs of approximately $100,000 upon the execution of the License, and are responsible for paying the costs associated with patent application, maintenance and prosecution during the License term.

Research Sponsorship Agreement With Massachusetts College Of Pharmacy And Health
--------------------------------------------------------------------------------
Sciences
--------

In January 2006, we entered into a research sponsorship agreement with the Massachusetts College of Pharmacy and Health Sciences, under which Dr. Mark Froimowitz will lead a research project that relates to the compounds that we license from him. The area of research is the synthesis and testing of monoamine transporter inhibitors as possible human medications for drug abuse, for attention deficit hyperactivity disorder, and for depression. The specific research covered by this agreement is the synthesis of quantities of compounds sufficient for animal testing, including developing methods for the resolution or chiral synthesis of compounds. We will pay a total of $300,000 to Massachusetts College of Pharmacy and Health Sciences for this research work which will be paid in monthly installments of $25,000 over one year. We will acquire all intellectual property associated with the research results.

KBI  BioPharma
--------------

During late March 2006, we entered into a services agreement with KBI BioPharma for the production development of our EPO product. The total estimated price is $2,840,000.

THE  PHARMACOGENOMICS  MARKET

A 1998 study of hospitalized patients published in the Journal of the American Medical Association reported that in 1994, adverse drug reactions accounted for more than 2.2 million serious cases and over 100,000 deaths, making adverse drug reactions (ADRs) one of the leading causes of hospitalization and death in the United States. As noted by Ross and Ginsburg in the American Journal of Clinical Pathology, "As many as 20% to 40% of people receiving pharmaceutical agents may be receiving the wrong drug."

Currently, there is no simple way to determine whether people will respond well, badly, or not at all to a medication; therefore, pharmaceutical companies are limited to developing drugs using a "one size fits all" system. This system allows for the development of drugs to which the "average" patient will respond. However, as the statistics above show, one size does not fit all, sometimes with devastating results. As discussed at the March 11, 2006 American Society for Clinical Pharmacology and Therapeutics Conference by Janet Woodcock, M.D. Deputy Director of the FDA, the American medical system cannot afford to continue to ignore the obvious variability in how individuals respond to most drugs. There is increasing obligation for the pharmaceutical industry - and the regulatory oversight agencies - to use all available knowledge and technologies to accelerate the development of drugs that can be prescribed with better understanding of which patients can safely take which medicines that also will be effective treatment from them. Dr. Woodcock also said:

"At the FDA, we currently see only a trickle of applications containing pharmacogenomic information, but we expect this trickle to become a flood over the next five years. And this is only good news for patients and their families. For the first time, physicians will have a chance to treat people as individuals, not as members of a "population." We will also be able to treat patients based on the actual biology of the disease--not just according to their symptoms. People often have similar symptoms, but actually have very different underlying diseases that need different treatments. The pharmacogenomics revolution gives us a chance to sort this out and to treat people with the kind of therapy that's appropriate for them, personally. This gives all of us the chance to fulfill the promise of all the discovery and all the investment in biological science that's been going on during the last 30 years. And it will really help and enhance the health of all Americans."

Testing individuals to predict their genetic pre-disposition to drug response is known as pharmacogenomics. The term comes from the words pharmacology and genomics and is thus the intersection of pharmaceuticals and genetics. Pharmacogenomics enables physicians to tailor drug therapies (formulation and dosage) for individuals based on their genetic composition. By using predictive response genetic testing, rates of therapeutic success (known as treatment efficacy) are increased, and ADRs are decreased. Pharmacogenomics combines traditional pharmaceutical sciences such as biochemistry with annotated knowledge of genes, proteins and single nucleotide polymorphisms known as SNPs. According to Human Genome Project Information, Pharmacogenomics (www.ornl.gov/sci/techresources.Human_Genome/medicine/pharma.shtml),
Pharmacogenomics  is  anticipated  to  provide  the  following  benefits:

- More powerful medicines that are targeted to specific diseases. This will maximize therapeutic effects and decrease damage to nearby healthy cells.

- Better, safer drugs the first time by analyzing a patient's genetic code or important segments of the patient's code versus trial and error prescribing based on reviewing the impact of a drug after a patient takes it.

- More accurate methods of determining appropriate drug doses not based only on a patient's weight or body mass but also based on the patient's metabolism. This will maximize the therapy's value and minimize the chance for overdose.

- Improvements in the drug discovery and approval process because trials are targeted for specific genetic population groups providing a higher chance of success. This can reduce costs of trials and risk of poor side effects. Previously failed drug candidates might be revived if they can be matched appropriately with a specific population.

- Decreases in overall cost of health care because of reduced ADRs, reduced failed drug trials, shortened FDA drug approval timeframes, limited treatment duration because the drug is more effective, linked to early detection and resulting in better preventative care.

The major barrier to pharmacogenomics progress is complexity of the research efforts that are still in early stages of finding gene variations that affect drug response. Millions of SNPs must be potentially identified and analyzed to see if they affect drug responsiveness. Additionally, many genes work in combination and thus, understanding the impact of combinations of SNPs will be critical. Unfortunately, this effort is also time consuming and expensive.

In November 2003, the FDA issued "Guidance for Industry Pharmacogenomic Data Submissions." We believe that, in this guidance, the FDA offers support for pharmaceutical companies developing drugs using genetic testing and genomic research for drug approvals. Under the guidelines, if a genetic test is new or is not widely accepted, then its use is `voluntary' to the drug's submission. If a test is `validated and accepted' then the guidelines suggest its inclusion in the submission. In both cases, our products and services can provide a valuable tool for drug development. We can help identify patients who might not respond favorably to a new medication, either by failure to gain the intended treatment objective or by expression of an adverse reaction, and thus eliminate those patients from the treatment or clinical trial. This testing could improve the drug's efficacy statistics because there may be fewer non-responders in the trial and reduce its toxicity profile because there would be fewer individuals who have an adverse drug reaction. This testing may increase the likelihood that the drug meets FDA requirements and gains market approval.

OUR  PHARMACOGENOMICS  PRODUCTS

At the annual shareholder meeting in June 2006, Dr Hector J. Gomez, the Chairman of our Board of Directors, announced that we will focus on leveraging our expertise in DNA technology into the development of particular test/drug combinations, called theranostics. Theranostics is defined as the clinically-targeted integration of diagnostics and therapeutics according to Current Drug discovery September 2002. We believe theranostics adds value to the clinical trial process, improves the real-time treatment of disease, and makes treatment more cost-effective.

In October 2005, we created a new subsidiary, DNAPrint Pharmaceuticals, to focus on delivering diagnostic and theranostic products to the market in support of pharmacogenomic opportunities. We are developing several Theranostics Projects. The following table contains our diagnostic products that are in development as of August, 2006

THERANOSTICS  INDICATION

PT-401                 Anemia  -  Renal  Failure
PT-501                 ADHD
PT-502                 Drug  Addiction
PT-503                 Depression

PT-401 Anemia - Renal Failure: As announced on March 14, 2006, tests of our Super EPO dimer in animal models of anemia showed that it was several times more effective and longer acting than the currently available erythropoietin. In vitro testing in cell cultures revealed significant positive biological activity. In addition, in vivo testing in mice demonstrated robust stimulation of red blood cell production. Further analytical testing showed unique biochemical properties that distinguish it from currently marketed red blood cell growth stimulating drugs.

PT-501 ADHD, PT-502 Drug Addiction, PT-501 Depression: In January 2006, we entered into a Research Sponsorship Agreement with the Massachusetts College of Pharmacy and Health Sciences for the potential development of compounds as possible medications for drug abuse, attention deficit hyperactivity disorder and depression.

OUR  DIAGNOSTIC  PROJECTS

We currently have the following diagnostic projects under development as of September 2006:

DIAGNOSTICS            INDICATION

OVANOME               Ovarian  Cancer
STATINOME             Safety  of  Statins
DIABETES-CD59         Pre-diabetes  Diabetic  Complications
PONV                  Post-Operative  Nausea  and  Vomiting

Ovanome: During 2005, we began a study with Genomics Collaborative Division of Seracare Life Sciences Inc. Samples have been received from them and used to conduct a validation of the test. This has advanced the development and improved the quality of the diagnostic test.

Statinome: During 2005, we began a study with Genomics Collaborative Division of Seracare Life Sciences Inc. that also included the statinome program. Samples have been received from them and used to conduct a validation of the test. An abstract was presented at the last meeting of the American Society of Clinical Pharmacology and Therapeutics (March, 10, 2006 in Baltimore). Also, a paper has been prepared and submitted for publication.

Diabetes C59: On January 24, 2006, we entered into an exclusive license agreement with Harvard College through the Laboratory for Translational Research at Harvard Medical School. The Harvard License provides for sponsored research and the clinical development and commercialization of a diagnostic test targeting early identification of the population at risk of developing vascular diabetic complications. The research will be conducted under the supervision of Dr. Jose Halperin.

PONV is a diagnostic test that will assist in selecting appropriate anesthesia and pain management treatments. There is increasing evidence that certain individuals may have a predilection to nausea and vomiting in response to routine anesthesia and certain post operative pain medications. On average, 50% of individuals undergoing routine, non-abdominal surgery under general anesthesia will experience post operative nausea, and 30% or more will have vomiting in recovery that requires drug therapy to prevent complications.

OUR  GROWTH  STRATEGIES  IN  THE  PHARMACOGENOMIC  MARKET

By leveraging our proprietary technologies, we believe we are positioned to serve the growing compliance and operational needs of pharmaceutical companies and institutional researchers. We will continue to seek product and market relationships that expand and enhance our ability to apply our technology to existing medications or new medications, improving drug efficacy and reducing patient side effects by better understanding the genetic makeup of individuals. We believe the future of drug development and drug approval as outlined by recent FDA writings will force the industry to recognize smaller market opportunities with higher efficacy profiles and significantly reduced or diminished side effects.

We will continue work on OVANOME(TM), a Taxol screening diagnostic test, and STATINOME(TM), a test for the cardiac drug market, which are both currently under development. Our OVANOME technology is under development with researchers at the Moffitt Cancer Center in Tampa, Florida, and we are in the midst of completing an initial 80 person trial under an approved Internal Review Board, or IRB, which approves all clinical trial related work at the center. We are also enrolling an additional 200 subjects to further validate and support the data we obtained in our earlier trial. We will continue to explore joint venture opportunities, particularly within the pharmacogenomic segment, in order to potentially expand our position within the pharmaceutical market. A major goal of our joint venture program is to seek opportunities for a drug pipeline acquisition. Our recent licensing of a 'Super' Erythropoietin (EPO) molecule from Beth Israel Deaconess Hospital is a step forward in that direction. We plan to combine our ability to screen patients and track patient response to the standard form of EPO when compared to our newer, 'Super EPO'. We believe this will improve our clinical efficacy and reduce the unwanted side-effects of standard EPO treatment for anemia.

In October 2005, we acquired Kenna Technologies. Kenna develops software and related technologies for building computational models that mimic complex biological systems. By acquiring Kenna, we also gained access to Kenna's BoneFusion and CellCycleFusion models, which simulate bone remodeling processes and molecular pathways. These pathways are common targets of current cancer therapies. Utilizing these models may lead to shorter drug development timelines and thus reduced costs as they help in the design of optimal clinical trials. Computational models, developed with our proprietary methods test multiple complex scenarios of dosing, patient factors, disease progression over time, genetic variation in drug response and can provide insight into the potential outcomes of long term treatments which are too costly to test in human studies. We are currently using these models with respect to the PT-401 Super EPO project and will use these and other models in our research and development of our products. We also hired certain key employees of Kenna, including Drs. Barbara Handelin and Tandy Herrin, who will support the clinical development of our PT-401 with simulations to help design optimal clinical trials.

THE  FORENSICS  MARKET

Testing DNA from a crime scene to create a physical profile is a new market based on evolving technologies. Common hereditary traits such as skin pigmentation, eye color, hair color, earlobe attachment and height can theoretically be predicted through analysis of DNA sequences. We believe that we are the first to use DNA gathered as evidence from a crime scene to successfully predict the donor's continental genetic origin and linking that to our photo-database gallery, providing law enforcement officers with a general description of the donor.

There are approximately 1,200,000 reported incidents of violent crime (rape, robbery, and aggravated assault) in the U.S. each year. In the vast majority of violent crimes, DNA evidence is left at a crime scene or on a victim's body. Of these 1.2 million reported incidents, only about 600,000 cases result in arrests. Forensic DNA tests can enable a greater degree of success in prosecuting violent criminals.

OUR  PRODUCTS  FOR  THE  FORENSICS  MARKET

We created DNAWitness 2.5 for the forensics market. Law enforcement officers use this testing service to determine genetic heritage from DNA samples obtained from crime scenes, saving time and money by narrowing the list of potential suspects. Current forensic DNA products in the market act like a fingerprint and can only be used to match DNA specimens. To our knowledge, DNAWitness is the first forensic product that provides predictive capability. DNAWitness provides the percentage of genetic make up amongst the four possible groups of Sub-Saharan African, Native American, East Asian, and European. When appropriate, DNAWitness allows for a breakdown of the European ancestry into four components: Northwestern European, Southeastern European, Middle Eastern and South Asian. The results of these tests can be very useful for inferring certain elements of physical appearance.

In 2005, DNAWitness was used in approximately 100 cases. The Louisiana Serial Killer Case was one case where the use of DNA Witness was considered a major contributor to identifying the killer who has since been convicted and sentenced. This case was featured at an educational workshop for law enforcement at the American Academy of Forensic Scientists in February 2006. Additionally, DNAWitness received national attention when police made an arrest in a case involving the double murder of two women in Napa, California, after narrowing down a list of potential suspects. The test eliminated an entire group of individuals who worked and lived in the Napa Valley area as potential suspects. Initial DNAWitness 2.5 customers include medical examiner's offices, special task forces, sheriffs' departments, and district attorney's offices from various cities. Initial response from preliminary application of this forensics version to various high profile criminal cases has been promising.

During July 2005, we expanded our DNAWitnessTM product suite which now includes:
DNAWitness 2.5 -- Tests crime scene DNA to assist detectives, forensic scientists and medical examiners in corroborating eyewitness reports and confirming suspect identities. DNAWitness 2.5 provides a BioGeographical Ancestry report that includes a photo database for reference samples of individuals. Reported ancestral origins are Sub-Saharan African, Native American, East Asian and Indo-European.

EUROWitnessTM 1.0 -- Tests crime scene DNA to determine more specific geographic origins if the test sample ancestry is 50% or more Indo-European. EUROWitness
1.0 provides a BioGeographical Ancestry report that includes relative percentages of Northwest European, Southeast European, Middle Eastern or South Asian.

RetinomeTM -- A predictive test for individual eye color from DNA. RETINOME predicts eye color if the sample is 50% or greater European ancestry as to whether eye color is blue, mostly blue, brown or mostly brown. A representative eye photo database is also provided along with relevant photo database pictures of the individual references.

STR-WitnessTM -- A genetic "matching" used as a bar code to track and report the samples. STR-Witness is the same test used for determining an individual's identity from an available DNA sample. Crime labs run this test to screen the Federal Bureau of Investigation's Combined DNA Index System (CODIS) database for possible matches.

DNAWitness-YTM -- A Y-chromosome test that determines the direct paternal ancestral lineage from the male sex chromosome. DNAWitness-Y can be used as an identification tool in cases where a mixture of male and female samples exists.

DNAWitness-MitoTM -- A mitochondrial DNA test that examines ancestral lineages along the maternal line. DNAWitness-Mito can be used as an identification tool when other DNA testing fails to yield results or the DNA sample is too deteriorated.

GROWTH  STRATEGY  IN  FORENSICS

We are investigating avenues to encourage federal, state and local governments, crime laboratories and law enforcement agencies to use DNAWitness to help solve cold cases, current serial killer cases and other violent crimes. By using DNAWitness on a routine basis, witness information can be corroborated, and where no witness is present, DNAWitness can provide a "fuzzy sketch" of the persons who left evidence at a crime scene, possibly reducing the cost and delay inherent to unguided investigation of a large pool of potential suspects Our 2006 and 2007 plans include seeking American Society of Crime Laboratory Directors or "ASCLD" accreditation of our laboratory for forensics work tied to court testimony. Once accredited, either through acquisition of another forensic operation or development of our own operation, we will also be able to offer conventional DNA testing to our clients. Accreditation would allow us to capture a greater portion of this market and to offer a full range of services to our clients. We continue to go to trade shows to increase the awareness of our products with the law enforcement community.

THE  CONSUMER  PRODUCTS  MARKET

The consumer genealogy market is fueled by a natural desire to understand our family lineage and our genetic heritage. The total world market is currently estimated at $75 million and is expected to grow 5% annually. There is also a market for paternity and other tests related to family lineage. We serve both of these consumer markets through direct sales and independent distributors.

OUR  PRODUCTS  FOR  THE  CONSUMER  PRODUCT  MARKET
We were one of the first companies to offer DNA tests that predict genetic heritage for this market. Additionally, to the best of our knowledge, we offer the only pan-chromosomal assay for genetic ancestry which provides information on a person's maternal and paternal lineages.

Our genealogy product, ANCESTRYbyDNA 2.5, provides an inference of an individual's genetic ancestry or heritage. ANCESTRYbyDNA 2.5 carefully selects and analyzes certain genetic markers from the human genome which are more prevalent in people from one continent versus another. Using complex statistical algorithms, ANCESTRYbyDNA 2.5 can determine which of the major bio-geographical ancestry groups, Sub-Saharan African, European, East Asian or Native American, a person belongs. The genetic test can also determine the relative percentages of these ancestry groups which are present in cases of people of mixed background. We market this product to individuals or groups interested in understanding their lineage or learning more about their genetic ancestry.

We introduced EURO-DNA 1.0 in the marketplace in late 2004. The EURO-DNA 1.0 product measures European sub-ancestry. "European" ancestry, as determined by ANCESTRYbyDNA 2.5, refers to a type of ancestry shared by people who derived from the Middle East some 50,000 years ago and spread to occupy Europe, the Middle East, parts of Eurasia and South Asia. EURO-DNA 1.0 breaks the European ancestry into 4 groups, reporting individuals' ancestral percentages for each of the following: Northwestern European, Southeastern European, Middle Eastern and South Asian.

In June 2005, we acquired Trace Genetics, an identity genomics company located in Richmond, California. The company had three ancestry tests that were added to our family of tests. They include:

1. "Ancestry Mito" mtDNA Test which traces the origin of the customer's direct maternal line (mother's mother's mother). There are 30 major maternal lineages (haplogroups) that have been identified worldwide.

2. Native American mtDNA test which tests the customer's mtDNA sequence against the Native American mtDNA database to see if we can make any tribal matches when the customer is one of 5 haplogroups that are Native American in origin.

3. "Ancestry-Y" SNP which traces the origin of the customer's direct paternal line (father's father's father). There are 18 major paternal lineages (haplogroups) that have been identified worldwide. Two of the 18 haplogroups are found in Native American populations (Q, C). This test includes these two haplogroups.

GROWTH  STRATEGY  IN  CONSUMER  PRODUCTS

We currently have seven distributors that sell our consumer products. We use our distributors as well as Internet and paper-based publication advertising (i.e. through Google and Family Tree magazine) to grow sales of our consumer products. Our consumer sales volumes seem to increase when we are featured in articles and television spots. We have been featured in multiple local and national publications and television programs. We will continue to strive to get the article and television spot coverage as well as pursue other avenues of marketing. Our consistent sales come through our distributors. We will also continue to pursue adding distributors to increase our sales volume of our consumer products.

                     THE CONTRACT SERVICE OUTSOURCING MARKET

Contract genotyping is the process of reading a genetic sequence and identifying differences in the sequence letters. This information helps researchers understand how human differences are expressed at the gene level. We provide universities and drug discovery companies the ability to outsource some or all of their research needs for genotyping. The pharmaceutical and drug discovery segments of the outsourcing market continue to grow.

OUR  GENOTYPING  SERVICES

We provide services that range from sequencing and genotyping to the entire process of SNP discovery to large industrial customers. Contract genotyping is the process of reading a genetic sequence and identifying differences in the sequence letters. For example, in comparing diseased tissue with normal tissue, we are able to see the differences in the sequence letters. This information helps researchers understand how human differences are expressed at the gene level. They can then search for and develop preventative treatment and effective therapeutic courses to alleviate disease symptoms.

A critical factor to the success of research and development of pharmacogenomics assays is the ability to do high through-put genotyping. To this end, we acquired certain assets from a Canadian company and formed our subsidiary Ellipsis. Ellipsis has a Beckman-Coulter SNPstream that is capable of using a new 48-plex system, which allows for greater capacity of SNP testing at less cost. We currently have a total of three SNPstream machines enabling us to offer testing services that can validate markers at high volumes, which is especially useful in the later stages of drug and diagnostics development during large clinical trials.

Ellipsis also has an Illumina Beadstation 500G system, which also runs very high capacity analysis. The Illumina system is 50 to 100 times higher capacity but is not as efficient from an expense perspective at lower numbers of SNPs making the Illumina a more ideal research tool in screening whole genomes across hundreds of thousands of SNPs.

These platforms enable us to do a variety of testing of DNA samples for pharmacogenomic efforts as well as generating revenue from projects for academic and business organizations. Ellipsis has extensive experience working with DNA samples from a variety of sources and projects, including agricultural to human disease applications.

GROWTH  STRATEGY  FOR  CONTRACT  GENOTYPING

We continue to pursue customers within the contract genotyping market. To date, our customers have come to us either through client referrals or our general website. In the future, we plan to concentrate our genotyping services on specific diseases, including cancer, neurological disorders, and heart disease. By concentrating on specific diseases, we hope to develop an expertise that will attract customers in those areas requiring external assistance and additional research capacity. Through this strategy, we will continue to build our reputation as a reliable and cost effective supplier of high quality data.

INTELLECTUAL  PROPERTY

Trademarks
----------

We regard our trademarks, copyrights, domain names, trade dress, trade secrets, proprietary technologies, and similar intellectual property as important to our success, and we rely on trademark, and copyright law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners, and others to protect our proprietary rights. We have licensed in the past, and expect that we may license in the future, certain of proprietary rights, technologies or copyrighted materials, from third parties and we rely on those third parties to defend their proprietary rights, copyrights and technologies.

We claim common law trademark rights to the marks DNAPrint, DNAWitness, EURO-DNA and ANCESTRYbyDNA.

Patent  Applications
--------------------

We have filed claims for international and domestic patent protection. The patents, if issued, will help ensure protection of our bioinformatics platforms, analytical software, genome maps and genetic classifiers in forensic, consumer products, and pharmacogenomics applications. The most significant patent applications cover the bioinformatics platforms and genome maps. Other applications describe the mathematical process of finding complex genetic information and the actual processes that find the gene variants responsible for specific complex genetic traits.

Five of our patent applications, Compositions of Pigmentation Traits, Single Nucleotide Polymorphisms Predictive of Paclitaxel Responsiveness in Cancer Patients, Compositions Inferring Ancestry, Compositions Inferring Statin Response, and Compositions Inferring Eye Color, have entered National Phases and are pending review and we believe, approval in the U.S. and designated countries. The pigmentation patent is important because it includes the methods and compositions for determining skin shade, eye color or any other pigmentation application. Our Statin patent application includes the use of method for determining a person's ability to respond favorably to a particular statin drug, not the class as a whole. We may also obtain data to support our claim for all statins and the use of our AIMs in the development of the assay. As discoveries warrant, we will continue to apply for future additional patents. Listed below are our current patent pending and granted applications.

Pending  and  Granted  Patent  Applications
-------------------------------------------
Efficient Methods and Apparatus for High-Throughput Processing of Gene Sequence Data .  US09/964,059
Methods for the Identification of Genetic. . . . . . . . . . . . . . . . . . . . . . .  US10/120,804
    Features for Complex Genetics Classifiers. . . . . . . . . . . . . . . . . . . . .  PCT/US02/38326
                                                                                        CA 2,468,961
                                                                                        EP 02794095.6
                                                                                        JP549497/2003
                                                                                        AU2002359549


Methods and Apparatus for use in Genetics Classification Including Classification Tree  US10/496,226
    Analysis                                                                            PCT/USO2/38309
                                                                                        CA2,498,570
                                                                                        EP02789948.3
                                                                                        JP550120/2003
                                                                                        AU2002352985


Methods and Apparatus for use in Complex Genetics Classification . . . . . . . . . . .  US10/495,962
    Based on Correspondence Analysis and Linear-Quadratic Analysis                      PCT/US02/41465
                                                                                        CA2,468,601
                                                                                        EP02789948.3
                                                                                        JP549549/2003
                                                                                        AU2002361871

Composition and Methods for the Inference. . . . . . . . . . . . . . . . . . . . . . .  US11/397,454
    Of Pigmentation Traits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  PCT/US02/16789
                                                                                        AU2002/312112
                                                                                        CA2,448,569
                                                                                        EP02739467.5
                                                                                        hk04109585.8
                                                                                        JP2003/500216

Compositions and Methods for Inferring . . . . . . . . . . . . . . . . . . . . . . . .  US10/188,359
    A Response to a Statin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  PCT/US02/20847
                                                                                        AU2002/316485
                                                                                        CA2,486,789
                                                                                        EP02746794.3
                                                                                        JP2003/509083

Single Nucleotide Polymorphisms and Combinations Thereof Predictive of . . . . . . . .  PCT/US02/38345
    Paclitaxel Responsiveness in Cancer Patients . . . . . . . . . . . . . . . . . . .  AU2002360452
                                                                                        CA2,468,312
                                                                                        EP02795709.1
                                                                                        HK05102575.4
                                                                                        JP2003-546736
                                                                                        US10/496,605

Compositions and Methods for Inferring  Ancestry . . . . . . . . . . . . . . . . . . .  US10/644,594
                                                                                        PCT/US03/26229
                                                                                        AU2003265572
                                                                                        CA2,496,155
                                                                                        EP03788685.0
                                                                                        JP2005-502072




Methylphenidate Analogs and Methods of Use Thereof . . . . . . . . . . . . . . . . . .  US11/256063
                                                                                        PCT/US2005/038030

Methods, Products and Treatments for Diabetes. . . . . . . . . . . . . . . . . . . . .  US 6,835,545 (Granted)
                                                                                        US 7,049,082 (Granted)
                                                                                        US10/870,342

Anti-Glycated CD59 Antibodies and Uses Thereof . . . . . . . . . . . . . . . . . . . .  US2004/019392

Multiplex Assays for Inferring Ancestry. . . . . . . . . . . . . . . . . . . . . . . .  331832-000045/WO

Compositions and Methods for Inferring an Adverse Effect in Response to a Drug . . . .  US05/41326

Markers and Methods for Accurate Estimates of Human Ancestry . . . . . . . . . . . . .

Methods and Compositions for Inferring Eye Color . . . . . . . . . . . . . . . . . . .  US10/589,291
                                                                                        PCTUS05/04513
                                                                                        EP05723003.9

Recombinant Human Erythopoietin with Altered Biological Activity                        US 5,614,184 (Granted)
                                                                                        US 6,489,293 B1 (Granted)


Production and Use of Recombinant Protein Multimers with Increased Biological Activity  US 6,242,570 (Granted)
                                                                                        US 6,187,564 (Granted)
                                                                                        PCT/US98/13944
                                                                                        AU PCT 732857
                                                                                        CA PCT 2,296,071
                                                                                        JP PCT 2000-502204
                                                                                        EPO PCT 98 93 4269.6

Modified Polypeptides with Increased Biological Activity                                US 5,580,853 (Granted)
                                                                                        US 5,747,445 (Granted)
                                                                                        PCT/US97/22503
                                                                                        JP PCT 10524930
                                                                                        US 5,919,758 (Granted)
                                                                                        US 6,107,272 (Granted)
                                                                                        PCT/US95/03242
                                                                                        EPO 0 751 959

COMPETITION

Numerous entities are attempting to identify genomic variation predictive of specific diseases and drug response and to develop products and services based on these discoveries. We face competition in these areas from pharmaceutical, biotechnology and diagnostic companies, academic and research institutions and government and other publicly-funded agencies, both in the United States and abroad, most of which have substantially greater capital resources, research and development staffs, facilities, manufacturing and marketing experience, distribution channels and human resources than do we. Our key competitors include, but are not limited to, PPGx, Inc., a leading international developer and supplier of research-based pharmacogenomics services and products which recently announced the launch of its GeneTrials(TM) Bioinformatics Platform. Also, large pharmaceutical companies have their own internal research and development efforts that could surpass or eliminate our technology from the market.

These competitors may discover, characterize or develop important technologies applying genomics before us or develop proprietary products and services that are more effective than those technologies that we develop. Additionally, these competitors may obtain regulatory approvals for their drugs and diagnostics more rapidly than we or our customers do, any of which could limit our ability to market effectively our products and services. If our patent applications are not awarded or if our competitors in the field of genetic research develop and receive approval of patents that supersede our applications, we could be forced to cease the development of our products, services and technologies. Some companies and governments are marketing or developing databases and informatics tools to assist participants in the healthcare industry and academic researchers in the management and analysis of genomic data. "Informatics tools" is a term used by scientists to describe software, computer programs or mathematical programs that analyze data sets or collected information that is stored in data files. Such computer programs can take an apparently meaningless block of numbers from a laboratory experiment and evaluate trends, look for statistical relationships and group or segregate the numbers according to their levels of importance to the scientist. They are tools to evaluate information. Our competitors have developed or plan to develop databases containing gene sequence, genomic variation or other genomic information and are marketing or plan to market their data to pharmaceutical and biotechnology companies or plan to make freely available their databases. These entities include, but are not limited to:

- Genaissance Pharmaceuticals: a provider of pharmacogenomic support services, including high-throughput sequencing, this company was recently acquired by another company called Clinical Data, Inc.

- Evolutionary Bioinformatics: Bioinformatics and genomics consulting, specializing in comparative genomics, functional genomics and model organisms.

- deCODE Genetics: Advanced bioinformatics and high throughput genotyping facility

-  Celera  Genomics:  Drug  discovery  systems  and  services.

- Cellular Genomics: A biotechnology company focused on the discovery and validation of novel drug targets.

- Correlogic Systems: Developing tools and processes for proteomic and genomic-based clinical diagnostic systems and new drug discovery.

- Epoch Biosciences: Technologies useful in genetic research, diagnostics, drug development, infectious disease detection, prenatal testing and population screening to assess risk of disease or to predict response to drugs.

- Eragen Biosciences: Designs, develops, and markets functional genomic and drug/diagnostic discovery platform products, and technologies to the pharmaceutical, biotechnology and agro-biology industries.

In addition, numerous pharmaceutical and biotechnology companies, either alone or in collaboration with our competitors, are developing genomic research programs that involve the use of information that can be found in these databases.

Genomic technologies have undergone, and are expected to continue to undergo, rapid and significant change. Our future success will depend in large part on maintaining a competitive position in the genomics field. Others may rapidly develop new technologies that may result in our test or technologies becoming obsolete before we recover the expenses that we incur in connection with the development of these products. Our developed proprietary products and services could become obsolete if our competitors offer less expensive or more effective drug discovery and development technologies, including technologies that may be unrelated to genomics.

We also compete in the forensic DNA testing market, consumer DNA products market and contract services outsourcing market. We have introduced new products in the last year and improved our flagship product, ANCESTRYbyDNA , part of the consumer DNA market, by upgrading it from 76 marker sets to 175 marker sets. Additionally, we have increased our ability to include DNA sampling from Northern European, Middle Eastern, Mediterranean and IndoEuropean by introducing EURO-DNA 1.0. However, sales have not improved as dramatically as expected perhaps due to an increase in pricing from $199 to $219 for ANCESTRYbyDNA and a combined price of $399 for inclusion of a EURO-DNA test along with the ANCESTRYbyDNA test.

In the consumer market, which is mainly supported by genealogy enthusiasts, we remain concerned that our potential reward from developing products will be limited by a sudden lack of interest. Our competitors include companies like:

o Sorenson Genetics - One of the larger suppliers of paternity and ancestry testing.

o DNA Testing Center, Inc. - A testing service for mitochondrial, paternity and y chromosome testing for the consumer market and forensics market as well. Either of these firms or other companies could create a product that is competitive to our products, and reduce our current sales volumes. Similarly, we have competitors in the field of forensics that includes the following companies and agencies:

o Orchid- The original inventors of Single Nucleotide Polymorphismanalysis machines and SNP technologies through its Orchid Cellmark division is considered one of the premier independent DNA testing laboratories in forensics. This competitor not only has the scientific background but the financial means and expertise to create a product that directly competes with ours in the forensics market.

o FSS- A United Kingdom based firm that processes nearly 85% of the UK's criminal DNA samples also has the ability to create a product that is competitive to our products and is exploring entering the U.S. market.

o Bode Systems, A division of Choicepoint - A significant competitor that, like FSS and Orchid has the ability to create and market a similar product to ours and eliminate us from the forensics market.

o FBI, Quantico Laboratories- The Federal Bureau of Investigation (FBI) has significant development resources and we believe they are contracting with Orchid and others to develop identity tests that will help them identify potential DNA donors from crime scene DNA. The bureau also invests federal research money on its own research to develop testing processes and procedures that it would approve for law enforcement.

o The National Institutes of Justice regularly provides grants to local and state police crime laboratories and University researchers that are competitive to our technology. We have applied for two grants and will continue to apply but have been rejected. In each application, despite the rejection, we have developed the proposed technology and brought it to the forensics market.

Forensic DNA and consumer DNA technologies have undergone, and are expected to continue to undergo, rapid and significant change. Our future success will depend in large part on maintaining a competitive position in these fields. Others may rapidly develop new technologies that may result in our tests or technologies becoming obsolete before we recover the expenses that we incur in connection with the development of these products. Our products and services could become obsolete if our competitors offer less expensive or more effective discovery and development technologies, including technologies that may be unrelated to genomics.

EMPLOYEES

As of September 6, 2006, we had twenty-four full-time employees. None of our employees are represented by a labor union. We consider our relations with our employees to be good. We plan to add additional staff as needed to handle all phases of our business.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION FOR THE YEAR ENDED
                                DECEMBER 31, 2005

The following discussion and analysis should be read in conjunction with the financial statements included in this prospectus.

CRITICAL  ACCOUNTING  POLICIES  AND  RESULTS  OF  OPERATIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that have a significant impact on the results we report in our financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Actual results may differ from these estimates under different assumptions or conditions. Below, we discuss this further, as well as the estimates and judgments involved.

ASSET  IMPAIRMENT

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In performing the review for recoverability, we estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. We estimate the fair value and the estimated future cash flows expected. Any changes in these estimates could impact whether there was impairment and the amount of the impairment. Since we are in the development stage, we do not have much history to determine our estimated cash flows. If we do not meet our targeted cash flows for our services and if the estimated disposition of the equipment is lower, this could result in a write-down of our equipment. Our equipment is very specialized equipment related to genomics research, and there probably will not be a large demand for our used equipment. The amount of our net fixed assets is the amount of the maximum risk if our assumptions were not correct. Each year the assets will have higher depreciation and the maximum risk will decrease correspondingly.

ALLOCATION  OF  RESEARCH  AND  DEVELOPMENT  COSTS

We allocate costs by identifying and directly expensing certain costs related to research and development and allocating certain other costs based on total labor effort that is estimated by management and employees. With some of these costs, a percentage of a total purchase order price is allocated to research and development. We base the labor time on time cards submitted each pay period by the employees. We record inventory for our raw materials. As raw materials are used, they are charged to research and development expense based upon actual usage for research and development. We continue to refine our process of identifying time associated with research and development. These refinements to estimates could increase or decrease our income statement expense categories of research and development, cost of sales and selling, general and administrative. As we hire employees, the department in which the employee is hired will have a direct impact on the allocation of administrative costs to research and development. For example if a person is hired in research and development, the allocation to research and development for other administrative costs will increase because labor effort percentage for research and development will have increased. If a person is hired in administration, the allocation to research and development for other administrative costs will decrease because the labor effort percentage for research and development will have decreased. Changes to these estimates could have a significant impact on the accrual and related compensation expense and/or deferred compensation.

ESTIMATION  OF  FAIR  MARKET  VALUE

We use the Black Scholes Option Model to determine fair market value in certain instances (i.e. to value warrants and the intrinsic value of the convertible debt and non-detachable warrants). The Black Scholes Option Model requires estimated assumptions in its computation. We estimate the assumptions used in each calculation based upon the transaction term and what we believe most appropriately reflects the transaction. If different estimates of the assumptions were used, it could result in different fair market value amounts being calculated. Additionally, various methods can be used to determine the fair market value of the warrant. If a different model were used besides the Black Scholes Option Model, it could result in different fair market value amounts being calculated.

DERIVATIVES

We have reviewed our contracts and financial instruments to determine what derivatives and embedded derivatives we may have. We have then reviewed these derivatives and embedded derivatives to determine if they should be recorded as equity or a derivative liability valued at fair value. Judgment is used to apply the criteria of Statement of Financial Accounting Standards No. 133 and No. 155 and Emerging Issues Task Force 00-19 to the derivatives. Also judgment and estimates are required to determine the fair value of the derivative liabilities and the fair market value of the financial instrument as a whole. Although we believe that the estimates and assumptions used are reasonable, actual results may differ from these estimates under different assumptions or conditions.

SUMMARY

Although we have been in existence for a number of years, management's efforts to develop our business have not yet resulted in significant revenues. We have chosen to focus on increasing sales volume in the consumer and forensic markets while continuing to develop products for introduction to the pharmacogenomics market. We intend to support research and development as a vital component of our overall growth strategy. Until (i) potential customers are familiar with our technology and products, which will come from continued research and development and proven market use, and (ii) we introduce our pharmacogenomics products, it is unlikely that we will generate significant revenue.

The following discussion of our historical financial results should be read against this background and in conjunction with the balance sheet as of December 31, 2005 and the financial statements as of and for the years ended December 31, 2005 and 2004.

REVENUES  AND  COST  OF  SALES

For the years ended December 31, 2005 and 2004, revenues were $1,275,503 and $785,632, respectively. A $489,871 increase in revenues from the prior year is a 62.4% increase that was a result of the sales of our ANCESTRYbyDNA increasing approximately $284,000 and our paternity testing increasing approximately
$79,000. Our EURO-DNA 1.0 was introduced to the general public in the fourth quarter of 2004 and contributed approximately $127,000 of revenue over 2004. Additionally, we recorded approximately $40,000 of revenues from our mtDNA product, $9,000 of revenues from our DNAWitness-MitoTM and $23,000 of revenues from our Y-chromosome products which were added to our product line when we acquired Trace Genetics. We also had $17,000 of other revenue during 2005. These increases in revenue were offset by a decrease in genotyping of $76,000 and DNAWitness of $13,000.

In addition to the revenues recognized in the accompanying statement of operations, we also have recorded deferred revenues of $195,018 as of December 31 2005. Deferred revenue resulted mainly from our ancestry client testing that was not complete as of December 31, 2005. These amounts will be recognized as revenue during 2006.

During 2005 compared to 2004, our sales of ANCESTRYbyDNATM increased approximately $284,000. This is due to increased awareness and interest in genealogy, increased advertising in several markets and increased press coverage during 2005. When we introduced our version 2.5 of ANCESTRYbyDNATM during 2004, we increased the pricing which has resulted in a lower volume of product sold, but at a higher margin. The product is relatively new to the market, and we believe sales will continue to fluctuate from period to period until we can better determine through continued market research and time how and where to best market and sell this product. We have found that news articles produce a spike in volume, and we will continue to pursue this avenue of marketing during 2006. We introduced another ancestry product, EURO-DNATM 1.0, during late 2004, which resulted in an increase in sales of approximately $127,000. Sales of our ancestry products were generated through advertising in Family Tree, a genealogy periodical, and through public exposure that we received during the year in newspapers, magazines and television. In addition, sales were generated through our various distributors and from our website www.ancestrybydna.com. During 2005, we entered into agreements with seven new distributors to sell our ancestry products. One of our new distributors accounted for approximately
$234,000 of sales during 2005. During 2005, we acquired Trace Genetics, Inc. which allowed us to introduce their products mtDNA and Y-chromosome product. These products contributed to $63,000 of sales during 2005. These consumer products are sold in similar markets as ANCESTRYbyDNATM and EURO-DNATM, therefore our advertising campaigns for these products are similar to those for our other consumer products.

Paternity testing sales are generated primarily through our various distributors and from our website www.ancestrybydna.com. The majority of the $79,000 increase in sales during 2005 compared to 2004 was from a distributor that was added during the second quarter of 2004. Paternity testing is an add-on service, and we expect revenues to continue to fluctuate in this market. While we have not yet implemented a formal marketing and sales plan for this service, we continue to perform market research and gather information in order to define and implement a formal marketing strategy. One distributor accounted for approximately $110,000 of our paternity sales during 2005. We do not expect these revenues to continue during 2006 and are seeking to replace the potential short-fall. We have been increasing our direct marketing and mail campaign for our ANCESTRYbyDNA and DNAWitness products and services as well as the Trace
Genetics products and services to offset this potential decrease in paternity sales.

Genotyping sales were generated primarily through work with universities, with one university being our major client of this service. The decrease of genotyping services of approximately $76,000 during 2005 compared to the same period in 2004 was the result of decreased service provided to one university. To date, our genotyping service customers have come to us either through client referrals or our general website. In the future, we plan to concentrate our genotyping services on specific diseases, including cancer, neurological disorders, and heart disease. By concentrating on specific diseases, we hope to develop an expertise that will attract customers in those areas requiring external assistance and additional research capacity. One university accounted for approximately $159,000 of our genotyping sales during 2005.

As part of our on-going genotyping contract services work for one of our new customers, we have offered to perform ANCESTRYbyDNA testing services on 284 children suffering from a disease known as ALL or Acute Lymphocyte Leukemia. We expect to submit a manuscript for publication during 2006 under a joint publication agreement. Following this early pre-screening, the ALL program will test nearly 3,000 children afflicted with this disease in hopes that we will be better able to help the research hospital determine the genetic markers that are inherited and that may play a role in disease formation, advancement or remission. Treatment protocols or treatment regimes include multiple drug therapies and include, Taxol and Taxol like derivatives as well as other chemotherapy treatments and protocols. It is too early to determine the potential benefits to us, but we believe that the donation of our technology and services is crucial to the development of better and improved treatments for ALL. Currently, nearly 10-20% of the children afflicted with this disorder do not survive beyond 18-24 months after diagnosis. We believe that our technology, combined with the research hospital's other work and including the contracted genotyping work performed by us for them, may help in reducing this dreadful statistic.

We continue to market our DNAWitness products through marketing to various agencies, our attendance at trade shows and through our relationships with Lynn Peavey catalog, Orchid Biosciences, and ReliaGene Technologies. We continue to seek to develop other distributors of our services and products. Our products, DNAWitness 2.0, RETINOME, and EURO-Witness 1.0 have been featured in the Lynn Peavey Company catalog and the Lynn Peavey Web site. We trained Lynn Peavey Company personnel to establish and conduct seminars and training programs for detectives, crime laboratory personnel and crime scene personnel on DNAWitness .

Similarly, we have trained nearly 2,000 forensic personnel that include detectives, prosecutors and forensic scientists about our technology and its use. We anticipate continuing to train personnel on the use of our technology and products throughout 2006. The sales of our DNAWitness products decreased by $13,000 during 2005. We believe that our forensic revenues will continue to fluctuate because these are new products, and there are no similar products being marketed. We intend to continue to research the markets and refine our sales and marketing strategy for our forensic products. We have identified and applied for several grants and submitted our technology for federal review for applications that include human identification and terrorist tracking. We have not had any grant funding of our research and development or deployment of our technology into any of these applications during 2005. We believe that the restraint of our sales in the forensics market does not originate from a lack of desire to use the technology by the detective or the prosecutor but rather a lack of funding for the increased staff that will be required to review cold case files, open new investigations or identify missing persons from stored human remains. We believe that the bulk of our investigative support will come through local and regional police, fire and detective agencies that do not require any federal funding to use our services and technology. We will however, continue to pursue much larger applications for our technologies on a global basis and will participate in several forensic and biometric venues during 2006 that offer us a broad platform exposure to the world market. We are also seeking distributors of our products and services on a global basis applying our technology wherever the need could arise. During 2005, we acquired Trace Genetics, Inc. which allowed us to introduce DNAWitness-MitoTM which contributed approximately $9,000 of sales during 2005.

In order to build consistent sales, we have begun to implement formal sales and marketing plans, including advertising and promotional campaigns. Implementing these plans results in increased expenses for personnel, advertising, promotion, and the collateral materials associated with these programs. We plan to continue to add to our advertising and presentation campaign during 2006, as cash flow permits. Overall, our goal is to focus on increasing market awareness of all of our products, particularly within the consumer and forensic markets.

Cost of sales increased $442,545 during 2005 compared to 2004. This was a result of increased revenues during 2005 compared to 2004. The cost of sales as a percentage of revenue was 75% for 2005 compared to 65% for 2004. The increase in cost of sales as a percent of revenues is due to our refinement of our estimate and allocation of research and development costs. Because of our small sales volume, these results are not indicative of the margins that we expect to attain if our long-term goals are achieved. We anticipate that as we gain experience and can begin to take advantage of economies of scale through increased revenues; our margins will stabilize and begin to track in line with other companies in similar industries. However, in the near term, while we continue to be a development stage enterprise, we expect that our margins will continue to fluctuate.

RESEARCH  AND  DEVELOPMENT  EXPENSES

Our research and development costs consist of raw materials, laboratory supplies, equipment expense, facilities costs and employment-related costs. These R&D expenses were incurred in support of our currently available consumer and forensics products and genotyping services and for our anticipated pharmacogenomics products.

Research and development costs increased from $1,561,142 in 2004 to $2,122,383 in 2005, an increase of $561,241, or 36%. R&D costs on EPO, which began during 2005 was approximately $289,000 of costs during 2005. Also, we had an increase spending of approximately $195,000 for R&D materials and approximately $259,000 for direct labor costs during 2005 compared to 2004. These increases in R&D were offset by a decrease of approximately $200,000 of allocated costs to R&D as a result from our refinement in estimates and allocation of research and development costs.

SELLING,  GENERAL  AND  ADMINISTRATIVE  EXPENSES

Another significant component of our operating expenses is selling, general and administrative expenses. These expenses resulted from (i) accounting and other fees associated with being a public company and other regulatory compliance activities, (ii) legal fees associated with our patent filings and maintenance, a lawsuit against a former employee and preparation of our securities law filings, (iii) selling and marketing costs to promote our products and (iv) administrative and other salaries and expenses.

For the year ended December 31, 2005, selling, general and administrative expenses increased $813,567, from $2,050,981 in 2004 to $2,864,548, in 2005.
Compared to 2004, compensation cost for our three top executives during 2005 declined by approximately $824,000. This decline occurred primarily because the 2004 amount included amortization of stock-based compensation costs for these executives from a grant in a previous year. Because the relevant amortization period ended in May 2004, the 2005 amount did not include any expense related to the previous grants. This was offset by an increase of $46,000 for the annual shareholders meeting costs, increase of $381,000 for legal expenses, increase of approximately $260,000 for consulting services, increase of approximately $82,000 for accounting fees and services and an increase of approximately $628,000 of advertising, marketing materials and investor relations expense. Additionally, we allocated approximately $200,000 less selling, general and administrative costs to research and development during 2005 compared to 2004 which in effect increased our selling, general and administrative expenses.

INTEREST  EXPENSE

During 2005, we recognized a decrease of $8,105 compared to 2004 in interest expense. The decrease in interest expense is a result of a lower convertible debenture balance during 2005 compared to 2004 as La Jolla exercised its conversion rights during 2005.

INTEREST  INCOME

During December 2004, we made a loan in Euros to a German company. We record the interest on this loan each period, and any adjustments for the foreign currency translation are included in foreign currency loss included on our condensed consolidated statements of operations. This loan was paid off during 2005. We did not have any such loans during 2004.

INTRINSIC VALUE OF CONVERTIBLE DEBT AND NON-DETACHABLE WARRANTS AND DEBT DISCOUNT AMORTIZATION

We recorded $250,000 related to the intrinsic value of the convertible feature of the La Jolla debt. We also recorded a discount on notes payable of $5,820,000 related to the four Dutchess notes including the two incentive debentures. This $6,070,000 of debt discount is being amortized to interest expense over the life of the notes and convertible debentures. During 2005, we recorded $1,953,084 of expense. The majority of the remaining debt discount will be expensed during 2006.

AMORTIZATION  OF  DEFERRED  FINANCING  FEES

During 2005, we recorded $187,005 of deferred financing fees related to the La Jolla debenture and the four Dutchess notes. These deferred financing fees are being amortized over the life of the notes. We also expensed $260,000 of financing fees paid to Dutchess that did not have any basis allocable to the fees, thus they were expensed. During 2005, we recorded an increase over the same periods in 2004 of $310,301 of amortization which included the $260,000 of directly expensed fees.

LOSS  ON  DERIVATIVE  CONTRACTS,  NET

The balance sheet caption derivative liabilities consists of (a) embedded conversion features bifurcated from the Dutchess notes and convertible debentures and (b) all other convertible preferred stock, convertible debt and outstanding warrants. Based on their own contract terms, the instruments described in clause (b) are not considered to be derivatives, but because of the embedded conversion feature of the Dutchess notes, we are required to record such instruments at fair value as a derivative liability.

The following tabular presentation set forth information about the derivative instruments at and for the year ended December 31, 2005:

                          Dutchess Derivatives  Convertible Preferred  Stock  Outstanding  Warrants   Convertible  Debt    Total
                          --------------------  ----------------------------  ---------------------   -----------------    -----
Fair value adjustments,
income  (loss):                $    (2,595,695)            $     313,851               $    292,794      $    (21,980)  $(2,011,030)

These fair value adjustments affect our computation of income or loss, but they are non-cash items.

The shares that were issued as incentive shares and are outstanding also fall under the derivative criteria in accordance with EITF 00-19 and we had to record at fair value the 1,250,000 and 2,500,000 shares of common stock issued as incentive shares in the two Dutchess notes and record them as Redeemable
Instruments. At December 31, 2005, the 1,250,000 shares had been sold by Dutchess, the 2,500,000 shares which were retained by Dutchess were valued at $52,750, and a gain on derivatives was recorded of $400,125. There were no such derivatives during 2004.

FOREIGN  CURRENCY  LOSS

During 2005, we recorded a foreign currency loss of $7,060 on a loan we made in Euros. This loan was repaid during 2005. We did not have any foreign currency transactions during 2004.

OTHER  EXPENSES

Effective September 28, 2004, we entered into an Investment Agreement with Biofrontera and the shareholders of Biofrontera to purchase certain Series B preferred shares of Biofrontera. After discussions with Biofrontera, on February 18, 2005, we exercised our right to terminate the Biofrontera agreement. We expensed $105,252 of costs that related to this transaction during 2005 and $10,000 of costs for the same period related to another transaction that was not completed. We expensed $293,007 of costs related to the Biofrontera transaction during 2004.

Also during 2004, we paid $75,000 to George Frudakis (father of our Chief Scientific Officer and a shareholder of the Company) to pay the principal of approximately $45,000, accrued interest of approximately $4,000 and approximately $26,000 recorded as other expense on our Consolidated Statements of Operations to satisfy in full any other claims related to his note and funding agreement.

FINANCINGS

LA  JOLLA  COVE  CONVERTIBLE  DEBENTURE  AND  WARRANTS
------------------------------------------------------

On November 25, 2003, we closed on a $500,000, 8% convertible debenture with non-detachable warrants with La Jolla Cove Investors, Inc. We pay interest on a monthly basis with a principal balloon payment due on the extended maturity date of November 25, 2007. Per the agreement, La Jolla shall convert at least 5% of the face value of the debenture each calendar month into our common stock. The number of common stock shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by sixteen, minus the product of the conversion price multiplied by fifteen times the dollar amount of the debenture being converted, and the entire foregoing result shall be divided by the conversion price. The conversion price is equal to the lesser of (i) $0.20 or (ii) 80% of the average of the five lowest daily value weighted average price of our common stock during the twenty trading days prior to La Jolla's election to convert. We have the right to reject a conversion if the stock price is below $0.50 per share. If we exercise this right, we then are obligated to pay the portion of the debenture the conversion notice was for plus applicable unpaid accrued interest and a premium equal to 10% of those amounts.

The non-detachable warrants must be exercised concurrently with the conversion of debt to common stock by La Jolla. La Jolla has the right to exercise warrants equaling fifteen times the dollar amount of the debenture being converted at an exercise price of $1.00. If La Jolla does not convert at least 5% of the warrants per month, then La Jolla will not be able to collect interest on the debenture for that month. The warrants issued to La Jolla expire on November 25, 2007.

On February 18, 2004, the Convertible debenture and Warrant to Purchase Common Stock agreements were amended. If La Jolla does not convert at least 5% of the face value of the debenture and exercise at least 5% of the warrants in any particular calendar month, La Jolla may wire to us $375,000 less the dollar amount of warrants exercised in that month within five business days of the end of the month. Should La Jolla fail to wire us such funds, La Jolla shall not be entitled to collect interest on the debenture for that month. If breached more than once, then we may terminate the agreements with La Jolla and the debenture becomes due six months thereafter with accrued interest. For any month the minimum payment was required to be paid and was not paid, La Jolla and we agreed in writing for them to not fund the payment.

On June 28, 2005, La Jolla exercised its right to increase its note by $250,000 with the same terms as the previous convertible debenture except the annual interest rate is two percent. This convertible debenture has the same terms and conditions as the initial La Jolla note.

On October 20, 2005, we amended the La Jolla convertible debenture and the warrant granted to La Jolla to confirm that the warrant exercise price remained at $1 per share after the twenty-to-one reverse stock split, the maturity date of the debenture and the expiration date of the warrant was extended to November 25, 2007 and that when La Jolla exercised its option to add $250,000 in principal to the convertible debenture that we granted to La Jolla the right to purchase an additional 3,750,000 shares of our common stock under the warrant.

During 2005, La Jolla converted $189,000 of convertible debentures into our common stock and exercised non-detachable warrants to purchase 1,467,000 shares of our common stock.

DUTCHESS  INVESTMENT  AGREEMENT
-------------------------------

On September 28, 2004, we entered into an Investment Agreement with Dutchess Private Equities Fund II, L.P., pursuant to which Dutchess has committed to purchase our common stock up to an aggregate purchase price of $35 million over a two-year period. The Dutchess Agreement provides that we from time to time may deliver a notice to the Investor that will state the dollar amount of common stock that we desire the Investor to purchase. The maximum amount permitted pursuant to any such notice is $600,000, and we can give approximately three such notices per month. Upon receipt of the notice, Dutchess is obliged to purchase the dollar amount of common stock set forth in the notice at a purchase price equal to 96% of the average of the two lowest closing bid prices of the common stock during the five trading days after the notice. We are not permitted to provide a notice to Dutchess, and Dutchess is not obliged to purchase any of our shares, in the event that we do not have sufficient authorized shares available for purchase to fulfill such commitment. In accordance with the two outstanding notes we issued to Dutchess, we are required to use 100% of the proceeds from these puts as payment on the notes.

In order to use our $35 million funding facility with Dutchess Equity Partners to fund our operations and complete future acquisitions, we had to restructure our capital. During our 2005 annual shareholders meeting, we received shareholder approval for a reverse stock split. Pursuant to the reverse split, every 20 shares of common stock issued and outstanding on July 12, 2005 was combined into one share of our common stock. The number of shares outstanding at July 12, 2005 after this reverse stock split was 63,442,890, and the number of authorized shares remained at 1,500,000,000. During July 2005, we registered 350,000,000 shares to be used in conjunction with this Dutchess facility. During March 2006, we expect to file a registration statement to register additional shares for this Dutchess facility.

During 2005, we exercised put notices in accordance with our agreement and received $1,802,651 of cash proceeds, net of $10,109 of cash stock issuance costs for which we issued 78,912,356 shares of our common stock to Dutchess. During 2005, proceeds totaling $1,559,991 from these puts were used to reduce the notes payable outstanding with Dutchess.

DUTCHESS  NOTES  IN  DECEMBER  31,  2005  FINANCIAL  STATEMENT
--------------------------------------------------------------

To fund the acquisition of the 18% equity interest in Biofrontera in 2005, we entered into two notes with Dutchess. On June 30, 2005, we issued to Dutchess a promissory note in the amount of $1,560,000 for a purchase price of $1,300,000. This note was paid in full by the end of January 2006.

On August 1, 2005, we issued to Dutchess a second promissory note in the amount of $840,000 for a purchase price of $700,000. This note was paid in full by the end of February 2006.

In order to fund our current operations, we entered into two more notes with Dutchess during October and December 2005. On October 21, 2005, we issued to Dutchess a promissory note in the amount of $1,380,000 for a purchase price of $1,150,000. The note is due and payable in full on December 31, 2006. Other than the $230,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement.

On December 22, 2005, we issued to Dutchess a promissory note in the amount of $1,380,000 for a purchase price of $1,150,000. The note is due and payable in full on December 15, 2006. Other than the $230,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement.

In connection with the notes, we paid Dutchess a facility fee of $260,000 and issued to Dutchess 3,750,000 shares of our common stock and convertible debentures totaling $6,600,000. We also paid approximately $167,000 of fees to Athena.

Other notes were issued subsequent to the issuance of the December 31, 2005 financial statements. These notes are summarized below in the June 30, 2006 financial statements.

CAPITAL  EXPENDITURES
---------------------

During 2006, we anticipate continuing to develop the required infrastructure to realize our 2006 operational growth plan, including acquiring or leasing property, equipment and other operating assets.

We are actively seeking to acquire or lease a new building that has 5,000 to 10,000 square feet with additional expansion potential. We estimate that lease costs will be between $15 and $25 per square foot. This does not include leasehold improvements or other associated costs such as utilities, taxes and maintenance. The initial build out of 7,000 square feet is estimated at approximately $780,000, which includes laboratory, office and warehouse space. Additional costs for equipment, furniture and fixtures are estimated at approximately $257,000. Timing of the incurrence of the expense will depend upon the length of time required to find the appropriate facility.

In addition, we anticipate that new laboratory and computer equipment will be purchased during 2006. Computer purchases for programming, modeling and business use are estimated at approximately $100,000 and scientific and business programs and software at approximately $50,000. Capital expenditures for laboratory equipment are estimated at approximately $250,000 during 2006.

It is our intent, during 2006, to increase our marketing and sales personnel. Current plans are to add up to two personnel in these areas. As cash flow permits, we plan on increasing our research staff through the addition of up to two post doctors. The post doctors would be responsible for internal research projects that will be directed by our Chief Scientific Officer. In addition, we are considering increasing our programming staff in order to expedite our research projects. Costs associated with the hiring process would include normal expenditures including advertising costs and possible search fees from outside consultants. For higher-level positions, additional interviews, sign on bonuses and relocation expenses may also be incurred. Although this is our current personnel hiring plan, conditions and other unforeseen factors could impact the decision making process and as a result plans may change.

COMMITMENTS
-----------
Our  significant  cash  commitments  for  2006  and  future  years  include:

-  Payments of approximately $2,150,000 under the Beth Israel License Agreement.

- Payments of approximately $176,096 under our collaborative research agreement with Beth Israel.

- Payments of approximately $3,350,000 and annual payments of $250,000 under our License Agreement with Harvard Medical School.

- Payments of approximately $300,000 under our Research Sponsorship Agreement with Massachusetts College of Pharmacy and Health Sciences.

- Payments of approximately $300,000 under our consulting agreement with Dr. Arthur Sytkowski.

- Payments of approximately $375,000 under our License Agreement with Dr. Mark Froimowitz. Our ability to make these payments is dependent upon our continued ability to raise capital under our Investment Agreement with Dutchess. We expect to the source of funds for these projects will be through sales of common and preferred stock, the issuance of notes, put notices to Dutchess Private Equities Fund, II, L.P ("Dutchess"), the issuance of convertible debentures and the conversion of the debenture into common stock and the related exercise of non-detachable warrants.

OFF-BALANCE  SHEET  ARRANGEMENTS

 As  of  December  31,  2005,  we  have  no  off-balance  sheet  arrangements.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF PLAN
          OF OPERATION FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006

                                     Summary
                                     -------

Although we have been in existence for a number of years, we continue to be a development company while we develop products for introduction to the pharmacogenomics market. We continue to devote substantially all of our efforts to initiating and developing our planned principal operations in our pharmacogenomics products. We generate revenues in our consumer, forensic and services products, but these products have not yet resulted in the generation of significant revenues. Our revenue for the six months of 2006 has increased over the first six months of 2005 mainly due to an increase in sales of our ancestry product, AncestryByDNA(TM) and genotyping services. The increase in genotyping is the result of our acquisition of Ellipsis assets late in 2005. Our consumer revenues increased as a result of the revenue contribution from Trace Genetics which we acquired during mid-2005 and sales generated from increased advertising including news stories and television shows. Our pharmacogenomics products are still in development. Because our products are relatively new to the market, we believe that sales will continue to fluctuate from period to period until we can better determine through continued market research and experience how and where to best market and sell the products.

In our pharmacogenomics area, we have established a strategic alliance with Beth Israel Deaconess Medical Center to develop a new, more potent and longer acting form of the anemia drug Erythropoietin ("EPO"). EPO is a glycoprotein naturally made by the body to stimulate red blood cell production; the currently marketed forms are manufactured using recombinant DNA technology and are used to treat anemia or low blood cell count. Under the agreement, Beth Israel has granted us an exclusive license to United States and foreign patents related to certain forms of EPO. We have the right to develop, use, market and sell products derived from the licensed patents. We have also entered into a consulting agreement with Dr. Arthur Sytkowski, the Director of Beth Israel, to consult on the EPO project. Dr. Sytkowski has agreed to perform certain consulting services, including advising on medical, regulatory and patent issues, training personnel and providing assistance with EPO research and development. During July 2006, we entered into a collaborative research agreement with Beth Israel to provide four researchers to us to conduct certain research work related to our EPO research.

During late March 2006, we entered into a services agreement with KBI BioPharma for the production development of EPO.

We entered into an exclusive licensing agreement with Dr. Mark Froimowitz to develop a series of compounds targeting the clinical development of enhanced pharmaceuticals for the treatment of drug addiction, attention deficit hyperactivity disorder ("ADHD"), and depression. The licensed compounds are analogs of Ritalin, a well-known drug used for treatment of ADHD. The analogs are designed specifically to have a slow onset and increased half-life in the bloodstream, thus reducing a patient's required daily dosage and the potential for drug abuse. We have the exclusive right to develop, use, market and sell products derived from the licensed compounds.

We entered into an exclusive license agreement (the "Harvard License") with Harvard College through the Laboratory for Translational Research at Harvard
Medical School. The Harvard License provides for sponsored research and the clinical development and commercialization of a diagnostic test targeting early identification of the population at risk of developing vascular diabetic complications. The research will be conducted under the supervision of Dr. Jose Halperin. Under the Harvard License, we have the exclusive right to develop market and sell products and services derived from the research.

We entered into a research sponsorship agreement with the Massachusetts College of Pharmacy and Health Sciences ("MCPHS"), under which Dr. Mark Froimowitz will lead at MCPHS a research project that relates to the compounds that we license from him. The area of research is the synthesis and testing of monoamine transporter inhibitors as possible human medications for drug abuse, for ADHD, and for depression. The specific research covered by this agreement is the synthesis of quantities of compounds sufficient for animal testing, including developing methods for the resolution or chiral synthesis of compounds.

We continue work on OVANOME(TM), a Taxol screening diagnostic test, and STATINOME(TM), a test for the cardiac drug market, which are both currently under development. We will also continue our efforts on other research and development projects that are underway. Our OVANOME(TM) technology is under development with researchers at the Moffitt Cancer Center in Tampa, Florida.

We have an agreement with our Scientific Advisory Board member, to continue collaboration with us to develop commercial tests for genetic ancestry and particular physical phenotypes. We continue to work with him on upgrading our current ancestry products.

Our plan of operations for the ensuing twelve months includes efforts to: 1) increase sales of our existing products and services; 2) introduce new and expanded products and services in the consumer and forensic markets; 3) promote our genotyping and paternity services while continuing to concentrate on research and development for both our existing products and our anticipated pharmacogenomic products and services. We expect to add personnel in the laboratory and in administration, as growth warrants. Capital expenditures needed for the next twelve months are discussed below under the section entitled "Liquidity and Capital Resources".

The following discussion of our historical financial results should be read against this background.

RESULTS  OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 COMPARED
--------------------------------------------------------------------------------
TO  THE  THREE  AND  SIX  MONTHS  ENDED  JUNE  30,  2005
--------------------------------------------------------

Revenues  and  Cost  of  Sales
------------------------------

During the three and six months ended June 30, 2006 and 2005, revenues were $577,202 and $1,255,601 for 2006, respectively and $348,888 and $589,487 for
2005, respectively. A $228,314 increase in revenues for the second quarter of 2006 compared to the same quarter from the prior period is a 65.4% increase while a $666,114 increase in revenues for the six month period ending June 30, 2006 compared to the same period in the prior year is a 113.0% increase. In addition to the revenues recognized in the accompanying statement of operations, we also have recorded deferred revenues of $270,111 as of June 30, 2006. Deferred revenue is recorded when the prepaid or billed order has been received, but all the services have not been completed as of June 30, 2006. These amounts will be recognized as revenue in the third quarter of 2006.

The increase of $228,314 in revenues for the three months ended June 30, 2006 compared to the same period in the prior year is mainly the result of our AncestryByDNA(TM) revenues increasing by approximately $174,000, our MtDNA(TM) revenues increasing approximately $64,000, Y SNP revenues increasing approximately $28,000, EURO-DNATM revenues increasing approximately $20,000 and forensics services revenues increasing approximately $11,000 compared to the same period in the prior year. These increases were offset by a decrease of approximately $53,000 from our paternity services and approximately $22,000 decrease from our genotyping services compared to the same period in the prior year. In addition, we had approximately $6,000 of other revenues.

The approximate increase of $666,000 in revenues for the six months ended June 30, 2006 compared to the same period in the prior year is mainly the result of our genotyping revenue increasing by approximately $205,000, our AncestryByDNA(TM) revenues increasing by approximately $349,000, our MtDNA(TM) revenues increasing approximately $92,000, Y SNP revenues increasing approximately $50,000, EURO-DNATM revenues increasing approximately $32,000 and forensics services revenues increasing approximately $14,000 compared to the same period in the prior year. These increases were offset by a decrease of approximately $92,000 from our paternity services. In addition, we had approximately $16,000 of other revenues.

Genotyping sales were generated primarily through work with universities with two consumers being our major clients of these services during 2006. The increase of genotyping services of approximately $205,000 during the first six months of 2006 compared to the same period in 2005 was the result of the revenue from our acquisition of Ellipsis during late 2005. The decrease of approximately $22,000 in genotyping revenues during the three months ended June 30, 2006 compared to the same period in the prior year is the result of lower revenues from a university which has decreased its genotyping outsourcing. Two of our customers accounted for approximately $290,000 of our genotyping sales during the first six months of 2006.

During the three and six months ended June 30, 2006 compared to the same period in 2005, sales of our consumer services increased by approximately $286,000 and $523,000, respectively. This is due to increased awareness and interest in genealogy. We have been featured in several articles and television spots which has resulted in an increase in sales of our consumer products during this quarter. We currently contract with distributors who also sell our consumer products as well as advertise on the Internet and in paper-based publications (i.e. through Google and Family Tree magazine) to grow sales of our consumer products. Our consistent sales come through our distributors. We will also continue to pursue adding distributors to increase our sales volume of our consumer products. One of our distributors accounted for approximately $240,000 of sales during the first six months of 2006.

During the three and six months ended June 30, 2006 compared to the same period in 2005, sales of our forensic services increased by approximately $11,000 and $14,000, respectively. We continue to market our forensic services that we have to offer, but have focused our marketing efforts on our consumer products as the forensic sales are typically sold by referrals.

During the three and six months ended June 30, 2006 compared to the same period in 2005, sales of our paternity services decreased by approximately $53,000 and $92,000, respectively. During 2005, we had one customer that accounted for the majority of our paternity revenue, and toward the end of 2005, this customer found an alternative source for this service. We do not expect our paternity services to be a large revenue generator for us in 2006 as we are focusing our marketing efforts on our consumer products.

While we continue to improve and refine our accounting systems, we currently do not segregate product costs by product or service. We have been and continue to be a development stage company as described in Financial Accounting Standards Board Statement No. 7. We continue to devote substantially all of our efforts to initiating and developing our planned principal operations. We expect that our pharmacogenomic products and services, once introduced, will be our major revenue generator.

During the three and six months ended June 30, 2006 compared to the same period in 2005, cost of sales increased by approximately $107,000 and $490,000, respectively. This was a result of increased revenues during the three and six months ended June 30, 2006 compared to the same period in 2005. The cost of sales as a percentage of revenue was 72% and 70% for the six months ended June 30, 2006 and 2005, respectively. The increase in cost of sales as a percentage of revenues is due in part to our refinement of our estimate and allocation of research and development costs. Also, our genotyping services have a lower gross profit margin than our consumer products. Because of our small sales volume, these results are not indicative of the margins that we expect to attain if our long-term goals are achieved. We anticipate that as we gain experience and can begin to take advantage of economies of scale benefits through increased revenues; our margins will stabilize and begin to track in line with other companies in similar industries. However, in the near term, while we continue to be a development stage enterprise, we expect that our margins will continue to fluctuate.

Research  and  Development  Expenses
------------------------------------

During the three and six months ended June 30, 2006 compared to the same period in the prior year research and development (R&D) expenses increased $765,388 and $2,413,493, respectively. The increase of approximately $765,000 in R&D during the second quarter of 2006 compared to the same quarter in the prior year resulted primarily from $249,000 of costs invested in our EPO project, $75,000 invested in our ADHD project, $234,000 invested in our diabetes project, $71,000 invested in post operative nausea and vomiting project and $2,000 invested in research samples used to expand our current products, and increase of labor costs of $57,000. The remaining increase of $77,000 was the cost of increased research performed on our other current products and allocation of administrative costs.

The increase of approximately $2,413,000 in research and development expense for the first six months ended June 30, 2006 compared to the same period in 2005 resulted primarily from $852,000 of costs invested in our EPO project, $150,000 invested in our ADHD project, $20,000 invested in our Statinome project, $599,000 invested in our diabetes project, $71,000 invested in post operative nausea and vomiting project and $108,000 invested in research samples used to expand our current products, and increase of labor costs of $183,000. The remaining increase of $430,000 was the cost of increased research performed on our other current products and allocation of administrative costs.

Because we are in the development stage of our long-term business, it is not possible to directly correlate our current research and development costs to our future costs. Currently we do not manage on a project cost basis with respect to research and development. We are implementing revenue recognition and project status measures which will in the future disclose such information. Our revenue generation to date has not been substantial or steady enough to warrant segregation of time, costs and revenue. We are a development stage enterprise with new products that are not available through competitors for forensics and genealogy. For example, many of our products and services are in the development stage, and the segregation of each project by its particular cost, revenue and cash flow is currently not feasible.

We continue to support research and development to attain our long-term business strategy, and it will remain a high priority and a necessary resource to sustain future growth. We will continue to hire research and development personnel and invest in the infrastructure required to support future innovation, including equipment, supplies and other asset purchases.

In order to advance our pharmacogenomic products to commercialization, our development costs for these products will increase in 2006. We have the following commitments which will increase our research and developments costs in the future.

We entered into a license agreement with Beth Israel for EPO. In exchange for the license, we agreed to make certain milestone payments linked to their progress in developing marketable products from the licensed technology. The total of payments, if all milestones are reached, is $2,150,000. The milestone payments are nonrefundable. Up to $200,000 of this amount is creditable against future royalties. In addition to the milestone payments, we must also pay Beth Israel an annual royalty of 4% of the net sales of all products developed from the licensed technology. A minimum royalty payment of $100,000 a year is due upon the commencement of commercial sales in any territory worldwide.

We entered into a consulting agreement with Dr. Arthur Sytkowski, the Director of Beth Israel, to consult on the EPO project. In exchange for the services, we will pay Dr. Sytkowski $10,000 a month, five annual incentive payments of $25,000 each, and certain milestone payments totaling $125,000 linked to our progress under the Beth Israel license in developing marketable products from the licensed EPO technology. The milestone payments will be reduced - dollar for dollar - to the extent Dr. Sytkowski receives payments from Beth Israel relating to the same milestone events under the Beth Israel license.

During late March 2006, we entered into a service agreement with KBI BioPharma for services to be provided totaling $2,840,000 of which $348,000 has been paid. KBI will provide us services for the production development of EPO.

During July 2006, we entered into a collaborative research agreement with Beth Israel to provide four researchers to us to conduct certain research work related to our EPO research. This project will cost approximately $600,000.

We entered into an exclusive licensing agreement with Dr. Mark Froimowitz to develop a series of compounds targeting the clinical development of enhanced pharmaceuticals for the treatment of drug addiction, ADHD and depression. We are obligated to pay the licensor a two percent (2%) quarterly royalty fee on the net sales of products covered by the license. Minimum annual maintenance fees of $25,000 are required for the license term, but will be deducted from royalties. Additionally, the license requires progress payments of up to $275,000 upon the successful development and approval of licensed products. The license's initial five-year term is supplemented by options capable of extending the license term for up to twenty years.

We entered into an exclusive research sponsorship and license agreement (the "Harvard License") with Harvard College through the Laboratory for Translational Research at Harvard Medical School. The Harvard License provides for sponsored research and the clinical development and commercialization of a diagnostic test targeting early identification of the population at risk of developing vascular diabetic complications. The research will be conducted under the supervision of Dr. Jose Halperin. The remaining sponsored research payments total approximately $2.1 million and will be paid in quarterly installments of approximately $208,333 over approximately three years.

Under the Harvard License, we have the exclusive right to develop, market and sell products and services derived from the research. We must pay the Licensor a six percent royalty on the net sales of products and services covered by the License and thirty percent of all non-royalty sublicense income. We are also required to pay escalating minimum annual license maintenance fees totaling
$850,000 through January 1, 2012. We are obligated to make annual license maintenance fees of $250,000 through the Harvard License term, but, beginning January 1, 2013, the annual license fee of $250,000 is credited against royalty payments.

We entered into a research sponsorship agreement with the Massachusetts College of Pharmacy and Health Sciences ("MCPHS"), under which Dr. Mark Froimowitz will lead a research project that relates to the compounds that we license from him. The area of research is the synthesis and testing of monoamine transporter inhibitors as possible human medications for drug abuse, for attention deficit hyperactivity disorder, and for depression. The specific research covered by this agreement is the synthesis of quantities of compounds sufficient for animal testing, including developing methods for the resolution or chiral synthesis of compounds. We will pay a total of $300,000 to Massachusetts College of Pharmacy and Health Sciences for this research work which will be paid in monthly installments of $25,000 over one year. We will acquire all intellectual property associated with the research results. We have $150,000 of payments to MCPHS remaining for this research work.

We have begun development of our new licensed technology from Beth Israel Deaconess Hospital (BIDMC), known as 'Super' EPO, which we anticipate will be used to treat kidney dialysis, cancer patients and immune transplant patients for anemia, and we anticipate spending between $500,000 and $800,000 in development costs to advance the product technology to a pre-clinical development stage during 2006. Following the pre-clinical development program in 2006, we expect to file an Investigational New Drug Application with the FDA during late 2006 or during 2007 with the hopes of commencing human clinical trials sometime thereafter. At that point, our requirement for funding will increase significantly, but also our technology will advance dramatically from a laboratory product into a product in development.

During 2006, we will also review the entire BIDMC patent estate and determine if any of the other patents available to us under the licensing agreement may be partnered, joint ventured, sub licensed or otherwise exploited to help offset the cost of Super EPO development.

In addition, we have instituted a clinical development program at the Moffitt Cancer Research Center in Tampa, Florida.

Selling,  General  and  Administrative  Expenses
------------------------------------------------

Another significant component of our operating expenses is selling, general and administrative expenses. These expenses resulted from (i) accounting and other fees associated with being a public company and other regulatory compliance activities, (ii) legal fees associated with our patent filings and maintenance and preparation of our securities law filings, (iii) selling and marketing costs to promote our products and (iv) administrative and other salaries and expenses.

Selling, general and administrative expenses increased $275,804 for the second quarter of 2006 compared to the second quarter of 2005 and $454,029 for the six months ended June 30, 2006 compared to the same period in the prior year. The selling, general and administrative expenses increase of approximately $275,000 for the second quarter of 2006 compared to the same quarter in the prior year was primarily the result of increased advertising, marketing materials and investor relations costs of approximately $123,000; the remaining increase of approximately $152,000 is mainly due to the administrative costs added from our Ellipsis and Trace Genetics acquisitions in mid-to-late 2005.

The selling, general and administrative expenses increase of approximately $454,000 for the six months ended June 30, 2006 compared to the same period in the prior year was primarily the result of increased advertising, marketing materials and investor relations costs of approximately $214,000; the remaining increase of approximately $240,000 is mainly due to the administrative costs added from our Ellipsis and Trace Genetics acquisitions in mid-to-late 2005.

As discussed in Research and Development expenses, we are not able to extrapolate current general and administrative costs to our future costs. As our long-term business develops, we believe our general and administrative costs will increase with revenue growth. For example, to increase sales, an increase in marketing and sales expenditures will be required to broaden and expand our market awareness and penetration. We expect all costs associated with normal marketing and sales activities to increase, including trade shows, advertising, promotion, and marketing and sales tools such as brochures and sales pamphlets. Over the long-term, as we become an established business, we anticipate that our costs will be comparable to other similar businesses of our size and type.

Interest  Expense
-----------------

During the three and six months ended June 30, 2006, we recognized a decrease of $1,634 and $12,165, respectively of interest expense compared to the same period in the prior year. The decrease in interest expense for the three- and six-month periods ended June 30, 2006 compared to the prior year is a result of a lower La Jolla convertible debenture balance during 2006 compared to 2005 as La Jolla exercised its conversion rights each month during 2005.

Interest  Income
----------------

During the three and six months ended June 30, 2005, we recorded $5,292 and $10,715 of interest income on a loan with Biofrontera, a German company. This loan was paid off during 2005. We did not have any loans payable to us during 2006.

Intrinsic  Value  of  Convertible  Debt  and  Non-detachable  Warrants  and Debt
--------------------------------------------------------------------------------
Discount  Amortization
----------------------

We recorded an interest expense of $641,644 and $1,712,423 pertaining to the intrinsic value of convertible debt and non-detachable warrants and debt discount amortization during the three and six months ended June 30, 2006, respectively. We expect this expense to continue throughout 2006 as we are currently funding our operating cash flows through notes payable with Dutchess.

Amortization  of  Deferred  Financing  Fees
-------------------------------------------

During the three and six months ended June 30, 2006, we expensed $66,502 and $141,678, respectively of deferred financing fees related to the La Jolla debenture and Dutchess notes. This is compared to $65,000 expensed during the three and six month periods of 2005. We expect this expense to continue throughout 2006 as we are currently funding our operating cash flows through notes payable with Dutchess.

Gain  (loss)  on  Derivative  Contracts,  Net
---------------------------------------------

During the six months ended June 30, 2006, we reduced our derivative liability account by and recorded a gain on derivative liabilities of $1,092,015 related to the June 2005 and August 2005 Dutchess notes payable transactions as they were paid in full.

During the three and six months ended June 30, 2006, we recorded a gain on derivative liabilities of $153,666 and $82,099, respectively, related to recording the warrants at fair value during this reporting period.

During the first quarter of 2006, we converted all of our remaining preferred stock outstanding to common stock at a fair market value of $235,366 and reduced our derivative liabilities by $189,042 which resulted in us recording a loss on derivative liabilities of $46,324.

There were no such derivatives for the three- and six-month period ended June 30, 2005.

Foreign  Currency  Gain  (Loss)
-------------------------------

During the three and six months ended June 30, 2005, we recorded a foreign currency loss of $12,400 and $25,060, respectively on a loan we made in Euros. This loan was paid off during 2005. During the three and six months ended June 30, 2006, we had a foreign currency loss of $3,694 and $3,613, respectively related to our Canadian subsidiary.

Other  Expense
--------------

During 2005, we incurred $61,793 of costs related to a potential acquisition of Biofrontera that was not completed.

LIQUIDITY  AND  CAPITAL  RESOURCES
----------------------------------

General
-------

During the first six months of 2006, our operating requirements generated negative cash flow from operations as we continued to engage in testing and development of our products. Our cash used by operating activities for the six months ended June 30, 2006 was $4,216,753. We also had principal payments on capital lease obligations of approximately $126,000 and purchases of laboratory equipment and computers of approximately $142,000. The resulting cash shortfall was financed primarily through proceeds from notes payable of $4,023,615, net of costs. The repayments of notes of $2,412,274 was financed by the Dutchess puts which resulted in proceeds from common stock of $2,410,949, net of stock issuance costs.

Based upon our current plans, we will continue to focus on increasing market awareness of our products and developing sales for our currently available consumer products and genotyping services.

Although consumer products and genotyping services are cornerstones of our technology, our single largest opportunity remains applying our technology for the benefit of patients. Management has developed and has begun to implement a global strategy for our growth and development in the pharmaceutical market. Our strategy is to partner certain specialized tasks rather than create them internally. Developing a pharmaceutical product is a long, complex and diverse mission. It requires a multitude of diverse scientific expertise and technologies. This is complicated further by recent FDA promulgations that we believe will compel the pharmaceutical industry to develop genetic specific drugs that are more efficacious.

As discussed in the research and development section above, we will continue to have increased research and development costs during 2006 and beyond. See the discussion in the research and development section for the specifics of these costs and discussions of our current strategic alliances.

We continue to fund our operations and research and development through the notes payable proceeds we receive from Dutchess. On March 6, 2006, we issued to Dutchess a promissory note in the amount of $1,500,000 for a purchase price of $1,200,000. The note is due and payable in full on March 6, 2007. Other than the $300,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement.

On April 17, 2006, we issued to Dutchess a promissory note in the amount of $1,470,000 for a purchase price of $1,175,000. The note is due and payable in full on April 17, 2007. Other than the $295,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement.

On May 18, 2006, we issued to Dutchess a promissory note in the amount of $1,300,000 for a purchase price of $1,000,000. The note is due and payable in full on May 18, 2007. Other than the $300,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement.

On June 30, 2006, we issued to Dutchess a promissory note in the amount of $1,495,000 for a purchase price of $1,150,000. The note is due and payable in full on June 29, 2007. Other than the $345,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement

In connection with the notes, we paid Dutchess facility fees of $310,000 and convertible debentures totaling $1,353,750. We also paid approximately $181,000 of fees to Athena.

In order to continue to use our $35 million funding facility with Dutchess Equity Partners to fund our operations and complete future acquisitions, during April 2006 we filed a registration statement to register 600,000,000 shares of our common stock for this facility. The registration statement was declared effective on May 1, 2006.

The Dutchess Agreement provides that we from time to time may deliver a notice to Dutchess that will state the dollar amount of common stock that we desire it to purchase. The maximum amount permitted pursuant to any such notice is $600,000, and we can give approximately three such notices per month. Upon receipt of the notice, Dutchess is obliged to purchase the dollar amount of common stock set forth in the notice at a purchase price equal to 96% of the average of the two lowest closing bid prices of the common stock during the five trading days after the notice. We are not permitted to provide a notice to Dutchess, and Duchess is not obliged to purchase any of our shares, in the event that we do not have sufficient authorized shares available for purchase to fulfill such commitment. In accordance with the outstanding notes we issued to Dutchess, we are required to use 100% of the proceeds from these puts as payment on the notes.

We have formed DNAPrint Pharmaceuticals, Inc., a wholly-owned pharmaceutical subsidiary focused on personalized medicine. This new company will be focused on pharmacogenomics -- personalized medicine based on a patient's DNA. To finance our pharmacogenomics products, we will also be seeking funding for DNAPrint Pharmaceuticals.

We do not expect our revenue stream to be sufficient to cover costs of operations in the immediate future. We anticipate that the funding we expect to receive from the Dutchess Agreement will fund our operating activities through 2006. We will continue to use the $35 million Dutchess facility to provide additional cash in the future to fund future acquisitions, if any, and provide operating cash flow. If our share price is sufficiently low, or if any number of adverse factors or events occur, we will not have enough equity to complete future acquisitions or possibly to continue operations beyond 2006. Management is adequately confident that equity financing or debt will be available to fund our operations until revenue streams are sufficient to fund operations; however, the terms and timing of such equity or debt cannot be predicted.

We have issued securities, including our convertible debentures and our convertible preferred stock, that are convertible into our common stock at a continuously adjustable conversion price based on a discount on the trading price of our common stock. In addition, our Investment Agreement with Dutchess requires us, in order to raise capital from it, to sell our common stock to it at a continuously adjustable conversion price at a discount to the trading price of our common stock. As we draw down advances under the Investment Agreement with Dutchess and more of our common stock is sold pursuant thereto, the market price of our common stock could decrease significantly and make further advances impractical or impossible during time periods in which we may need to raise capital to fund our operations and market and sell our products and services. In addition, the issuance of our common stock upon exercise or conversion of our other securities may create a downward pressure on the market price of our common stock.

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred losses since our inception, and have experienced and continue to experience negative cash flows from operations. In addition, we have a working capital deficiency of $6,288,358 (of which $241,284 is a derivative liability) at June 30, 2006, and will continue to have ongoing requirements for substantial additional capital investment to accomplish our business plan over the next several years. Over the past few years, our operations have been funded through related party funding, sales of common stock and preferred stock, issuance of notes, put notices with Dutchess and the issuance of convertible debentures and the exercise of non-detachable warrants. We continue to experience some success generating operating revenues, and we anticipate, but cannot assure, that our existing funding sources will fund our operating activities through 2006. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Implementing our plan of operations results in increased expenses for personnel, advertising, promotion, and the collateral materials associated with these plans. Availability of funding and sales growth will determine to what extent and how quickly these plans can be implemented. Costs will vary according to timing and level of commitment. To date, management has maintained a lower level of commitment in order to preserve liquidity.

Capital  Expenditures
---------------------

During 2006, we anticipate continuing to develop the required infrastructure to realize our 2006 operational growth plan, including acquiring or leasing property, equipment and other operating assets.

On August 1, 2006, we entered into a five-year lease for 7,500 square feet with the estimated cost of $9.60 per square foot plus monthly CAM charges. We will incur costs to build out this facility of approximately $100,000 to $150,000.

In addition, it is anticipated that new laboratory and computer equipment will be purchased during 2006. Computer purchases for programming, modeling and business use are estimated at approximately $100,000 and scientific and business programs and software at approximately $50,000. Capital expenditures for laboratory equipment are estimated at approximately $250,000 during 2006.

It is our intent, during 2006, to increase our marketing and sales personnel. Current plans are to add up to two personnel in these areas. As cash flow permits, we plan on increasing our research staff through the addition of up to two post doctors. The post doctors would be responsible for internal research projects that will be directed by our Chief Scientific Officer. In addition, we are considering increasing our programming staff in order to expedite our research projects. Costs associated with the hiring process would include normal expenditures including advertising costs and possible search fees from outside consultants. For higher-level positions, additional interviews, sign on bonuses and relocation expenses may also be incurred. Although this is our current personnel hiring plan, conditions and other unforeseen factors could impact the decision making process and as a result plans may change.

OFF-BALANCE  SHEET  ARRANGEMENTS

As  of  June  30,  2006,  we  have  no  off-balance  sheet  arrangements.

                             DESCRIPTION OF PROPERTY

We currently lease an operating facility at 900 Cocoanut Avenue, Sarasota, Florida. This facility is under a month to month lease through December 31, 2006. The lease requires monthly rent of approximately $6,735. The building consists of approximately 4,000 square feet of laboratory and office space. We have leased an operating facility at 1621 West University Parkway, Sarasota, Florida effective October 1, 2006 and will move in during December 2006 after the laboratories are built. We leased approximately 7,500 square feet at this facility for a monthly rent of $6,000 plus CAM for a five-year period. We also lease an operating facility at 4655 Meade St., Suite 300, Richmond, California. This lease expires August 1, 2006 and we are negotiating the new lease. The lease requires monthly rent of approximately $5,547 for approximately 3,000 square feet of laboratory and office space. We also lease an operating facility at 700 Bay Street, Suite 2101, Toronto, Canada. This lease expires April 30, 2008 and has a three-year renewal option. The lease requires a monthly rent of approximately $6,300 CDN (approximately $5,355 USD) for approximately 2,800 square feet of laboratory and office space. All of these facilities are in good condition.
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until August 2003, we leased our principal office from Pacific Atlantic Corporation, a corporation controlled by George Frudakis, the father of Tony Frudakis. On October 15, 2001, we signed a lease for this space. The lease ran for 10 years at $5,333 per month plus increases annually based on increases in the Consumer Price Index. In June of 2003, we renegotiated the lease. The new two year operating lease expired on May 31, 2005 with an option to extend the lease for one year and then an additional three months. The building was sold to JSD Sarasota, LLC on August 26, 2003.

In connection with the renegotiation of the lease, we agreed to pay Mr. Frudakis an amount equal to 6 months rent, payable in our common stock. On July 28, 2004, we issued 76,118 shares of our common stock in exchange for a charge valued at $41,900 for renegotiating our building lease. These shares were issued to Mr. Frudakis.

In February 2002, we entered into a funding agreement with 4 shareholders, one of whom is Dr. Tony Frudakis, our Chief Scientific Officer and one of our directors, and another of whom is George Frudakis, Dr. Frudakis' father. These shareholders initially agreed to loan us $2,000,000 between March 2002 and December 2002. These loans were to be repaid along with all accrued interest at 8% on January 31, 2003. In June 2002, we elected to satisfy $509,160 of these notes through the issuance of 727,368 shares of our common stock. During October 2002 the terms of this agreement were modified, effectively terminating the participation of two of the shareholders. Pursuant to the amended agreement, the remaining two shareholders (including Dr. Frudakis and Mr. Frudakis) agreed to loan us $1,000,000 between December 2002 and December 2003. These loans were scheduled to mature, along with all accrued interest at 8%, on December 31, 2003. In the event of our default, the lenders' only remedy is to require us to issue shares of our stock as consideration for satisfaction of the debt. The number of shares to be issued for satisfaction of the debt will be based on a price of $0.70 per share if the weighted average price of our stock is $1.00 per share or above; alternatively if the weighted average price of our shares is less than $1.00, the number of shares due will be calculated using a 40% discount to the market price. Notwithstanding this, in no event will the shares to be issued under this arrangement be based on a price of less than $0.20 per share.

During 2004, we paid $75,000 to George Frudakis to pay the principal of approximately $45,000, accrued interest of approximately $4,000 and approximately $26,000 was recorded as other expense to satisfy in full any other claims related to his note and funding agreement.

Also, during 2004, the note to Tony Frudakis was reduced by a $38,068 payment made to him by making payments on his behalf to third parties. During late 2004, Tony Frudakis and we agreed to extend the funding agreement with him under the same terms until December 31, 2005 with an additional provision that if we are in default of the note, then the only recourse to pay the note is with our stock. During 2005, we reduced the note by $33,634 by making payments on his behalf to third parties. This agreement was replaced by a notes payable agreement with 8% annual interest and the interest and principal due on December 31, 2006. The provision permitting repayment of the note with our stock was deleted. At June 30, 2006, our notes payable to Tony Frudakis have a balance of $238,381.

On December 28, 2004, we entered into a loan agreement with Biofrontera AG, a German corporation whereby we loaned 140,000 euros to Biofrontera. This converted to 193,426 U.S. dollars at year end. At December 31, 2004 we recorded the loan of $193,426 and accrued interest of $257 for a total receivable of $193,683. This note has a 12 % annual interest rate. The interest and principal payments are due by December 31, 2005. During 2004, we had an investment agreement with Biofrontera to acquire a portion of their company. During
February 2005, this investment agreement was terminated, however the loan remains outstanding and the terms of the loan agreement remain in effect. During the fourth quarter of 2005, this loan was paid in full.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is eligible for quotation on the OTC Bulletin Board. Set forth below is a table summarizing the high and low bid quotations for our common stock during its last two fiscal years.

              SUMMARY OF QUARTERLY HIGH & LOW PRICE OF COMMON STOCK
              -----------------------------------------------------

       QUARTER                 HIGH  BID               LOW  BID
       -------                  --------               --------
1st  Quarter  2004                1.400                  0.720
2nd  Quarter  2004                1.000                  0.500
3rd  Quarter  2004                0.600                  0.013
4th  Quarter  2004                0.400                  0.100
1st  Quarter  2005                0.260                  0.020
2nd  Quarter  2005                0.510                  0.034
3rd  Quarter  2005                0.202                  0.013
4th  Quarter  2005                0.044                  0.002
1st  Quarter  2006                0.034                  0.017
2nd  Quarter  2006                0.025                  0.016

The above table is based on Over-The-Counter quotations. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As June 30, 2006 there were 1,023 owners of record of our common stock. We have never paid any cash dividends. The payment of dividends, if any, in the future is within the discretion of our Board of Directors, and will depend upon our earnings, capital requirements and financial condition, and other relevant factors. We do not expect to declare dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

The compensation and awards that have been earned by our executives are listed below.


                                                       SUMMARY  COMPENSATION  TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                             Restricted
                                                                                Stock                All Other
Name and Principal Capacity                  Year          Salary             Awards(1)            Compensation(2)
---------------------------                  ----          ------             ---------            ---------------
Richard Gabriel(3)                           2003           $--              $870,000(4)               $444,808
Director, Chief Executive                    2004       148,615(10)                --                   (56,646)
Officer, President                           2005       205,203(10)                --

Hector Gomez, M.D., Ph.D.(11)                2003           $--              $725,000(5)               $277,988
Director, Chairman of the                    2004        74,678(10)                --                    28,664
Board, Chief Medical Officer                 2005       229,664(10)                --                    20,000

Tony Frudakis, Ph.D.(6)                      2003      $130,000              $870,000(7)               $307,888
Chief Scientific Officer,                    2004       183,010(10)                --                    (8,488)
Director, Secretary                          2005       200,203(10)                --                        --

Monica Tamborini(8)                          2003           $--              $580,000(9)               $257,372
Chief Financial Officer,                     2004       130,132(10)                --                     9,280
Chief Operations Officer                     2005        63,606(10)                --                        --

(1) The dollar value of the restricted stock is calculated by multiplying the closing market price of our unrestricted stock on the date of grant, May 16, 2003, by the number of shares awarded as required in instructions to Item 402(b)(2)(iii)(C). For book purposes, the value is calculated by applying a 15% discount on the closing price.

(2) Because the grantees can not sell their stock for cash to cover the tax liability that will be due, we agreed to cover the tax liability associated with the stock grant in cash by the date that the tax will be due by the grantee. The table reflects amounts that were earned in 2003 and 2004, but paid in 2004 and 2005, respectively. The 2004 amounts also reflect an adjustment to this tax liability for these executives. Dr. Gomez's 2003, 2004 and 2005 amounts include $20,000 of additional compensation.

(3) Mr. Gabriel joined our Board of Directors during 2002 and became our Chief Executive Officer and President in 2003.

(4) Calculated on 1,500,000 shares at a price of $0.58, the close price of the stock on May 16, 2003, the date the award was granted by the Board of Directors.

(5) Calculated on 1,250,000 shares at a price of $0.58, the close price of the stock on May 16, 2003, the date the award was granted by the Board of Directors.

(6) Dr. Frudakis has been with us since inception and has held many titles and positions during that time including Chief Executive Officer, President and Chief Financial Officer. Dr. Frudakis is currently our Chief Scientific Officer.

(7) Calculated on 1,500,000 shares at a price of $0.58, the close price of the stock on May 16, 2003, the date the award was granted by the Board of Directors.

(8)  Ms.  Tamborini  joined  us  in  2003.

(9) Calculated on 1,000,000 shares at a price of $0.58, the close price of the stock on May 16, 2003, the date the award was granted by the Board of Directors.

(10) The executives deferred part of their 2004 salary. The deferred salary amounts included in the 2004 amounts above were $54,170 for Mr. Gabriel, $29,231 for Mr. Gomez, $48,346 for Mr. Frudakis and $50,763 for Ms. Tamborini. The executives deferred part of their 2005 salary. The deferred salary amounts included in the 2005 amounts above were $75,000 for Mr. Gabriel, $66,000 for Mr. Gomez, $60,000 for Mr. Frudakis and $18,375 for Ms. Tamborini.

(11) Dr. Gomez joined our Board of Directors during 2002 and became our Chief Medical Officer in 2003.


EMPLOYMENT  AGREEMENTS

On May 8, 2001, we entered into an Employment Agreement with Tony Frudakis, our Chief Scientific Officer. The Agreement runs for a term that commenced August 22, 2001 and expired on August 22, 2005, subject to extension from year to year by mutual agreement. Our Board of Directors may increase the salary from time to time in its discretion. At January 1, 2006, his salary was increased to $240,000 with $168,000 paid in cash and $72,000 deferred. The Employment Agreement also permits the Board of Directors to pay discretionary bonuses or other benefits to Dr. Frudakis. Upon termination of employment, the Agreement prohibits Dr. Frudakis from competing with the Company for a period of two years in the state of Florida. On November 30, 2001, we also entered into a Performance Stock Agreement with Dr. Frudakis that requires us to grant him 1.5 million shares of our restricted stock upon achieving certain milestones. The Board of Directors renegotiated the milestones in light of changes in our operational strategy. Thereafter, Dr. Frudakis met the milestone and we granted the stock in 2003. In May 2003, we entered into one-year employment agreements with Richard Gabriel and Hector Gomez. These agreements automatically extend for unlimited successive one-year periods unless terminated in accordance with the agreement. As consideration for the first year of employment, we agreed to issue, at no cost to the executives, a total of 2,750,000 shares of our common stock, and to pay the related federal and state income taxes they will incur as a result of these stock grants. The Agreements prohibit them from competing with us for a period of two years from the date of termination or leaving our employ. At January 1, 2006, Richard Gabriel's annual salary is $300,000 with $210,000 paid in cash and $90,000 deferred; Hector Gomez's annual salary is $288,000 with $201,600 paid in cash and $86,400 deferred.

COMPENSATION  OF  DIRECTORS

On February 22, 2002, we entered into an agreement with Dr. Gomez when he joined our board of directors. In consideration of Dr. Gomez' agreement to serve on the Board of Directors, we granted him options to purchase 130,000 shares of our stock at an exercise price of $0.60 per share. All of the options vested at December 31, 2005. In addition, we agreed to pay him a cash director's fee of $20,000 per year through December 31, 2005. Other than described in this paragraph, no other director receives any compensation for services as a director. Directors are reimbursed for expenses to attend board meetings.

EMPLOYEE  STOCK  OPTIONS  AND  AWARDS


                            FISCAL 2005 YEAR-END OPTION VALUES
                             Number of Securities Underlying
                                  Unexercised Options at
                                      December 31, 2005                                   Value of Unexercised
                                                                                           In-The-Money Options
                                                                                            December 31, 2005
                               -------------------------------                       ----------------------------
     Name                       Exercisable     Unexercisable                         Exercisable   Unexercisable
----------------               -------------  ----------------                       -------------  -------------
Richard Gabriel                 18,500,000                 -                            $61,500              -
Tony Frudakis                   18,500,000                 -                            $61,500              -
Hector Gomez                    18,630,000                 -                            $61,500              -
Monica Tamborini                 2,000,000                 -                                  -              -

There  were  no  options  exercised  during  fiscal  year  2005.
(1)  The  market  price  of  our  stock  was  $0.0211  at  December  31,  2005.

                             DNAPRINT GENOMICS, INC.
                         (A Development Stage Enterprise)

                        Consolidated Financial Statements
  as of and for various periods ended December 31, 2005 and 2004 and Independent
                                Auditor's Report
                             DNAPRINT GENOMICS, INC.
                        (A Development Stage Enterprise)
                                TABLE OF CONTENTS

                                                                            Page

  Report  of  Independent  Registered  Public  Accounting  Firm              F-1

Consolidated  Financial  Statements

  Consolidated  Balance  Sheet  as  of  December  31,  2005                  F-2

  Consolidated  Statements  of  Operations  for  the  years
  ended  December  31,  2005  and  2004,  and  for  the  period
  December  10,  1998  (date  of  inception)  to  December  31,  2005        F-3

  Consolidated  Statements  of  Stockholders'  Equity  (Deficit)
  for  the  period  ended  December  10,  1998  to  December  31,  1999 and  for  the  years  ended  December  31,  2000,  2001,  2002,  2003,
  2004  and  2005                                                            F-4

  Consolidated  Statements  of  Cash  Flows  for  the  years  ended
  December  31,  2005  and  2004  and  for  the  period December 10, 1998
  (date  of  inception)  to  December  31,  2005                            F-13

  Notes  to  Consolidated  Financial  Statements                            F-15

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board  of  Directors
DNAPrint  Genomics,  Inc.  and  Subsidiaries
(A  Development  Stage  Enterprise)
Sarasota,  Florida

We have audited the accompanying consolidated balance sheet of DNAPrint Genomics, Inc. and subsidiaries (a development stage enterprise) as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 2005 and 2004 and the period from December 10, 1998 (Date of Inception) through December 31, 2005. These consolidated financial statements are the responsibility of the management of DNAPrint Genomics, Inc. and Subsidiaries. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements as of December 31, 2002 and for the period December 10, 1998 (date of inception) through December 31, 2002 were audited by other auditors whose report dated April 11, 2003 included an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements for the period December 10, 1998 (date of inception) through December 31, 2002 include total sales and net loss of $270,938 and $6,849,650, respectively. Our opinion on the consolidated statements of operations, changes in stockholders' equity, and cash flows for the period December 10, 1998 (date of inception) through December 31, 2005 insofar as it relates to amounts for periods through December 31, 2002 is based solely on the report of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we expressed no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on the audit and the report of other auditors on the previous years' consolidated financial statements, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DNAPrint Genomics, Inc. and subsidiaries as of December 31, 2005 and the consolidated results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and the period from December 10, 1998 (Date of Inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B, the Company incurred a net loss of $8,715,852 during the year ended December 31, 2005 and has an accumulated deficit of $29,078,617 from inception to December 31, 2005. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Pender  Newkirk  &  Company

Pender  Newkirk  &  Company  LLP
Certified  Public  Accountants
Tampa,  Florida
February  24,  2006

                             DNAPRINT GENOMICS, INC.
                         (A Development Stage Enterprise)
               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  1,806,646
Accounts receivable (net of allowance for doubtful accounts of $8,740) . . . . . . . . .       101,852
Inventory, raw material. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       298,685
Deferred financing costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       118,335
Prepaid expenses and other current assets. . . . . . . . . . . . . . . . . . . . . . . .       145,095
                                                                                          -------------
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,470,613
                                                                                          -------------
PROPERTY AND EQUIPMENT (net of accumulated depreciation and
  amortization of $726,684). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,229,133
OTHER ASSETS:
Investment in Biofrontera. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,274,702
Goodwill and other intangibles . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       325,958
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,703
                                                                                          -------------
Total Other Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,610,363
                                                                                          -------------
TOTAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  6,310,109
                                                                                          =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts Payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  1,152,711
Accrued Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       198,889
Deferred Revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       195,018
Accrued compensation expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       749,654
Notes payable (net of discount of $3,332,374). . . . . . . . . . . . . . . . . . . . . .       267,635
Notes payable to related parties . . . . . . . . . . . . . . . . . . . . . . . . . . . .       238,381
Capital lease obligation - current . . . . . . . . . . . . . . . . . . . . . . . . . . .       264,936
Derivative liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6,981,306
                                                                                          -------------
Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10,048,530
Capital lease obligation - long-term . . . . . . . . . . . . . . . . . . . . . . . . . .       172,505
Convertible debentures - long-term (net of discount of $784,542) . . . . . . . . . . . .       126,458
                                                                                          -------------
Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10,347,493
                                                                                          -------------
Redeemable instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        52,750

Commitments (See Note J below) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -

STOCKHOLDERS' DEFICIT
Preferred stock, $0.01 par value, 10,000,000 shares authorized, of which 50,000 shares are designated as Series A
Series A convertible preferred stock, 50,000 shares authorized;
  40,000 shares issued, 14,722 outstanding; $147,000 liquidation value . . . . . . . . .           147
Common stock, $0.01 par value, 1,500,000,000 shares authorized;
  236,213,848 shares issued and outstanding. . . . . . . . . . . . . . . . . . . . . . .     2,362,140
Common stock subscribed (559,876 shares) . . . . . . . . . . . . . . . . . . . . . . . .         5,599
Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30,022,934
Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . .          (541)
Prepaid warrant exercises. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       120,000
Deferred stock compensation and consulting . . . . . . . . . . . . . . . . . . . . . . .       (94,374)
Deficit incurred prior to development stage. . . . . . . . . . . . . . . . . . . . . . .    (7,427,422)
Deficit accumulated during the development stage . . . . . . . . . . . . . . . . . . . .   (29,078,617)
                                                                                          -------------
Total stockholders' deficit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (4,090,134)
                                                                                          -------------
TOTAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  6,310,109
                                                                                          =============

See  notes  to  consolidated  financial  statements

                            DNAPrint Genomics, Inc.
                            -----------------------
                        (A Development Stage Enterprise)
                        --------------------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                                                                   For the Period
                                                                                                                  December 10, 1998
                                                                         For the Year Ended  For the Year Ended  (date of inception)
                                                                          December 31, 2005  December 31, 2004  to December 31, 2005
                                                                         ------------------  ------------------  ------------------

SALES                                                                    $       1,275,503   $         785,632   $       3,041,711

COST OF SALES                                                                      950,472             507,927           2,063,499
                                                                         ------------------  ------------------  ------------------
GROSS PROFIT                                                                       325,031             277,705             978,212
                                                                         ------------------  ------------------  ------------------
OTHER OPERATING EXPENSES:
Research and development                                                         2,122,383           1,561,142          10,768,050
General and administrative                                                       2,864,548           2,050,981          10,764,484
                                                                         ------------------  ------------------  ------------------
Total other operating expenses                                                   4,986,931           3,612,123          21,532,534
                                                                         ------------------  ------------------  ------------------

LOSS FROM OPERATIONS                                                            (4,661,900)         (3,334,418)        (20,554,322)
                                                                         ------------------  ------------------  ------------------
OTHER INCOME (EXPENSES):
Interest expense                                                                   (50,370)            (58,475)         (1,495,273)
Intrinsic value of convertible debt and
  non-detachable warrants and debt discount amortization                        (1,953,084)                  -          (2,453,084)
Interest income                                                                     15,974                                  15,974
Amortization of deferred financing fees                                           (333,255)            (22,954)           (356,209)
Sale of option to Orchid Biosciences                                                     -                   -             353,090
Loss on disposal of investments                                                          -                   -            (349,006)
Loss on derivative contracts, net                                               (1,610,905)                  -          (1,610,905)
Stock based settlement expense                                                           -                   -            (152,437)
Foreign currency loss                                                               (7,060)                  -              (7,060)
Other expenses                                                                    (115,252)           (319,135)           (481,157)
                                                                         ------------------  ------------------  ------------------
Total other income (expenses) - net                                             (4,053,952)           (400,564)         (6,536,067)
                                                                         ------------------  ------------------  ------------------

NET LOSS                                                                 $      (8,715,852)  $      (3,734,982)  $     (27,090,389)
                                                                         ==================  ==================  ==================
NET LOSS PER SHARE - Basic and Diluted                                   $           (0.09)  $           (0.11)  $           (0.84)

SHARES USED IN COMPUTING NET LOSS PER SHARE - Basic and Diluted                 93,531,222          35,373,731          32,353,028
See  notes  to  consolidated  financial  statements

                            DNAPrint Genomics, Inc.
                            -----------------------
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
           ---------------------------------------------------------
                        (A Development Stage Enterprise)
                        --------------------------------
                                                                 Preferred Stock                          Common Stock
                                                           Shares               Amount             Shares              Amount
                                                     ------------------  ------------------  ------------------  ------------------
BALANCES, DECEMBER 10, 1998                                          -   $               -           1,470,050   $          14,701
Stock issued for acquisition of DNAPrint
Genomics, Inc. (FL) in Pooling of Interests                          -                   -           9,600,000              96,000
Common stock issued for reorganization/court
order at $0.47 per share                                             -                   -           6,250,000              62,500
Adjustment due to subsidiaries liquation in
bankruptcy                                                           -                   -                   -                   -
Net loss for the year ended December 31, 1999                        -                   -                   -                   -
                                                     ------------------  ------------------  ------------------  ------------------
BALANCES, DECEMBER 31, 1999                                          -                   -          17,320,050             173,201
Stock issued for advertising and marketing
services at $0.40 per share                                          -                   -             400,000               4,000
Increases in stock issued for acquisition of
land at $1.33 per share                                              -                   -           1,500,000              15,000
Net loss for the year ended December 31, 2000                        -                   -                   -                   -
Unrealized loss on securities                                        -                   -                   -                   -
Subscription receivable payments                                     -                   -                   -                   -
Deferred stock compensation related to
stock option grants                                                  -                   -                   -                   -
Dividend paid in common stock of Heroes, Inc.                        -                   -                   -                   -
                                                     ------------------  ------------------  ------------------  ------------------
BALANCES, DECEMBER 31, 2000                                          -                   -          19,220,050             192,201

Common stock issuances: -  -  -  -
 Via 506 Private Placement at $1.00 per share                        -                   -             716,200               7,162
 For consulting services at $1.00 per share                          -                   -              40,000                 400
 Through funding agreement with TBFI at $1.00 per share              -                   -             390,831               3,908
 From exercise of nonqualified stock options at
$1.22 per share                                                      -                   -             562,500               5,625
 For bankruptcy settlements at $0..40 per share                      -                   -             534,788               5,348
Loss on investment                                                   -                   -                   -                   -
Recovery of subscription receivables                                 -                   -                   -                   -
Deferred stock compensation related to
stock option grants                                                  -                   -                   -                   -
Amortization of deferred stock compensation                          -                   -                   -                   -
Net loss for the year ended December 31, 2001                        -                   -                   -                   -
                                                     ------------------  ------------------  ------------------  ------------------
BALANCES, DECEMBER 31, 2001                                          -                   -          21,464,369             214,644
Common stock issuances:
Via 506 Private Placement at $0.36 per share                         -                   -              69,444                 694
For consulting services at $0.80 per share                           -                   -               2,500                  25
For consulting services at $1.26 per share                           -                   -               2,103                  21
For consulting services at $1.34 per share                           -                   -               2,500                  25
From exercise of nonqualified stock options
at $0.97 per share                                                   -                   -             127,778               1,278
From exercise of nonqualified stock options
at $1.18 per share                                                   -                   -             125,000               1,250
From exercise of employee stock options                              -                   -              47,249                 472
For settlement of related party notes payable
at $1.26 per share                                                   -                   -             727,368               7,274
Per settlement agreement with TBFI                                   -                   -                   -                   -
Deferred stock compensation related
to stock option grants                                               -                   -                   -                   -
Amortization of deferred stock compensation                          -                   -                   -                   -
Net loss for the year ended December 31, 2002                        -                   -                   -                   -
                                                     ------------------  ------------------  ------------------  ------------------
BALANCES, DECEMBER 31, 2002                                          -                   -          22,568,311             225,683

(Continued)

(Continued)
<CAPTION
                                                       Additional         Common           Stock                        Deferred
                                                         Paid in          Stock        Subscription       Prepaid         Stock
                                                         Capital        Subscribed      Receivable        Warrants     Compensation
                                                      --------------  --------------  --------------  --------------  --------------
BALANCES, DECEMBER 10, 1998                           $   5,256,690   $           -   $           -   $           -   $           -
Stock  issued  for  acquisition  of  DNAPrint
Genomics, Inc. (FL) in Pooling of  Interests                904,000               -      (1,000,000)              -               -
Common stock issued for reorganization/court
order at $0.47 per share                                  2,874,980               -               -               -               -
Adjustment due to subsidiaries liquation in bankruptcy            -               -               -               -               -
Net loss for the year ended December 31, 1999                     -               -               -               -               -
                                                      --------------  --------------  --------------  --------------  --------------
BALANCES, DECEMBER 31, 1999                               9,035,670               -      (1,000,000)              -               -
Stock issued for advertising and marketing
services at $0.40 per share                                 156,000               -               -               -               -
Increases in stock issued for acquisition of land at
$1.33 per share                                           1,985,000               -               -               -               -
Net loss for the year ended December 31, 2000                     -               -               -               -               -
Unrealized  loss  on  securities                                  -               -               -               -               -
Subscription  receivable  payments                                -               -         539,500               -               -
Deferred stock compensation related
to stock option grants                                      731,450               -               -               -        (731,450)
Dividend paid in common stock of Heroes, Inc.                     -               -               -               -               -
                                                      --------------  --------------  --------------  --------------  --------------
BALANCES, DECEMBER 31, 2000                              11,908,120               -        (460,500)              -        (731,450)

Common stock issuances:                                           -               -               -               -               -
  Via 506 Private Placement at $1.00 per share              709,038               -               -               -               -
  For  consulting  services  at  $1.00  per  share           39,600               -               -               -               -
  Through  funding  agreement  with  TBFI  at
  $1.00  per  share                                         386,923               -               -               -               -
  From exercise of nonqualified stock options
  at $1.22 per share                                        681,250               -               -               -               -
  For bankruptcy settlements at $0.40 per share             208,568               -               -               -               -
Loss on investment                                                -               -               -               -               -
Recovery  of  subscription  receivables                           -               -         460,500               -               -
Deferred stock compensation related to stock
option grants                                                22,100               -               -               -         (22,100)
Amortization of deferred stock compensation                       -               -               -               -         219,530
Net loss for the year ended December 31, 2001                     -               -               -               -               -
                                                      --------------  --------------  --------------  --------------  --------------
BALANCES, DECEMBER 31, 2001                              13,955,599               -               -               -        (534,020)
Common  stock  issuances:
Via  506  Private  Placement  at  $0.36  per  share          24,306               -               -               -               -
For consulting services at $0.80 per share                    1,975               -               -               -               -
For consulting services at $1.26 per share                    2,628               -               -               -               -
For consulting services at $1.34 per share                    3,325               -               -               -               -
From  exercise  of  nonqualified  stock  options
at $0.97 per share                                          122,221               -               -               -               -
From  exercise  of  nonqualified  stock  options
at $1.18 per share                                          146,250               -               -               -               -
From exercise of employee stock options                        (472)              -               -               -               -
For settlement of related party notes payable
at $1.26 per share                                          909,209               -               -               -               -
Per  settlement  agreement  with  TBFI                       34,200               -               -               -               -
Deferred stock compensation related to
stock option grants                                         171,800               -               -               -        (171,800)
Amortization of deferred stock compensation                       -               -               -               -         269,694
Net loss for the year ended December 31, 2002                     -               -               -               -               -
                                                      --------------  --------------  --------------  --------------  --------------
BALANCES, DECEMBER 31, 2002                              15,371,041               -               -               -        (436,126)

(Continued)

(Continued)
                                                           Deficit            Deficit
                                                          incurred          accumulated         Accumulated
                                                            prior           during the             Other
                                                         development       Comprehensive       Comprehensive
                                                            stage              stage               Income               Total
                                                     ------------------  ------------------  ------------------  ------------------
BALANCES, DECEMBER 10, 1998                          $      (7,427,422)  $     (44,244,627)  $         222,443   $     (46,178,215)
Stock  issued  for  acquisition  of  DNAPrint
Genomics, Inc. (FL) in Pooling of Interests                          -                   -                   -                   -
Common  stock  issued  for  reorganization/court
order at $0.47 per share                                             -                   -                   -           2,937,480
Adjustment due to subsidiaries liquation in bankruptcy               -          63,355,809                   -          63,355,809
Net loss for the year ended December 31, 1999                        -         (20,061,513)                  -         (20,061,513)
                                                     ------------------  ------------------  ------------------  ------------------
BALANCES, DECEMBER 31, 1999                                 (7,427,422)           (950,331)            222,443              53,561
Stock issued for advertising and marketing services
at $0.40 per share                                                   -                   -                   -             160,000
Increases  in  stock  issued  for  acquisition  of
land at $1.33 per share                                              -                   -                   -           2,000,000
Net  loss  for  the  year  ended December 31, 2000                   -            (191,789)                  -            (191,789)
Unrealized loss on securities                                        -                   -            (197,298)           (197,298)
Subscription receivable payments                                     -                   -                   -             539,500
Deferred  stock  compensation  related  to  stock
option grants                                                        -                   -                   -                   -
Dividend paid in common stock of Heroes, Inc.                        -          (1,988,228)                  -          (1,988,228)
                                                     ------------------  ------------------  ------------------  ------------------
BALANCES, DECEMBER 31, 2000                                 (7,427,422)         (3,130,348)             25,145             375,746
Common  stock  issuances:
  Via  506  Private  Placement  at  $1.00  per  share                -                   -                   -             716,200
  For consulting services at $1.00 per share                         -                   -                   -              40,000
  Through funding agreement with TBFI at $1.00 per share             -                   -                   -             390,831
  From exercise of nonqualified stock options at $1.22
  per share                                                          -                   -                   -             686,875
  For  bankruptcy  settlements  at  $0.40  per  share                -                   -                   -             213,916
Loss on investment                                                   -                   -             (25,145)            (25,145)
Recovery of subscription receivables                                 -                   -                   -             460,500
Deferred  stock  compensation  related  to  stock
option grants                                                        -                   -                   -                   -
Amortization of deferred stock compensation                          -                   -                   -             219,530
Net loss for the year ended December 31, 2001                        -          (2,593,906)                  -          (2,593,906)
                                                     ------------------  ------------------  ------------------  ------------------
BALANCES, DECEMBER 31, 2001                                 (7,427,422)         (5,724,254)                  -             484,547
Common  stock  issuances:
Via 506 Private Placement at $0.36 per share                         -                   -                   -              25,000
For  consulting  services  at  $0.80  per share                      -                   -                   -               2,000
For  consulting  services  at  $1.26  per share                      -                   -                   -               2,649
For  consulting  services  at  $1.34  per share                      -                   -                   -               3,350
From exercise of nonqualified stock options at
$0.97 per share                                                      -                   -                   -             123,499
From exercise of nonqualified stock options at
$1.18 per share                                                      -                   -                   -             147,500
From  exercise  of  employee  stock  options                         -                   -                   -                   -
For settlement of related party notes payable at
$1.26 per share                                                      -                   -                   -             916,483
Per settlement agreement with TBFI                                   -                   -                   -              34,200
Deferred  stock  compensation  related  to
stock option grants                                                  -                   -                   -                   -
Amortization of deferred stock compensation                          -                   -                   -             269,694
Net loss for the year ended December 31, 2002                        -          (3,113,624)                  -          (3,113,624)
                                                     ------------------  ------------------  ------------------  ------------------
BALANCES, DECEMBER 31, 2002                                 (7,427,422)         (8,837,878)                  -          (1,104,702)

(Continued)

(Continued)
                                                                              Preferred Stock                   Common Stock
                                                                          Shares          Amount          Shares           Amount
                                                                      --------------  --------------  --------------  --------------
Common  stock  issuances:
  For settlement of related party notes payable and interest at $0.64             -               -         865,399           8,654
  For settlement of related party notes payable and interest at $0.64             -               -         403,362           4,034
  For settlement of related party notes payable and interest at $1.48             -               -         135,502           1,355
  For settlement of related party notes payable and interest at $1.44             -               -         404,630           4,046
  For consulting services at $0.60 per share                                      -               -         139,043           1,391
  For consulting services at $.096 per share                                      -               -          16,686             167
  For  consulting  and  scientific advisory board services
   at $1.47 per share                                                             -               -          13,497             135
  For scientific advisory board services at $.095 per share                       -               -           5,000              50
  For accounting services at $0.52 per share                                      -               -           4,208              42
  For  legal  services  at  $1.35  per  share                                     -               -           2,917              29
  For  legal  services  at  $1.54  per  share                                     -               -           3,539              35
  For  legal  services  at  $1.28  per  share                                     -               -           3,180              32
  For  legal  services  at  $1.01  per  share                                     -               -           2,990              30
  For  legal  services  at  $0.97  per  share                                     -               -           6,404              64
  For consulting services at $0.63 per share                                      -               -           6,729              67
  For  legal  services  at  $0.55  per share                                      -               -          42,196             422
  For consulting services at $0.99                                                -               -          32,608             326
  From  exercise  of  nonqualified  stock  options  at  $.058 per share           -               -         294,118           2,941
  From  exercise  of  nonqualified  stock  options  at  $2.70 per share           -               -         208,333           2,083
  From  exercise  of  nonqualified  stock  options  at  $2.20 per share           -               -         208,333           2,083
  From  exercise  of  nonqualified  stock  options  at  $1.44 per share           -               -         151,515           1,515
  From  exercise  of  nonqualified  stock  options  at  $1.22 per share           -               -         161,290           1,613
  Via 506 private placement at $0.30 per share                                    -               -          33,333             333
  Via 506 private placement at $0.29 per share                                    -               -         138,889           1,389
  For settlement with TBFI. at $1.64 per share                                    -               -         238,183           2,382
  Conversion  of debt to common stock and exercise of
   non-detachable warrants                                                        -               -         104,737           1,048
Amortization  of  deferred  stock  compensation                                   -               -               -               -
Deferred stock compensation costs                                                 -               -               -               -
Stock options cancelled                                                           -               -               -               -
Common stock subscribed                                                           -               -               -               -
Intrinsic value of convertible debt and warrants                                  -               -               -               -
Stock issuance costs                                                              -               -               -               -
Warrants issued for stock issuance costs                                          -               -               -               -
Net  loss  for  the  year  ended  December  31, 2003                              -               -               -               -
                                                                      --------------  --------------  --------------  --------------
BALANCES, DECEMBER 31, 2003                                                       -               -      26,194,932         261,949

Common  stock  issuances:
  Stock  issued  that  was  subscribed  in  the  prior  year                      -               -       5,768,315          57,683
  For accrued expenses at $0.55 per share                                         -               -          76,118             761
  For  consulting  services  and  accrued  expenses  at
   $1.12 per share                                                                -               -         250,000           2,500
  For consulting services at $0.60 per share                                      -               -           2,500              25
  For consulting services at $0.84 per share                                      -               -           2,500              25
  For  consulting  services  at  $0.20  per share                                 -               -               -               -
  For  consulting  services  at  $0.40  per share                                 -               -               -               -
  For consulting services at $0.40 per share                                      -               -           9,771              98
  Conversion  of  debt  to  common  stock  and  exercise  of
   $20.00 per share  non-detachable warrants                                      -               -      14,642,827         146,428
  Exercise of options                                                             -               -           9,250              93
Prepaid  monies  for  future  exercise  of  warrants                              -               -               -               -
Preferred stock Series A issued to investors                                 40,000             400               -               -
Stock options cancelled                                                           -               -               -               -
Amortization  of  deferred  stock  compensation                                   -               -               -               -
Stock issuance costs                                                              -               -               -               -
Warrants issued for stock issuance costs                                          -               -               -               -
Net  loss  for  the  year  ended  December  31, 2004                              -               -               -               -
                                                                      --------------  --------------  --------------  --------------
BALANCE DECEMBER 31, 2004                                                    40,000             400      46,956,213         469,562

(Continued)

(Continued)
                                                       Additional         Common           Stock                        Deferred
                                                         Paid in          Stock        Subscription       Prepaid         Stock
                                                         Capital        Subscribed      Receivable        Warrants     Compensation
                                                      --------------  --------------  --------------  --------------  --------------
Common  stock  issuances:
  For settlement of related party notes payable
   and interest at $064                                     545,201               -               -               -               -
  For settlement of related party notes payable
  and interest at $0.64                                     254,117               -               -               -               -
  For settlement of related party notes payable
   and interest at $1.48                                    199,188               -               -               -               -
  For settlement of related party notes payable
   and interest at $1.44                                    578,621               -               -               -               -
  For consulting services at $0.60 per share                 82,035               -               -               -               -
  For consulting services at $0.95 per share                 15,835               -               -               -               -
  For  consulting  and  scientific advisory
   board services at $1.47 per share                         19,697               -               -               -               -
  For scientific advisory board services at $0.95
   per share                                                  4,700               -               -               -               -
  For accounting services at $0.52 per share                  2,157               -               -               -               -
  For legal services at $1.35 per share                       3,914               -               -               -               -
  For legal services at $1.54 per share                       5,429               -               -               -               -
  For legal services at $1.28 per share                       4,051               -               -               -               -
  For legal services at $1.01 per share                       2,990               -               -               -               -
  For legal services at $0.97 per share                       6,135               -               -               -               -
  For consulting services at $0.63 per share                  4,155               -               -               -               -
  For legal services at $055 per share                       22,583               -               -               -               -
  For consulting services at $0.99                           31,977               -               -               -               -
  From exercise of nonqualified stock options at
   $0.58 per share                                          167,647               -               -               -               -
  From exercise of nonqualified stock options at
   $2.70 per share                                          560,417               -               -               -               -
  From exercise of nonqualified stock options at
   $2.20 per share                                          456,250               -               -               -               -
  From exercise of nonqualified stock options at
   $1.44 per share                                          216,667               -               -               -               -
  From exercise of nonqualified stock options at
   $1.22 per share                                          195,161               -               -               -               -
  Via 506 private placement at $0.30 per share                9,667               -               -               -               -
  Via 506 private placement at $0.29 per share               38,611               -               -               -               -
  For settlement with TBFI. at $1.64 per share              388,238               -               -               -               -
  Conversion  of debt to common stock and
   exercise of non-detachable warrants                       78,952               -               -               -               -
Amortization of deferred stock compensation                       -               -               -               -       1,378,637
Deferred stock compensation costs                                 -               -               -               -      (1,848,750)
Stock options cancelled                                    (170,883)              -               -               -         170,883
Common stock subscribed                                   2,932,804          57,683               -               -               -
Intrinsic value of convertible debt and warrants            500,000               -               -               -               -
Stock issuance costs                                       (173,523)              -               -               -               -
Warrants issued for stock issuance costs                     80,000               -               -               -               -
Net loss for the year ended December 31, 2003                     -               -               -               -               -
                                                      --------------  --------------  --------------  --------------  --------------
BALANCES, DECEMBER 31, 2003                              22,433,834          57,683               -               -        (735,356)
Common stock issuances:
  Stock issued that was subscribed in the prior year              -         (57,683)              -               -               -
  For accrued expenses at $0.55 per share                    41,104               -               -               -               -
  For consulting services and accrued expenses
   at $1.12 per share                                       277,500               -               -               -               -
  For consulting services at $0.60 per share                  1,475               -               -               -               -
  For consulting services at $0.84 per share                  2,075               -               -               -               -
  For consulting services at $0.20 per share                  2,381             125               -               -               -
  For consulting services at $0.40 per share                  3,053              78               -               -               -
  For consulting services at $0.40 per share                  3,779               -               -               -               -
  Conversion  of  debt  to  common  stock  and
   exercise  of $20.00 per share non-detachable
   warrants                                               4,329,067           4,505               -         (90,000)              -
  Exercise of options                                           (93)              -               -               -               -
Prepaid monies for future exercise of warrants                    -               -               -         345,000               -
Preferred stock Series A issued to investors                399,600               -               -               -               -
Stock options cancelled                                     (19,950)              -               -               -          19,950
Amortization of deferred stock compensation                       -               -               -               -         689,335
Stock issuance costs                                       (489,335)              -               -               -               -
Warrants issued for stock issuance costs                    197,633               -               -               -               -
Net loss for the year ended December 31, 2004                     -               -               -               -               -
                                                      --------------  --------------  --------------  --------------  --------------
BALANCE DECEMBER 31, 2004                                27,182,123           4,708               -         255,000         (26,071)

(Continued)

(Continued)
                                                                             Deficit        Deficit
                                                                             incurred     accumulated    Accumulated
                                                                              prior        during the       Other
                                                                           development   Comprehensive  Comprehensive
                                                                              stage          stage          Income         Total
                                                                          -------------  -------------  -------------  -------------
Common  stock  issuances:
  For settlement of related party notes payable and interest at $064                 -              -              -        553,855
  For settlement of related party notes payable and interest at $0.64                -              -              -        258,151
  For settlement of related party notes payable and interest at $1.48                -              -              -        200,543
  For settlement of related party notes payable and interest at $1.44                -              -              -        582,667
  For consulting services at $0.60 per share                                         -              -              -         83,426
  For consulting services at $0.96 per share                                         -              -              -         16,002
  For  consulting  and  scientific advisory board services at $1.47 per share        -              -              -         19,832
  For scientific advisory board services at $0.95 per share                          -              -              -          4,750
  For accounting services at $0.52 per share                                         -              -              -          2,199
  For legal services at $1.35 per share                                              -              -              -          3,943
  For legal services at $1.54 per share                                              -              -              -          5,464
  For legal services at $1.28 per share                                              -              -              -          4,083
  For legal services at $1.01 per share                                              -              -              -          3,020
  For legal services at $0.97 per share                                              -              -              -          6,199
  For consulting services at $0.63 per share                                         -              -              -          4,222
  For legal services at $0.55 per share                                              -              -              -         23,005
  For consulting services at $0.99                                                   -              -              -         32,303
  From exercise of nonqualified stock options at $0.58 per share                     -              -              -        170,588
  From exercise of nonqualified stock options at $2.70 per share                     -              -              -        562,500
  From exercise of nonqualified stock options at $2.20 per share                     -              -              -        458,333
  From exercise of nonqualified stock options at $1.44 per share                     -              -              -        218,182
  From exercise of nonqualified stock options at $1.22 per share                     -              -              -        196,774
  Via 506 private placement at $0.30 per share                                       -              -              -         10,000
  Via 506 private placement at $0.29 per share                                       -              -              -         40,000
  For settlement with TBFI. at $1.64 per share                                       -              -              -        390,620
  Conversion  of debt to common stock and exercise
   of non-detachable warrants                                                        -              -              -         80,000
Amortization of deferred stock compensation                                          -              -              -      1,378,637
Deferred stock compensation costs                                                    -              -              -     (1,848,750)
Stock options cancelled                                                              -              -              -              -
Common stock subscribed                                                              -              -              -      2,990,487
Intrinsic value of convertible debt and warrants                                     -              -              -        500,000
Stock issuance costs                                                                 -              -              -       (173,523)
Warrants issued for stock issuance costs                                             -              -              -         80,000
Net loss for the year ended December 31, 2003                                        -     (7,789,905)             -     (7,789,905)
                                                                          -------------  -------------  -------------  -------------
BALANCES, DECEMBER 31, 2003                                                 (7,427,422)   (16,627,783)             -     (2,037,095)
Common  stock  issuances:
  Stock issued that was subscribed in the prior year                                 -              -              -             -
  For accrued expenses at $0.55 per share                                            -              -              -         41,865
  For consulting services and accrued expenses at $1.12 per share                    -              -              -        280,000
  For consulting services at $0.60 per share                                         -              -              -          1,500
  For consulting services at $0.84 per share                                         -              -              -          2,100
  For consulting services at $0.20 per share                                         -              -              -          2,506
  For consulting services at $0.40 per share                                         -              -              -          3,131
  For consulting services at $0.40 per share                                         -              -              -          3,877
  Conversion  of  debt  to  common  stock  and
   exercise  of  20.00 per share   non-detachable warrants                           -              -              -      4,390,000
  Exercise of options                                                                -              -              -              -
Prepaid monies for future exercise of warrants                                       -              -              -        345,000
Preferred stock Series A issued to investors                                         -              -              -        400,000
Stock options cancelled                                                              -              -              -              -
Amortization of deferred stock compensation                                          -              -              -        689,335
Stock issuance costs                                                                 -              -              -       (489,335)
Warrants issued for stock issuance costs                                             -              -              -        197,633
Net loss for the year ended December 31, 2004                                        -     (3,734,982)             -     (3,734,982)
                                                                          -------------  -------------  -------------  -------------
BALANCE DECEMBER 31, 2004                                                   (7,427,422)   (20,362,765)             -         95,535

(Continued)

(Continued)
                                                                              Preferred Stock                   Common Stock
                                                                          Shares          Amount          Shares           Amount
                                                                      --------------  --------------  --------------  --------------
Net  loss  for  the  year  ended  December  31, 2005                              -               -               -               -
Foreign currency translation losses                                               -               -               -               -
 Comprehensive  loss
Common  stock  issuances:
  For stock that was issuable at prior year end                                   -               -         470,815           4,709
  For  shares  issued  for  compensation  at $0.014 per share                     -               -       2,928,043          29,280
  For shares issued for investor relations services at $0.017 per share           -               -       2,000,000          20,000
  For  shares  issued  for  consulting  at  $0.018  per share                     -               -               -               -
  For  shares  issued  for  consulting  at  $0.021  per share                     -               -         254,788           2,548
  For  shares  issued  for  consulting  at  $0.022  per share                     -               -         454,966           4,550
  For shares issued for investor relations services at $.060 per share            -               -       2,000,000          20,000
  For  shares  issued  for  consulting  at  $0.120  per share                     -               -          24,315             243
  For  shares  issued  for  consulting  at  $0.203  per share                     -               -          26,394             264
  For  Kenna  Technologies,  Inc.  acquisition  at  $.015                         -               -       1,499,998          15,000
  For assets acquired from Ellipsis Biotherapeutics, Inc. at $0.023               -               -       6,500,000          65,000
  For Trace Genetics, Inc. acquisition at $0.216                                  -               -       1,250,000          12,500
  For the conversion of preferred stock                                     (25,278)           (253)      2,499,364          24,994
  Conversion  of  debt  to  common  stock  and  exercise
   of  $1.00 per share non-detachable warrants                                    -               -      86,686,596         866,866
  Dutchess shares issued through put agreement                                    -               -      78,912,356         789,124
  Dutchess shares issued in conjunction with note                                 -               -       3,750,000          37,500
Amortization  of  deferred  stock  compensation  and  consulting                  -               -               -               -
Stock issuance costs                                                              -               -               -               -
Intrinsic value of convertible debt and warrants                                  -               -               -               -
Warrants issued for stock issuance costs                                          -               -               -               -
Warrants issued for Trace Genetics, Inc. acquisition                              -               -               -               -
Warrants issued for consulting                                                    -               -               -               -
Conversion  feature  of  preferred  stock  reclassified
  to  a  liability due to indeterminate shares from a derivative                  -               -               -               -
Conversion  feature  of  convertible  debt  reclassified
  to  a liability due to indeterminate shares from a derivative                   -               -               -               -
Warrants  outstanding classified as a liability due to
  indeterminate shares from a derivative                                          -               -               -               -
                                                                      --------------  --------------  --------------  --------------
BALANCE DECEMBER 31, 2005                                                    14,722   $         147     236,213,848   $   2,362,140
                                                                      ==============  ==============  ==============  ==============

(Continued)

(Continued)
                                                       Additional         Common           Stock                        Deferred
                                                         Paid in          Stock        Subscription       Prepaid         Stock
                                                         Capital        Subscribed      Receivable        Warrants     Compensation
                                                      --------------  --------------  --------------  --------------  --------------
Net loss for the year ended December 31, 2005                     -               -               -               -               -
Foreign currency translation losses                               -               -               -               -               -
Comprehensive loss                                                -               -               -               -               -
Common stock issuances:                                           -               -               -               -               -
  For stock that was issuable at prior yearend                    -          (4,709)              -               -               -
  For shares issued for compensation at $0.014 per share     12,590               -               -               -               -
  For shares issued for investor relations services at
   $.017 per share                                           14,000               -               -               -         (34,000)
  For shares issued for consulting at $0.018 per share           19              25               -               -               -
  For shares issued for consulting at $0.021 per share        2,856              25               -               -               -
  For shares issued for consulting at $0.022 per share       11,198           4,972               -               -               -
  For shares issued for investor relations services
   at $.060 per share                                       100,000               -               -               -        (120,000)
  For shares issued for consulting at $0.120 per share        2,674               -               -               -               -
  For shares issued for consulting at $0.203 per share        5,090               -               -               -               -
  For Kenna Technologies, Inc. acquisition at $0.015          7,500               -               -               -               -
  For assets acquired from Ellipsis Biotherapeutics,
   Inc. at $0.023                                            84,500               -               -               -               -
  For Trace Genetics, Inc. acquisition at $0.216            257,500               -               -               -               -
  For  the  conversion  of  preferred  stock                (24,741)              -               -               -               -
  Conversion  of  debt  to  common  stock  and
   exercise  of  $1.00 per share non-detachable warrants  2,156,556             578               -        (135,000)              -
  Dutchess shares issued through put agreement            1,023,636               -               -               -               -
  Dutchess shares issued in conjunction with note           (37,500)              -               -               -               -
Amortization  of  deferred  stock  compensation
 and  consulting                                                  -               -               -               -         320,033
Stock  issuance  costs                                     (404,246)              -               -               -               -
Intrinsic value of convertible debt and warrants            250,000               -               -               -               -
Warrants issued for stock issuance costs                    108,371               -               -               -               -
Warrants issued for Trace Genetics, Inc. acquisition         48,283               -               -               -               -
Warrants issued for consulting                              139,030               -               -               -        (234,336)
  Conversion  feature  of  preferred stock reclassified
   to a liability due to indeterminate shares from a
   derivative                                              (513,347)              -               -               -               -
  Conversion  feature  of convertible debt reclassified
   to a liability due to indeterminate shares from a
   derivative                                               (54,590)              -               -               -               -
  Warrants  outstanding classified as a liability due
   to indeterminate shares from a derivative               (348,568)              -               -               -               -
                                                      --------------  --------------  --------------  --------------  --------------
BALANCE DECEMBER 31, 2005                             $  30,022,934   $       5,599   $           -   $     120,000   $     (94,374)
                                                      ==============  ==============  ==============  ==============  ==============

(Continued)

(Continued)
                                                                             Deficit        Deficit
                                                                             incurred     accumulated    Accumulated
                                                                              prior        during the       Other
                                                                           development   Comprehensive  Comprehensive
                                                                              stage          stage          Income         Total
                                                                          -------------  -------------  -------------  -------------
Net loss for the year ended December 31, 2005                                              (8,715,852)                   (8,715,852)
Foreign currency translation losses                                                  -              -           (541)          (541)
Comprehensive loss                                                                   -              -                    (8,716,393)
Common stock issuances:                                                              -              -
  For stock that was issuable at prior yearend                                       -              -              -              -
  For shares issued for compensation at $0.014 per share                             -              -              -         41,870
  For  shares  issued  for  investor  relations  services
   at $.017 per share                                                                -              -              -              -
  For shares issued for consulting at $0.018 per share                               -              -              -             44
  For shares issued for consulting at $0.021 per share                               -              -              -          5,429
  For shares issued for consulting at $0.022 per share                               -              -              -         20,720
  For  shares  issued  for  investor  relations  services
   at $.060 per share                                                                -              -              -              -
  For shares issued for consulting at $0.120 per share                               -              -              -          2,917
  For shares issued for consulting at $0.203 per share                               -              -              -          5,354
  For Kenna Technologies, Inc. acquisition at $.015                                  -              -              -         22,500
  For assets acquired from Ellipsis Biotherapeutics, Inc. at $0.023                  -              -              -        149,500
  For  Trace  Genetics,  Inc.  acquisition  at  $0.216                               -              -              -        270,000
  For the conversion of preferred stock                                              -              -              -              -
  Conversion  of  debt  to  common  stock  and  exercise  of  $1.00
   per share non-detachable warrants                                                 -              -              -      2,889,000
  Dutchess  shares  issued  through  put  agreement                                  -              -              -      1,812,760
  Dutchess  shares  issued  in  conjunction  with  note                              -              -              -              -
Amortization of deferred stock compensation and consulting                                          -              -        320,033
Stock issuance costs                                                                 -              -              -       (404,246)
Intrinsic value of convertible debt and warrants                                     -              -              -        250,000
Warrants issued for stock issuance costs                                             -              -              -        108,371
Warrants  issued  for  Trace  Genetics,  Inc.  acquisition                           -              -              -         48,283
Warrants issued for consulting                                                       -              -              -        (95,306)
Conversion  feature  of  preferred  stock  reclassified  to  a  liability
 due to indeterminate shares from a derivative                                       -              -              -       (513,347)
Conversion  feature  of  convertible  debt  reclassified  to  a liability
 due to indeterminate shares from a derivative                                       -              -              -        (54,590)
Warrants  outstanding classified as a liability due to
 indeterminate shares from a derivative                                              -              -              -       (348,568)
                                                                          -------------  -------------  -------------  -------------
BALANCE DECEMBER 31, 2005                                                 $ (7,427,422)  $(29,078,617)  $       (541)  $ (4,090,134)
                                                                          =============  =============  =============  =============

                  See notes to consolidated financial statement

                             DNAPrint Genomics, Inc.
                             -----------------------
                        (A Development Stage Enterprise)
                        --------------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                                      For the Period
                                                                      For  the  Year   For the Year  December 10, 1998
                                                                          Ended           Ended     (Date of Inception)
                                                                       December  31,   December 31,   through December
                                                                           2005            2004           31, 2005
                                                                      --------------  --------------  --------------

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
Net loss                                                              $  (8,715,852)  $  (3,734,982)  $ (27,090,389)
Adjustments  to  reconcile  net  loss
to net cash used in operating activities:
Depreciation and amortization                                               224,077         182,774         895,768
Provision for bad debts                                                           -               -          11,738
Impairment of assets                                                              -               -         254,434
Loss on disposal of investments                                                   -               -          11,772
Loss on disposal of property and equipment                                        -               -           5,039
Loss on foreign currency transaction                                          7,060               -           7,060
Loss on derivative contracts, net                                         1,610,905               -       1,610,905
Amortization  of  deferred  stock
 compensation  and consulting                                               320,033         689,335       1,672,823
Amortization of deferred compensation                                             -         179,691         919,792
Amortization  of  deferred  financing  fees                                 333,255          22,954         356,209
Common  stock  issued  for  interest
 expense  on  related  party  notes payable                                       -               -       1,300,378
Common  stock  issued  for
 reorganization/court  order                                                      -               -         343,000
Common stock issued for services                                             76,334          27,114       2,340,116
Common stock issued for bankruptcy settlement                                     -               -          28,080
Stock issued for settlement                                                       -               -         152,437
Intrinsic value of convertible debt and non-detachable
  warrants and amortization of debt discount                              1,953,084               -       2,453,084
Stock-based compensation                                                          -               -       1,943,906
Changes  in  operating  assets  and  liabilities,
 net of effect of acquisitions:
(Increase) decrease in receivables                                          (10,651)        (34,263)        259,736
(Increase) decrease in inventory                                           (222,858)        (65,279)       (288,137)
Decrease  (increase)  in  prepaid  expenses
 and  other  assets                                                          41,094         (65,009)     (1,072,093)
Increase  in  accounts  payable,  deferred
 revenues  and  accrued  liabilities                                        777,642        (966,760)      2,138,861
                                                                      --------------  --------------  --------------
NET CASH USED IN OPERATING ACTIVITIES                                    (3,605,877)     (3,764,425)    (11,745,481)
                                                                      --------------  --------------  --------------
CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
Purchases of property and equipment                                        (123,596)        (56,969)       (956,094)
Loan to Biofrontera                                                               -        (193,683)       (193,683)
Investment in Biofrontera                                                (2,274,702)              -      (2,274,702)
Payoff of Biofrontera loan                                                  202,380               -         202,380
Proceeds from disposal of property and equipment                                  -               -          10,100
Net bankruptcy adjustment                                                         -               -         511,274
                                                                      --------------  --------------  --------------
NET CASH USED IN INVESTING ACTIVITIES                                    (2,195,918)       (250,652)     (2,700,725)
                                                                      --------------  --------------  --------------
CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
Proceeds from notes payable - related party                                       -               -       1,487,036
Proceeds  from  settlement  with  Tampa  Bay  Financial                           -               -         272,383
 Advances from Tampa Bay Financial, net                                           -               -         384,581
Proceeds from issuance of common stock, net of issuance costs             4,463,225       4,348,718      10,782,415
Proceeds  from issuance of Series A preferred stock,
 net of stock issuance costs                                                      -         272,535         272,535
Prepayment  for  future  warrant  exercises                                (135,000)        255,000         120,000
Proceeds from convertible debenture and notes payable,
 net of costs                                                             4,102,995               -       4,602,995
Repayment of notes payable                                               (1,559,991)              -      (1,559,991)
Repayment of notes payable, related parties                                 (33,634)        (83,009)       (467,443)
Collections from stock subscriptions                                              -               -         836,960
Principal payments on capital lease obligations                            (207,629)        (65,553)       (478,559)
                                                                      --------------  --------------  --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                 6,629,966       4,727,691      16,252,912
                                                                      --------------  --------------  --------------
Effect of exchange rate changes on cash                                         (60)              -             (60)
                                                                      --------------  --------------  --------------
NET  INCREASE  IN  CASH  AND  CASH EQUIVALENTS                              828,111         712,614       1,806,646
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                              978,535         265,921               -
                                                                      --------------  --------------  --------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                              $   1,806,646   $     978,535   $   1,806,646
                                                                      ==============  ==============  ==============

(Continued)

                                                                                                      For the Period
                                                                      For  the  Year   For the Year  December 10, 1998
                                                                          Ended           Ended     (Date of Inception)
                                                                       December  31,   December 31,   through December
                                                                           2005            2004           31, 2005
                                                                      --------------  --------------  --------------
SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION:
Approximate Interest Paid                                             $      34,104   $      40,366   $     127,770
Income taxes paid                                                     $           -   $           -   $           -
SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  INVESTING
 AND  FINANCING  ACTIVITIES:
Stock  subscription  receivable  arising  from acquisition
 of DNAPrint Genomics, Inc. (Florida)                                 $           -   $           -   $   1,000,000
Common stock issued for related party notes payable                   $           -   $           -   $   1,211,322
Unrealized loss on long-term investments                              $           -   $           -   $    (222,443)
Common  stock issued for land subsequently swapped for
 investment in Heroes, Inc                                            $           -   $           -   $   2,000,000
Dividend  paid  in  stock  of  Heroes,  Inc.                          $           -   $           -   $  (1,988,228)
Common  stock  issued for reorganization /court order arising
 from conversion of claim to stock                                    $           -   $           -   $  (2,905,500)
Conversion of Tampa Bay Financial advances to stock                   $           -   $           -   $     453,331
Equipment leased under capital lease                                  $     217,500   $     223,762   $     701,167
Deferred compensation on grants of stock options                      $           -   $           -   $     925,350
Deferred  compensation  reduced  for  stock  options cancelled        $           -   $     (19,950)  $    (190,833)
Stock to be issued for deferred compensation                          $           -   $           -   $   2,588,250
Common  stock  issued  for  satisfaction  of  accrued expenses        $           -   $     307,865   $     307,865
Warrants  issued  for  stock  issuance  costs, notes payable
 fees and consulting                                                  $   1,083,047   $     197,633   $   1,360,680
Debenture converted into common stock                                 $     189,000   $     280,000   $     499,000
Intrinsic  value  of  convertible  debt  and
  non-detachable  warrants  and debt discount                         $   6,070,000   $           -   $   6,070,000
Acquisition  of  Trace Genetics, Inc, Kenna Technologies,
 Inc. and the assets of Ellipsis Biotherapeutics, Inc. for
 common stock and warrants                                            $     490,283   $           -   $     490,283
Preferred stock issued for satisfaction of accrued expenses           $         253   $           -   $         253
Preferred stock issued for satisfaction of accrued expenses           $               $     110,000   $     110,000
Derivative  liability  for  warrants, convertible feature of preferred stock and convertible  feature  for  certain
 convertible debt reclassed from equity due to SFAS 133
 derivative indeterminate shares                                      $     916,505   $           -   $     916,505

                 See notes to consolidated financial statements

                             DNAPRINT GENOMICS, INC.
                         (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

NATURE  OF  OPERATIONS
----------------------

DNAPrint Genomics, Inc. ("DNAP Utah"), which was organized for the purpose of investing in all forms of investments, was initially incorporated under the laws of the State of Utah on January 3, 1983 as Lexington Energy, Inc, and subsequently changed its focus to human genome sciences. In connection with this change in focus, on July 15, 2000, DNAP Utah acquired DNAPrint Genomics, Inc. a Florida corporation ("DNAP Florida") through the issuance of 9,600,000 shares of its common stock which was accounted for as a pooling of interests. DNAP Florida specializes in the research and development of genomic products and provides scientific services and tests to the genealogy, forensic, pharmaceutical and genetics markets. On June 17, 2005, we acquired Trace Genetics, Inc. ("Trace Genetics"). DNAP Florida and Trace Genetics specialize in the research and development of genomic products and provide scientific services and tests to the genealogy, forensic, pharmaceutical and genetics markets. On October 12, 2005 we formed DNAPrint Pharmaceuticals, Inc., a wholly-owned pharmaceutical subsidiary focused on personalized medicine. On October 25, 2005, we acquired all of the stock of Kenna Technologies, Inc. ("Kenna"). Kenna develops software and related technologies for building computational models that mimic complex biological systems. On November 30, 2005, we acquired certain assets of a Canadian company which are used in our drug and diagnostic discovery business. We formed Ellipsis Biotherapeutics Corporation ("Ellipsis") a Toronto-based corporation to acquire these assets. As a result of these acquisitions, the accompanying consolidated financial statements include the accounts of DNAP Utah and all of its wholly-owned operating subsidiaries (collectively referred to as "we", "us", "our"). All significant intercompany accounts and balances have been eliminated in consolidation.

DNAPrint Genomics, Inc. has been and continues to be a development stage company as described in Financial Accounting Standards Board Statement No. 7. We continue to devote substantially all of our efforts in initiating and developing our planned principal operations. While sales of our ancestry, forensic, paternity services and our genotyping services are increasing, our pharmacogenomics products are still in development.

REVENUE  RECOGNITION
--------------------

In accordance with SEC Staff Accounting Bulletin Topic 13, revenues are recognized when we have persuasive evidence an arrangement exists including a fixed price, collection is reasonably assured, the services have been provided and delivered to the customer and no additional performance is required by us. We are currently providing ancestry, forensic, paternity and genotyping services. Deferred revenue represents the unearned portion of payments received in advance of our tests being completed and delivered to our customers. Our services are performed at the request of our customers and after the agreement/arrangement has been entered into, we do not generally give refunds to our customer as we have begun to incur or incurred the costs associated with that service. Our software program ADMIXMAP is currently for internal use solely by our scientists and we do not generate revenue from any sales thereof.

USE  OF  ESTIMATES
------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

FINANCIAL  INSTRUMENTS
----------------------

Our financial instruments include cash, receivables, current assets, current liabilities and notes payables. We believe the estimated fair value of such financial instruments at December 31, 2005 approximate their carrying value as reflected in the consolidated balance sheets due to their short-term nature. It is not practicable for us to estimate the fair value of our convertible debentures as there are not currently any quoted market prices available. We are in development stage and it is difficult to get debt financing. In addition, these debentures have a convertible feature. Thus it is difficult to determine the fair value. The carrying amount for these convertible debentures at December 31, 2005 is $911,000.

ACCOUNTS  RECEIVABLE
--------------------

Accounts receivable consist of ancestry, forensic, and genotyping services to our distributors and genotyping customers. We generally require prepayment for ancestry services, and perform ongoing credit evaluations of our customers. We record an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of our prior collection experience, customer credit worthiness, and current economic trends. Based on management's review of accounts receivable, an allowance for doubtful accounts of $8,740 at December 31, 2005 is considered adequate. We determine receivables to be past due based on the payment terms of original invoices.

CONCENTRATIONS  OF  CREDIT  RISK
--------------------------------

Financial instruments, which potentially subject us to significant concentrations of credit risk, consist primarily of cash and receivables. With respect to cash and cash equivalents, we maintained all of our cash and cash equivalents in deposit accounts with three financial institutions in the United States, which deposit accounts at times may exceed federally insured limits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk. At December 31, 2005, we had a receivable from a distributor which was 18% and another receivable from a customer of 12% of our outstanding accounts receivable balance. We also had sales of 21% and 12% to two customers during 2005.

INVENTORY
---------

Inventories are stated at the lower of cost (first-in, first-out basis) or market. At December 31, 2005, inventory consisted of $298,685 of raw material.

PROPERTY  AND  EQUIPMENT
------------------------

Property and equipment are recorded at historical cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are charged to operations when incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. Depreciation is provided primarily using the straight-line method over the assets' estimated useful lives of two to five years. Amortization of leasehold improvements, included with depreciation, is computed using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is shorter. Estimated useful lives are periodically reviewed and, where appropriate, changes are made prospectively.

LONG  LIVED  ASSETS
-------------------

We periodically review our long-lived assets for indications of impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized. There was no impairment of long-lived assets during the year ended December 31, 2005 and 2004.

RESEARCH  &  DEVELOPMENT
------------------------

Research and Development ("R&D") expenses are fully charged to the consolidated statements of operations when incurred. We do not perform R&D for other entities. We do have consulting arrangements which provides added depth to our team. These arrangements are typically based upon a fee paid monthly or quarterly. We also purchase samples that we use in our testing, and these samples are expensed when purchased. Direct materials and laboratory supplies are charged to R&D at the time they are used in R&D. Our R&D costs also include salaries and related personnel expenses, equipment expenses and administrative expenses that are allocated to R&D based upon personnel costs.

INCOME  TAXES
-------------

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

Valuation allowances have been established against our deferred tax assets due to uncertainties in our ability to generate sufficient taxable income in future periods to make realization of such assets more likely than not. We have not recognized an income tax benefit for our operating losses generated during 2005 and 2004 based on uncertainties concerning our ability to generate taxable income in future periods. There was no income tax receivable or payable at December 31, 2005 and 2004. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

STATEMENT  OF  CASH  FLOWS
--------------------------

For purposes of the statement of cash flows, we consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

ADVERTISING
-----------

Advertising costs, which approximated $202,105 and $24,585, respectively, for the years ended December 31, 2005 and 2004, are expensed as they are incurred.

STOCK-BASED  COMPENSATION
-------------------------

We account for equity instruments (except stock options) issued to employees for services based on the fair value of the equity instruments issued and account for equity instruments issued to non-employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable. We recognize as expense the fair value of all stock-based awards to employees on the date of grant and to non-employees based upon the measurement date. The amount related to the value of the stock awards is amortized on a straight-line basis over the required service periods. For all stock option awards to employees and board of directors, we have elected to apply the intrinsic value based method of accounting as prescribed by Accounting Principles Board Opinion ("APB") No. 25 "Accounting for Stock Issued to Employees" and related Interpretations. Under the intrinsic value based method, compensation cost is the excess of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The following table illustrates the effect on net loss and loss per share as if the fair value based method of accounting had been applied to stock-based employee compensation, as required by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" and SFAS 148 "Accounting for Stock-Based Compensation - transition and disclosure", an amendment of SFAS No. 123 for the years ended December 31, 2005 and 2004:

                                                                          2004            2005
                                                                      ------------   ------------
Net loss as reported                                                  $ 8,715,852    $ 3,734,982
Total  stock-based  employee  compensation  expenses
determined  under  fair  value  based  method  for  all  awards,
net  of  related  tax  effects                                          1,942,225        211,777
                                                                      ------------   ------------
Pro  forma  net  loss                                                 $10,658,077    $ 3,946,759
                                                                      ============   ============
Loss  per  share  basic  and  diluted:
As  reported                                                          $      0.09    $      0.11
                                                                      ============   ============
Pro  forma                                                            $      0.11    $      0.11
                                                                      ============   ============

See Note I, for additional disclosure and discussion of our option plan and option activity.

DERIVATIVE  FINANCIAL  INSTRUMENTS
----------------------------------

We do not use derivative financial instruments to hedge exposures to cash flow or market risks. However, our notes outstanding with Dutchess have certain derivatives such as:

- embedded conversion features that are indexed to our common stock (if we were to default on the notes)

- shares that were issued as incentive shares which are classified as liabilities when physical or net-share settlement is not within our control and

- embedded conversion features in the convertible debentures that are indexed to our common stock

In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period with any difference recorded as a gain or loss on derivatives in our Statement of Operations. If any of the derivatives could potentially result in our having indeterminable shares (i.e. from a conversion price that is indexed to our stock), we then are required per Emerging Issues Task Force ("EITF") 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock to classify all other convertible preferred stock, convertible debt and outstanding warrants (that by their own contract terms were not considered to be a derivative) at fair value as a derivative liability. The initial entry to record the derivative liability for these other convertible preferred stock, convertible debt and outstanding warrants is offset to paid-in capital. At each subsequent reporting period, we continue to record these instruments at fair value with any difference recorded as a gain or loss on derivatives in our Statement of Operations until such time as we do not have an instrument with indeterminate shares. Then these other convertible preferred stock, convertible debt and warrants are reclassified at fair value back to paid-in capital.

REDEEMABLE  INSTRUMENTS
-----------------------

For any shares that were issued under an agreement whereby there are criteria that potentially require net-cash settlement, those shares are recorded at fair value as redeemable instruments. Each reporting period these redeemable instruments are recorded at fair value with any differences being recorded as a gain or loss on derivatives in our Statement of Operations.

INTANGIBLE  ASSETS
------------------

Intangible assets are comprised of goodwill and other intangibles arising from the Trace Genetics, Inc. acquisition and technology rights from Ellipsis and Kenna acquisitions. We apply SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill consists of the excess of cost over the fair value of net assets acquired in business combinations. SFAS 142 requires, among other things, an annual impairment test for goodwill and intangible assets with indefinite lives. Goodwill is not amortized; however the technology rights we acquired are amortized using the straight-line method over their estimated useful lives.

INVESTMENTS
-----------

We have an investment with less than a 20% ownership interest in a private company over which we do not have the ability to exercise significant influence, and the fair value of which is not readily determinable. This investment is accounted for under the cost method.

FOREIGN  CURRENCY  TRANSLATION
------------------------------
We have one subsidiary whose functional currency is the Canadian dollar. The translation adjustments (which are based upon the exchange rate at the balance sheet date for assets and liabilities and the weighted average rate for the income statement) are recorded on our balance sheet in the accumulated comprehensive loss section of our Stockholders' Deficit.

We had a loan receivable that was in Euros. This loan was paid in full during 2005. This loan was translated at the exchange rate in effect at each reporting date. Any gain or loss from this foreign currency translation was included in our Statement of Operations for that period.

PATENT  COSTS
-------------

We incur costs to file and prosecute patent applications to protect our intellectual property. Given that we are in our research and development stage, currently the future benefit is unknown, and we are unable to discern if there will be a future benefit related to the patents. Given that the future benefit is unknown, the costs associated with the patent applications are typically expensed in the periods incurred.

RECENT  PRONOUNCEMENTS
----------------------

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment." This statement replaces SFAS No. 123 "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. The adoption of SFAS 123(R) will impact us by requiring us to use the fair-value based method of accounting for future and unvested employee stock transactions rather than the intrinsic method we currently use. We adopted this SFAS as of January 1, 2006. The adoption of this SFAS does not have an impact on our financial statements through December 31, 2005, but will increase the cost of equity compensation by approximately $12,000 during 2006 related to 600,000 options that are not vested at December 31, 2005. During 2006 the options will be valued at fair value instead of the intrinsic value.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. We adopted this SFAS as of January 1, 2006. There is no current impact on our financial statements with the adoption of this SFAS. In February 2005, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". This statement improves financial reporting by eliminating the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. This statement also improves financial reporting by allowing a preparer to elect fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event, on an instrument-by-instrument basis, in cases in which a derivative would otherwise have to be bifurcated. We are required to adopt this SFAS 155 for all financial instruments acquired or issued beginning January 1, 2007. We are reviewing this SFAS to determine the impact on our hybrid financial instruments.

NET  LOSS  PER  COMMON  SHARE
-----------------------------

Basic net loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common stock and common stock equivalent shares outstanding during the period. Common stock equivalent shares outstanding as of December 31, 2005 and 2004, which consist of employee stock options, warrants, convertible debenture as well as the issuance of common stock under compensation agreements, have been excluded from diluted net loss per common share calculations because they are anti-dilutive. Accordingly, basic and diluted net loss per share is identical as of December 31, 2005 and 2004 and for the period December 10, 1998 to December 31, 2005. The shares used in computing the net loss per share have been adjusted for the 20 for one reverse stock split.

       The following table summarizes our potential common stock equivalents outstanding at December 31, 2005 which may dilute future earnings per share.

Convertible  notes  **                                  417,045,130
Convertible  preferred  stock  **                         8,959,348
Warrants  and  options                                   82,575,889
                                                        -----------
                                                        508,580,367
                                                        ===========

**The amount of shares the convertible notes and convertible preferred stock was estimated using the conversion price at December 31, 2005. The conversion price varies based upon the price of our common stock. The convertible notes include the conversion of the Dutchess notes in accordance with SFAS 133 for derivative instruments.

RECLASSIFICATIONS
-----------------

Certain minor reclassifications have been made in the 2004 financial statements to conform to the classifications used in 2005.

NOTE  B  -  GOING  CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred losses since our inception, and have experienced and continue to experience negative cash flows from operations. In addition, we have a working capital deficiency of approximately $7,577,917 (of which $6,981,306 is from a derivative liability) and deficit accumulated during the development stage of $29,078,617 at December 31, 2005, and will continue to have ongoing requirements for substantial additional capital investment to accomplish our business plan over the next several years. Over the past few years, our operations have been funded through related party funding, sales of common and preferred stock, the issuance of notes, put notices to Dutchess Private Equities Fund, II, L.P ("Dutchess"), the issuance of convertible debentures and the conversion of the debenture into common stock and the related exercise of non-detachable warrants.

We continue to experience some success generating operating revenues; however, we do not expect our revenue stream to be sufficient to cover costs of operations in the immediate future. We anticipate that the funding we expect to receive from the put notices to Dutchess, the Dutchess notes which are paid with the puts and the minimum conversions of the outstanding debenture into common stock and the related exercise of the non-detachable warrants will fund our operating activities through 2006. However, there can be no assurance the minimum conversions of the outstanding debenture into common stock and the related exercise of the non-detachable warrants will continue, and the put notices to Dutchess will be funded or that we will have the cash flow to meet our operating requirements. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

NOTE  C  -  PROPERTY  AND  EQUIPMENT  -  NET

Property  and  equipment  consists  of  the  following  at  December  31,  2005:

Leased  equipment  under  capital lease                            $    721,838
Furniture,  fixtures  and  other  equipment                           1,062,252
Leasehold  improvements                                                 171,727
                                                                   -------------
Subtotal                                                              1,955,817
Less  accumulated  depreciation  and  amortization                     (726,684)
                                                                   -------------
Property  and  equipment  -  net                                   $  1,229,133
                                                                   =============

Accumulated depreciation and amortization includes $67,455 of accumulated depreciation of leased equipment as of December 31, 2005.

Depreciation and amortization expense for the years ended December 31, 2005 and 2004 amounted to $222,626 and $182,774, respectively.

NOTE  D  -  IDENTIFIABLE  INTANGIBLE  ASSETS

As of December 31, 2005, we had capitalized $57,582 of costs related to technology rights we had acquired in conjunction with the Ellipsis and Kenna acquisitions. We are amortizing the remaining unamortized technology rights over a five-year life.

The  technology  rights  at  December  31,  2005  were  as  follows:

Technology  Rights                                          $57,582
Accumulated  Amortization                                    (1,451)
                                                            --------
                                                            $56,131

The amortization of the technology rights during 2005 was $1,451. The estimated annual amortization expense is $11,516 for each for the next four years and $10,067 for the fifth year. We have evaluated the technology rights for impairment and believe there is no impairment of these technology rights at December 31, 2005.

We have $269,827 of goodwill and intangibles recorded related to our acquisition of Trace Genetics, Inc. As of December 31, 2005, we are in the process of evaluating the intangibles acquired in the Trace Genetics, Inc. acquisition, thus the purchase price allocation between goodwill and other intangibles has not been finalized and is subject to change.

NOTE  E  -  INCOME  TAXES

We recognized losses for both financial and tax reporting purposes during each of the periods in the accompanying statements of operations. Accordingly, no provision for income taxes and/or deferred income taxes payable has been provided for in the accompanying financial statements.

Since our acquisition of DNAP Florida, we have incurred net operating losses for income tax purposes of approximately $26 million. These net operating loss carry forwards expire in various years through the year ended December 31, 2025, however because we have experienced changes in control and have incurred significant operating losses, utilization of the income tax loss carry forwards is not assured. As a result, the non-current deferred income tax asset arising from these net operating loss carry forwards and from other temporary differences is not recorded in the accompanying balance sheets because we established a valuation allowance to fully reserve such assets due to the uncertainty of our realization of this benefit.

It will be very difficult for the Company to use the $6.4 million net operating loss related to 1999 because of our bankruptcy proceedings and changes in control, and various other matters. It is included in the net operating loss above and in the deferred tax asset recorded on our balance sheet with a full valuation against it.

At December 31, 2005, our non-current net deferred income tax assets (assuming an effective income tax rate of approximately 38%) consisted of the following:

Non-current  deferred  income  tax  asset:

Net  operating  loss  carry  forwards        $9,606,000
Bonus  and  deferred  compensation  accrual     264,000
Option  expense                                 275,000
Research  credit  unused                        208,000
Impairment  of  assets  and  fixed  assets
depreciation                                    121,000
Other                                             2,000
                                             -----------
Total  deferred  income  tax  asset          10,476,000
Less  valuation  allowance                  (10,476,000)
                                             -----------
Net  deferred  income  tax  asset            $        -
                                             ===========

Differences between the federal benefit computed at a statutory rate and our effective tax rate and provision are as follows for the years ended December 31, 2005 and 2004:


                                                     2005           2004
                                                 ------------  ------------
Statutory  benefit                               $(2,962,000)  $(1,269,000)
State  tax  benefit,  net  of  federal  effect      (316,000)     (136,000)
Increase  in  deferred  income  tax  valuation
allowance                                          2,002,000     1,398,000
Intrinsic  value  of  convertible  debt  and
non-detachable warrants  and  discount  on
convertible  debt                                    735,000             -
Derivative  losses,  net                             602,000             -
Non-deductible  expenses                              38,000             -
Other                                                (99,000)          700
                                                 ------------  ------------
                                                 $         -   $         -
                                                 ============  ============

NOTE  F  -  CONVERTIBLE  DEBENTURE

LA  JOLLA  CONVERTIBLE  DEBENTURE
---------------------------------

On November 25, 2003, we closed on a $500,000, 8% convertible debenture with non-detachable warrants with La Jolla Cove Investors, Inc. ("La Jolla"). We pay interest on a monthly basis with a principal balloon payment due on the extended maturity date of November 25, 2007. Per the agreement, La Jolla shall convert at least 5% of the face value of the debenture each calendar month into common shares of the Company. The number of common stock shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by sixteen, minus the product of the conversion price multiplied by fifteen times the dollar amount of the debenture being converted, and the entire foregoing result shall be divided by the conversion price. The conversion price is equal to the lesser of (i) $0.20 or (ii) 80% of the average of the five lowest daily value weighted average price of our common stock during the twenty trading days prior to La Jolla's election to convert. We have the right to reject a conversion if the stock price is below $0.50 per share. If we exercise this right, we then are obligated to pay the portion of the debenture the conversion notice was for plus applicable unpaid accrued interest and a premium equal to 10% of those amounts.

Per the agreement, if La Jolla would be deemed the beneficial owner of more than 4.99% of the then outstanding share of our common stock, then La Jolla shall not have the right to convert any portion of this debenture that would exceed 4.99% The non-detachable warrants must be exercised concurrently with the conversion of debt to common stock by La Jolla. La Jolla has the right to exercise warrants equaling fifteen times the dollar amount of the debenture being converted at an exercise price of $1.00. If La Jolla does not convert at least 5% of the warrants per month, then La Jolla will not be able to collect interest on the debenture for that month. The warrants issued to La Jolla expire on November 25, 2007.

On February 18, 2004, the Convertible debenture and Warrant to Purchase Common Stock agreements were amended. If La Jolla does not convert at least 5% of the face value of the debenture and exercise at least 5% of the warrants in any particular calendar month, La Jolla may wire to us $375,000 less the dollar amount of warrants exercised in that month within five business days of the end of the month. Should La Jolla fail to wire us such funds, La Jolla shall not be entitled to collect interest on the debenture for that month. If breached more than once, then we may terminate the agreements with La Jolla and the debenture becomes due six months thereafter with accrued interest. For any month the minimum payment was required to be paid and was not paid, La Jolla and we agreed in writing for them to not fund the payment.

On June 28, 2005, La Jolla exercised its right to increase its note by $250,000 with the same terms as the previous convertible debenture except the annual interest rate is two percent. This convertible debenture has the same terms and conditions as the initial La Jolla note. In accordance with EITF 00-19
"Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock" the conversion feature of this debenture is classified as equity. We recorded $250,000 for the intrinsic value associated with the convertible debt and non-detachable warrants which was recorded as a discount to the debt and capitalized $15,000 of deferred financing costs. The debt discount and the deferred financing costs will be amortized to interest expense over the two-year term of the note.

On October 20, 2005, we amended the La Jolla convertible debenture and the warrant granted to La Jolla to confirm that the warrant exercise price remained at $1 per share after the twenty-to-one reverse stock split, the maturity date of the debenture and the expiration date of the warrant was extended to November 25, 2007 and that when La Jolla exercised its option to add $250,000 in principal to the convertible debenture that we granted to La Jolla the right to purchase an additional 3,750,000 shares of our common stock under the warrant. During December 2004, La Jolla converted $280,000 of convertible debentures into our common stock and exercised non-detachable warrants to purchase 210,000 shares of our common stock. During 2005, La Jolla converted $189,000 of convertible debentures into our common stock and exercised non-detachable warrants to purchase 1,467,000 shares of our common stock. See Note I below for a further discussion of this conversion.

La Jolla converted additional debentures into common stock after yearend. See Note N below for additional information on these conversions.

DUTCHESS  JUNE  NOTE
--------------------

On June 30, 2005, we issued to Dutchess a promissory note in the amount of $1,560,000 for a purchase price of $1,300,000. The note is due and payable in full on January 30, 2006. Other than the $260,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement (see Note L below). The required repayments under the note increase if we raise additional capital during the term of the note (other than capital raised under facilities in existence as of the date of the note). In connection with the note, we paid Dutchess a facility fee of $65,000 and issued to Dutchess 1,250,000 shares of restricted common stock as incentive shares, which were registered in July. The value recorded for these shares was $250,000 at June 30, 2005. These shares have been sold by Dutchess during the fourth quarter. The $65,000 fee was expensed as there was no basis to record as a discount. We also paid $52,000 of fees to Athena which were recorded as deferred financing fees and are being amortized to interest expense over the term of the note.

In accordance with EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company's Own Stock", the proceeds from this note were allocated to embedded derivative features indexed to the Company's common stock which were the convertible feature if the note is in default and the common stock issued as an incentive debenture. See Derivative Liabilities and Redeemable Instruments, below. The resulting discount of $1,560,000 to the debt instrument is being amortized to interest expense over the term of this note using the effective method. Amortization during the year ended December 31, 2005 amounted to $1,560,000 on this note. This note was paid in full at December 31, 2005.

DUTCHESS  AUGUST  NOTE
----------------------
On August 1, 2005, we issued to Dutchess a promissory note in the amount of $840,000 for a purchase price of $700,000. The difference of $140,000 was recorded as a discount on debt and will be amortized to interest expense over the one-year term of the note. The note is due and payable in full on August 1, 2006. Other than the $140,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement (see Note L below). The required repayments under the note increase if we raise additional capital during the term of the note (other than capital raised under facilities in existence as of the date of the note).

In connection with the note, we paid Dutchess a facility fee of $65,000 and issued 2.5 million shares of restricted common stock as incentive shares. The value recorded for these shares was $225,000 at August 1, 2005 and $52,750 at December 31, 2005 and is recorded as a Redeemable Instrument on our Balance Sheet. The difference of $172,250 was recorded as a gain on derivative contracts. The $65,000 fee was expensed to interest expense as there was no basis to record as a discount. We also paid $28,000 of fees to Athena which were recorded as deferred financing fees and are being amortized to interest expense over the term of the note.

In accordance with EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company's Own Stock", the proceeds from this note were allocated to embedded derivative features indexed to the Company's common stock which were the convertible feature if the note is in default and the common stock issued as an incentive debenture. See Derivative Liabilities and Redeemable Instruments, below. The resulting discount of $840,000 to the debt instrument is being amortized to interest expense over the term of this note using the effective method. Amortization during the year ended December 31, 2005 amounted to $209,066 on this note.

We are required to register the 2.5 million shares of common stock issued to Dutchess in conjunction with the August note in the next registration statement that we file. If we do not, then we must issue 1.5 million additional shares for each time we file a registration statement and do not register the initial 2.5 million shares.

If there is an event of default with either promissory note to Dutchess, Dutchess has the right to convert the remaining principal at the lesser of (i) fifty percent of the lowest closing bid price during the fifteen trading days immediately preceding the maturity date or (ii) 100% of the lowest bid price for the twenty trading days immediately preceding the maturity date. At December 31, 2005, there was no event of default.

DUTCHESS  OCTOBER  NOTE
-----------------------

On October 21, 2005, we issued to Dutchess a promissory note in the amount of $1,380,000 for a purchase price of $1,150,000. The difference of $230,000 was recorded as a discount on debt and will be amortized to interest expense over the one-year term of the note. The note is due and payable in full on December 31, 2006. Other than the $230,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement (see Note L below). The required repayments under the note increase if we raise additional capital during the term of the note (other than capital raised under facilities in existence as of the date of the note).

In connection with the note, we paid Dutchess a facility fee of $65,000 and issued to Dutchess a non-interest bearing convertible debenture in the amount of $330,000 payable on October 21, 2010. The shares of common stock underlying the debenture carry piggyback registration rights. The debenture may be converted at Dutchess' option at a conversion price equal to the lesser of 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or $0.013. The $65,000 fee was expensed to interest expense as there was no basis to record as a discount. We also paid $43,200 of fees to Athena which were recorded as deferred financing fees and are being amortized to interest expense over the term of the note.

In accordance with EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company's Own Stock", the proceeds from this note were allocated to embedded derivative features indexed to the Company's common stock which were the convertible feature if the note is in default and the convertible feature of the convertible debenture. See Derivative Liabilities and Redeemable Instruments, below. The resulting discount of $1,380,000 to the debt instrument and the $330,000 to the convertible debenture is being amortized to interest expense over the term of this note using the effective method. Amortization during the year ended December 31, 2005 amounted to $47,275 on this note and $149 on the convertible debenture.

If there is an event of default with either promissory note to Dutchess, Dutchess has the right to convert the remaining principal at the lesser of (i) fifty percent of the lowest closing bid price during the fifteen trading days immediately preceding the conversion date or (ii) 100% of the lowest bid price for the twenty trading days immediately preceding the default date. At December 31, 2005, there was no event of default.

DUTCHESS  DECEMBER  NOTE
------------------------

On December 22, 2005, we issued to Dutchess a promissory note in the amount of $1,380,000 for a purchase price of $1,150,000. The difference of $230,000 was recorded as a discount on debt and will be amortized to interest expense over the one-year term of the note. The note is due and payable in full on December 15, 2006. Other than the $230,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement (see Note L below). The required repayments under the note increase if we raise additional capital during the term of the note (other than capital raised under facilities in existence as of the date of the note).
In connection with the note, we paid Dutchess a facility fee of $65,000 and issued to Dutchess a non-interest bearing convertible debenture in the amount of $330,000 payable on December 15, 2010. The shares of common stock underlying the debenture carry piggyback registration rights. The debenture may be converted at Dutchess' option at a conversion price equal to the lesser of 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or $0.022. The $65,000 fee was expensed to interest expense as there was no basis to record as a discount. We also paid $43,400 of fees to Athena which were recorded as deferred financing fees and are being amortized to interest expense over the term of the note.

In accordance with EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company's Own Stock", the proceeds from this note were allocated to embedded derivative features indexed to the Company's common stock which were the convertible feature if the note is in default and the convertible feature of the convertible debenture. See Derivative Liabilities and Redeemable Instruments, below. The resulting discount of $1,380,000 to the debt instrument and the $330,000 to the convertible debenture isbeing amortized to interest expense over the term of this note using the effective method. Amortization during the year ended December 31, 2005 amounted to $11,285 on this note and $114 on the convertible debenture.

If there is an event of default with either promissory note to Dutchess, Dutchess has the right to convert the remaining principal at the lesser of (i) fifty percent of the lowest closing bid price during the fifteen trading days immediately preceding the maturity date or (ii) 100% of the lowest bid price for the twenty trading days immediately preceding the conversion date. At December 31, 2005, there was no event of default.

DUTCHESS  SECURITY  AGREEMENT
-----------------------------

All of the Dutchess notes are secured by a security interest in substantially all of our assets. In each of the Dutchess note agreements, at maturity, if there is any unpaid amounts, Dutchess can exercise its right to increase the outstanding amount by ten percent and an additional two and one-half percent per month.

LINE  OF  CREDIT
----------------

During May 2005, we renewed our $50,000 line of credit for an additional year. The interest rate is two percent over the Bank of America prime rate. At December 31, 2005, we did not have any outstanding balance on this line of credit.

DEBT  MATURITIES
----------------

The following is the debt maturities for the next five years for non-related party debt:

                     2006             $3,600,009
                     2007                251,000
                     2008                      -
                     2009                      -
                     2010                660,000
                                      ----------
                Total  debt            4,511,009
    Less  discounts  on  debt         (4,116,916)
           Current  portion             (267,635)
                                      ----------
 Long  term  portion  of  debt        $  126,458
                                      ==========

NOTE  G  -  NOTES  PAYABLE  TO  RELATED  PARTIES

At December 31, 2005, our notes payable to related parties is $238,381 owed to our Chief Scientific Officer. The annual interest rate is 8% and is accrued throughout the loan term. At December 31, 2005, we entered into a new note with him whereby the accrued interest of $56,981 was included in the principal of the note. Interest during 2006 will accrue at 8% and the accrued interest and note is due in a lump sum payment on December 31, 2006. During 2005 and 2004, this note was reduced by $33,634 and $38,068, respectively for payments made on his behalf to third parties.

During 2004, the Company paid $75,000 to George Frudakis (father of our Chief Scientific Officer and a shareholder of the Company) to pay the principal of approximately $45,000, accrued interest of approximately $4,000 and approximately $26,000 was recorded as other expense on our Consolidated Statements of Operations to satisfy in full any other claims related to his note and funding agreement.

NOTE  H  -  DERIVATIVE  LIABILITIES  AND  REDEEMABLE  INSTRUMENTS

The balance sheet caption derivative liabilities consists of (a) embedded conversion features bifurcated from the Dutchess notes and convertible debentures and (b) the classification of all other convertible preferred stock, convertible debt and outstanding warrants that on their own contract terms were not considered to be a derivative but are required under EITF 00-19 to be recorded at fair value as a derivative liability because the embedded conversion feature of the Dutchess notes may potentially result in our having indeterminable shares. At June 30, 2005, we reduced additional paid-in-capital by $916,505 to reclass the other convertible preferred stock, convertible debt and outstanding warrants from equity to a derivative liability based upon fair value. At December 31, 2005, these embedded derivative financial instruments are indexed to an aggregate of 410,770,130 shares of our common stock and the other convertible preferred stock, convertible debt and outstanding warrants are convertible into 31,144,125 shares of our common stock at December 31, 2005 and are carried at fair value.

Each Dutchess note has a conversion feature that can be triggered only if we default on the note. This is because one of the default criteria in the notes is that the registration statement for shares issued under the Dutchess Investment Agreement does not remain effective for any reason. Under EITF 00-19, it is deemed out of our control to maintain an effective registration statement; therefore we have to assume that we could possibly default on these notes. At the point of a default there is a conversion feature in the notes which then results in our recording a derivative liability.

The incentive debentures as a part of the October and December Dutchess notes agreements contain a conversion feature which indexes the exercise price to our common stock. This results in indeterminate shares which require us to record this conversion feature as a derivative liability.

The following tabular presentation set forth information about the derivative instruments at and for the year ended December 31, 2005:

                Dutchess       Convertible      Outstanding       La  Jolla
              Derivatives    Preferred  Stock    Warrants      convertible  debt       Total
              -----------    ----------------   -----------    -----------------       -----
Fair  value   $ 6,442,820     $     189,042     $   272,873      $     76,571     $  6,981,306

Fair  value
adjustments,
income (loss) $(2,595,695)    $     313,851     $   292,794      $    (21,980)    $ (2,011,030)

Fair value for option-based financial instruments is determined using the Black-Scholes Valuation Model. Significant assumptions that were used for the embedded conversion features on the Dutchess notes, other convertible debt and warrants, included: conversion or strike prices ranging from $0.0045 - $0.52; volatility factors ranging from 112% to 271%; terms remaining for all instruments ranging from four months to five years; and risk free rates ranging from 3.35% to 4.38%.

The shares that were issued as incentive shares and are outstanding also fall under the derivative criteria in accordance with EITF 00-19 and we had to fair value the 1,250,000 and 2,500,000 shares of common stock issued as incentive shares under two of the Dutchess notes and record them as Redeemable Instruments. At December 31, 2005, the 1,250,000 shares had been sold by Dutchess and the 2,500,000 shares which were retained by Dutchess were valued at $52,750. A gain on derivatives was recorded of $400,125 for the year ended December 31, 2005 as the shares are fair valued at each reporting period and any difference is recorded as a gain (or loss) on derivatives.

NOTE  I  -  CERTAIN  EQUITY  TRANSACTIONS

SERIES  A  CONVERTIBLE  STOCK
-----------------------------

During 2004, we amended our articles of incorporation to designate 50,000 shares of our preferred stock as Series A preferred stock, $0.01 par value. The liquidation value is $10 per share. Each share of Series A preferred stock shall have the right to one vote for each share of common stock into which such holder's shares of Series A preferred stock could then be converted. The Series A preferred stock holders shall have the right to convert on the first day of the month after the month in which a registration statement (other than a registration statement on Form S-4, Form S-8 or any successor form thereto) filed by us with the Securities and Exchange Commission becomes effective. The other conversion dates shall be the first day of the fourth, seventh and tenth months after the month in which such registration statement becomes effective. If on any conversion date, the conversion price would be less than $0.025 per share, we may elect to defer the conversion date to the first day of the next month. If, on such deferred conversion date, the conversion price would be less than $0.025 per share, we may again defer the conversion date to the first day of the next month. Upon such second deferred conversion date, the Series A preferred stock shall be converted without further deferral. Such conversion shall be effected at our office or any transfer agent for such stock, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the original Series A preferred stock issue price by the conversion price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The conversion price is the lesser of (i) eighty percent (80%) of the average of the five lowest daily volume weighted average prices of our common stock during the twenty (20) trading days prior to the conversion date, or (ii) eighty percent (80%) of the closing price of our common stock on the trading day prior to the conversion date. Each share of Series A preferred stock not previously converted shall automatically be converted, without the payment of additional consideration, into shares of common stock at the conversion price, as applicable, in effect on the date of and immediately prior to the last conversion date described above. During 2004, we issued 40,000 shares of Series A preferred stock. We received $272,535 of cash (net of $17,465 of stock issuance costs) and reduced an accrued liability for $110,000 related to the issuance of these 40,000 shares. During July 2005, preferred stock shareholders converted 24,000 shares of our preferred stock into 1,538,462 shares of our common stock and on October 10, 2005, preferred stock shareholders converted 1,278 shares of our preferred stock outstanding to 960,902 shares of our common stock.

COMMON  STOCK
-------------

REVERSE  STOCK  SPLIT
---------------------
At the 2005 annual shareholder meeting, the shareholders approved an amendment to our Articles of Incorporation. Pursuant to this approval, the Board of Directors amended our Articles of Incorporation so that each twenty shares of our common stock issued and outstanding on July 12, 2005 were combined into one share (or fraction thereof) of our common stock. All share data in these financial statements have been restated to reflect this reverse stock split. We continue to have 1,500,000,000 shares of authorized common stock.

COMMON  STOCK  ISSUED  FOR  STOCK  SUBSCRIBED
---------------------------------------------

During 2005, we issued the 470,815 shares of our common stock that was issuable at December 31, 2004. This included: 450,460 shares of our common stock issued to La Jolla as part of our agreement with them; and 20,355 shares of our common stock issued to a service provider in return for the services provided to us.
During 2004, we issued the 5,768,315 shares of our common stock that was issuable at December 31, 2003. This included: 5,250,000 shares of our common stock issued to four of our executive management in accordance with their agreements with us; 515,456 shares of our common stock issued to La Jolla as part of our agreement with them; and, 2,859 shares of our common stock issued to two service providers in return for their services to us.

CONVERSION  OF  DEBENTURE  AND  EXERCISE  OF  WARRANTS
------------------------------------------------------

During 2005, La Jolla converted $189,000 of convertible debentures into our common stock and exercised non-detachable warrants to purchase 1,467,000 shares of our common stock. The combined transactions resulted in us receiving cash of $2,537,580, net of $162,420 of cash stock issuance costs, decreasing the prepaid warrant exercise amount by $135,000 and issuing 86,686,596 shares of our common stock.

During 2004, La Jolla converted $280,000 of convertible debentures into our common stock and exercised non-detachable warrants to purchase 4.2 million shares of our common stock. The combined transaction resulted in us receiving cash of $3,925,763 (net of $274,237 of cash stock issuance costs) and issuing 15,093,287 shares of our common stock of which 14,642,827 shares were issued at December 31, 2004 and 450,460 shares were issued in early 2005.

PREPAYMENT  FOR  FUTURE  WARRANT  EXERCISES
-------------------------------------------

At December 31, 2005, La Jolla had not converted at least 5% of the face value of the debenture and exercised at least 5% of the warrants for the month of September. In accordance with the La Jolla agreement, at December 31, 2005, we had $120,000 recorded as prepaid warrant exercises for the future exercise of warrants. We mutually agreed with La Jolla to waive the minimum exercise of at least 5% of the warrants for the months of October - December 2005. During February 2006, the prepaid warrant amount was reduced by $30,000 to $90,000. At December 31, 2004, La Jolla had not converted at least 5% of the face value of the debenture and exercised at least 5% of the warrants for the month of December. In accordance with the La Jolla amended agreement, during December La Jolla prepaid $255,000 for the future exercise of warrants.

CONSULTING  AGREEMENT  WITH  SCIENTIFIC  ADVISORY  BOARD  MEMBER
----------------------------------------------------------------

During 2004, we issued 14,771 shares of our common stock in accordance with an agreement with a consultant. Based upon the date the services were completed, 2,500 shares were valued at the quoted market price of $0.60, 2,500 shares were valued at the quoted market price of $0.84 and 9,771 shares were valued at the quoted market price of $0.40. As a result of this transaction, we recorded approximately $14,000 of expense during the year 2004 for these shares. At December 31, 2004, we had not issued additional 20,355 shares of our common stock to this consultant. 7,827 of these shares were valued at the quoted market price of $0.40 and 12,528 shares were valued at the quoted market price of $0.20 based upon the date the services were completed which resulted in us recording $5,637 of expense during the third and fourth quarter of 2004 for these shares. The 20,355 shares were issued during 2005.

During 2005, we recorded $8,368 of expense for shares of our common stock in accordance with an agreement with a consultant. We paid this consultant a total of 55,709 shares of which 50,709 shares were issued and 5,000 shares are recorded in the stock subscribed equity account at December 31, 2005. This was comprised of 2,500 shares at a quoted market price of $0.018 per share, 2,500 shares at a quoted market price of $0.021 per share, 24,315 shares at a quoted market price of $0.12 per share and 26,394 shares at a quoted market price of $0.203 per share.

CONSULTING  AGREEMENT  WITH  MARKETING  AND  ADMINISTRATIVE  CONSULTANT
-----------------------------------------------------------------------

During 2005, we recorded $20,720 of consulting expense for a total of 952,019 shares of our common stock of which 454,966 were issued during 2005 and 497,053 were recorded in the stock subscribed equity account at December 31, 2005. These shares had a quoted market price of $0.022 per share.

STOCK  BONUS
------------
During 2005, we issued 2,928,043 shares of our common stock to an employee as a sign on bonus. These shares were valued at $41,870 based upon the quoted fair market value at the date of grant. The $41,870 was recorded as compensation expense during 2005.

DUTCHESS  PUT  NOTICES
----------------------

On September 28, 2004, we entered into an investment agreement with Dutchess, pursuant to which Dutchess has committed to purchase our common stock up to an aggregate purchase price of $35 million over a two-year period. The Dutchess agreement provides that we from time to time may deliver a put notice to Dutchess, and Dutchess is obliged to purchase the dollar amount of common stock set forth in the notice. During 2005, we exercised put notices in accordance with our agreement and received $1,802,651 of cash proceeds, net of $10,109 of cash stock issuance costs for which we issued 78,912,356 shares of our common stock to Dutchess. During 2005, proceeds totaling $1,559,991 from these puts were used to reduce the notes payable outstanding with Dutchess.

INVESTOR  RELATIONS  AGREEMENT
------------------------------

On August 19, 2005, we entered into an investor relations agreement with an investor relations firm to increase investor awareness of our Company. For these services, we paid $75,000 and issued 2 million shares of our common stock. The 2 million shares of common stock was valued at quoted market price for a value of $120,000 which will be expensed to administrative expense over the three-month term of the agreement. On November 21, 2005, we entered into another three-month agreement with this firm. For these services, we paid $75,000 and issued 2 million shares of our common stock. The 2 million shares of common stock was valued at quoted market price for a value of $34,000 which will be expensed to administrative expense over the three-month term of the agreement. At December 31, 2005, $134,355 had been expensed with $19,645 recorded as deferred consulting.

WARRANTS
--------

At December 31, 2005 we had warrants outstanding to purchase our common stock with the following terms:


#  of  Shares      Exercise  Price                 Expiration  Date
-----------        ---------------                 ----------------
  3,765,000            $1.0000                          11/24/2007
    181,819            $0.4400                           4/9/2008
     17,075            $0.6560                           3/31/2009
     92,751            $0.5180                           6/30/2009
     21,029            $0.3340                           9/30/2009
    129,264            $0.2420                          12/31/2009
    313,079            $0.1920                          12/31/2009
    370,370            $0.2700                           9/30/2010
    232,883            $0.1380                           3/31/2010
    250,002            $0.4000                           6/16/2010
    546,427            $0.0878                           6/30/2010
  5,714,286            $0.0175                           9/24/2010
  2,697,545            $0.0159                          12/31/2010
    314,380            $0.0444                           9/30/2010
  1,263,867            $0.0176                          12/31/2010
-----------
 15,909,777
===========

During 2005, we granted a five-year warrant for 5,714,286 shares of our common stock for consulting services performed. This warrant has an exercise price of $0.0175 and was valued at $95,306 based upon the Black-Scholes model. This will be expensed over the service period of the agreement. During 2005, we recorded $23,827 of expense related to this warrant

During 2005, we granted a five-year warrant for 370,370 shares of our common stock for consulting services performed. This warrant has an exercise price of $0.27 and was valued at $139,030 based upon the Black-Scholes model. This was expensed over the service period of the agreement. During 2005, we recorded $139,030 of expense related to this warrant.

During 2005, warrants to purchase 5,055,102 shares of common stock were granted to Athena as a fee for their services at a range of exercise prices from $0.0159 to 0.138 and expire five years from the grant date. These warrants were valued at $108,371 based upon the Black-Scholes model. As of December 31, 2005, none of these warrants were exercised. These were recorded as stock issuance costs. During 2004, warrants to purchase 573,198 shares of common stock were granted to Athena as a fee for their services at a range of exercise prices from $0.192 to $0.656. The warrants expire five years from the grant date. These warrants were valued at $197,633 based upon the Black-Scholes model. As of December 31, 2005, none of these warrants were exercised. These were recorded as stock issuance costs.

EMPLOYEE  STOCK  OPTIONS  AND  AWARDS
-------------------------------------

We have a stock option plan that provides for the granting of stock options and awards to officers, and employees. The objectives of this plan include attracting and retaining the best personnel, providing for additional performance incentives, and promoting our success by providing employees the opportunity to acquire common stock. On November 11, 2005, the Board of Directors voted to amend the 2001 Scientist Stock Option Plan to increase the options available under the plan to 77,630,000. Options are typically granted at the fair market value of the stock price on the date of grant. The vesting of each grant is determined by the Board of Directors at the time the options are granted. The vesting period typically ranges from immediate vesting to vesting over a four-year period and the options typically have an expiration term of ten years.

A summary of the options granted to employees as of December 31, 2005 and 2004 and changes during the year are presented below:

Weighted
                                           Number  of        Average
                                             Shares      Exercise  Price
                                           ----------    ---------------
Outstanding  at  December  31,  2003         447,500          $0.300
Granted                                            -               -
Exercised                                    (12,500)         $0.260
Cancelled                                          -               -
                                           ----------
Outstanding  at  December  31,  2004         435,000          $0.300
Granted                                   67,242,362           0.046
Exercised                                          -               -
Cancelled                                 (1,011,250)         $0.436
                                           ----------

Outstanding  at  December  31,  2005       66,666,112         $0.041
                                           ==========

Options  exercisable  at
December  31,  2005                        66,066,112         $0.042
                                           ==========
Options  available  for  grant
at  December  31,  2005                    12,493,535
                                           ==========

The weighted average fair value of options granted during 2005 was $0.032. The fair value of options granted during 2005 was estimated on the dates of the grants using the following approximate assumptions: dividend yield of 0%, expected volatilities of 173% - 182%, risk-free interest rates of 2.71% - 4.46%, and expected lives of four to 5 years. There were no options granted during 2004.

The following table summarizes the information about our stock options outstanding at December 31, 2005:

                    Options  Outstanding                                  Options  Exercisable
---------------------------------------------------------------------  ---------------------------
                               Weighted  Average    Weighted  average                  Weighted
   Exercise       Number    Remaining  Contractual    exercisable         Number        Average
    Price      Outstanding        life  (years)          price         Exercisable  Exercise Price
-------------  -----------  ----------------------  -----------------  -----------  --------------
$ 0.014-0.017   51,392,362            9.9              $  0.017         51,392,362     $  0.017
$ 0.021-0.120   14,118,750            9.9              $  0.091         13,518,750     $  0.094
$ 0.400-0.600    1,155,000            8.8              $  0.509          1,155,000     $  0.509
               -----------                                             -----------
                66,666,112            9.8              $  0.041         66,066,112     $  0.042
               ===========                                             ===========

NOTE  J  -  OTHER  COMMITMENTS  AND  CONTINGENCIES

AGREEMENT  WITH  INVESTMENT  BANKING  FIRM
------------------------------------------

In April 2003, we engaged an investment-banking firm to assist us in our long-term financial planning efforts, including our efforts to raise debt and/or equity capital. Pursuant to the agreement, we have granted this firm, exclusive authorization to act as our agent (on a best efforts basis) in substantially all of our investment banking activities, which may include efforts to place various securities (potentially through private and/or public transactions), and to assist us in obtaining grant money from various governmental entities. As consideration for such services, we have agreed to compensate this entity as follows:

- Upon closing of a transaction a fee of 6% of the aggregate dollar value of the aggregate consideration paid by investors. The Dutchess deal has a fee of 4%.

- Upon closing of a transaction, warrants to purchase (at a nominal price) shares of our common stock having a value equal to 4% of the aggregate consideration paid by investors.

- Upon the receipt of any grant money, warrants to purchase (at a nominal price) such number of shares of our common stock having a value of $35,000 In addition, we have agreed to compensate this entity for any merger and acquisition services provided. In addition to billings on a time and expense basis, this compensation shall include a success fee equal to a percentage of any transaction value.

BETH  ISRAEL  DEACONESS  MEDICAL  CENTER  LICENSE  AGREEMENT
------------------------------------------------------------

Effective April 4, 2005, we entered into a license agreement with Beth Israel Deaconess Medical Center ("Beth Israel"), a Massachusetts nonprofit corporation to develop a new, more potent and longer acting form of the anemia drug Erythropoietin ("EPO").

EPO is a glycoprotein naturally made by the body to stimulate red blood cell production; the currently marketed forms are manufactured using recombinant DNA technology and are used to treat anemia or low blood cell count. Under the Agreement, Beth Israel has granted us an exclusive license to United States and foreign patents related to certain forms of EPO. We have the right to develop, use, market and sell products derived from the licensed patents.

In exchange for the license, we paid Beth Israel a $25,000 signing fee and agreed to make certain milestone payments linked to their progress in developing marketable products from the licensed technology. The total of payments, if all milestones are reached, is $2,150,000. The milestone payments are nonrefundable. Up to $200,000 of this amount is creditable against future royalties. In addition to the milestone payments, we must also pay Beth Israel an annual royalty of 4% of the net sales of all products developed from the licensed technology. A minimum royalty payment of $100,000 a year is due upon the commencement of commercial sales in any territory worldwide. At December 31, 2005, we had recorded the $25,000 as research and development costs.

CONSULTING  AGREEMENT  WITH  DR.  ARTHUR  SYTKOWSKI
---------------------------------------------------

On June 7, 2005, we entered into a consulting agreement with Dr. Arthur Sytkowski, the Director of Beth Israel, to consult on the development of a new, more potent and longer acting form of EPO. On September 1, 2005, we entered into a new consulting agreement amending and restating the June 7, 2005 consulting agreement. Under the amended consulting agreement, Dr. Sytkowski has agreed to perform certain consulting services, including advising on medical, regulatory and patent issues, training personnel and providing assistance with EPO research and development. In exchange for the services, we will pay Dr. Sytkowski $10,000 a month for twelve months, five annual incentive payments of $25,000 each and certain milestone payments linked to our progress under the Beth Israel license in developing marketable products from the licensed EPO technology. The total of all payments to Dr. Sytkowski under the agreement, assuming all milestones are reached, is $370,000. The milestone payments will be reduced - dollar for dollar
- to the extent Dr. Sytkowski receives payments from Beth Israel relating to the same milestone events under the Beth Israel license. At December 31, 2005, we had recorded $70,000 as research and development costs.

COLLABORATIVE  RESEARCH  AGREEMENT  WITH  BETH  ISRAEL
------------------------------------------------------

During late June, we entered into a collaborative research agreement with Beth Israel to provide three researchers to us to conduct certain research work related to our EPO research. On August 15, 2005, this agreement was amended. The total cost per the amended agreement is $352,192. We have paid $176,096 and the remaining $176,096 is due 180 days after the execution of the amendment.

CONSULTANT  AGREEMENT  WITH  MEMBER  OF  OUR  SCIENTIFIC  ADVISORY  BOARD
-------------------------------------------------------------------------

During May 2005, we entered into a one-year agreement with our Scientific Advisory Board member, to continue collaboration with us to develop commercial tests for genetic ancestry and particular physical phenotypes. We have agreed to compensate this consultant with quarterly payments of $4,000 and 2,500 shares of our common stock. The term of this agreement is one year with automatic renewals each year unless either party provides written notice of its intent not to renew within thirty days prior to the annual anniversaries of this agreement. During May 2005, we also entered into a license agreement with this consultant. This license will remain in force in perpetuity as long as we are not in default of the agreement. We agreed to provide the consultant with a number of shares of our common stock equal to 2.5% of the net revenues derived from a product and any subsequent versions of the products developed with his help.

LICENSE  AGREEMENT  WITH  DR.  MARK  FROIMOWITZ
-----------------------------------------------

 On October 25, 2005, we entered into an exclusive licensing agreement with Dr. Mark Froimowitz to develop a series of methylphenidate analogs or Ritalin-like compounds targeting the clinical development of enhanced pharmaceuticals for the treatment of drug addiction, attention deficit hyperactivity disorder ("ADHD"), and depression. The licensed compounds are analogs of Ritalin, a well-known drug used for treatment of ADHD. The analogs are designed specifically to have a slow onset and increased half-life in the bloodstream, thus reducing a patient's required daily dosage and the potential for drug abuse. We have the exclusive right to develop, use, market and sell products derived from the licensed compounds.

We are obligated to pay the licensor a two percent (2%) quarterly royalty fee on the net sales of products covered by the license. Minimum annual maintenance fees of $25,000 are required for the license term, but will be deducted from royalties. Additionally, the license requires progress payments of up to $275,000 upon the successful development and approval of licensed products. The license's initial five (5) year term is supplemented by options capable of extending the license term for up to twenty years.

OPERATING  LEASE  COMMITMENTS
-----------------------------

Our operating facility lease for our Sarasota, Florida location expires on May 31, 2006 with an option to extend for three months and if we relocate by the end of the extended term which is September 1, 2006 to anywhere in Sarasota or Manatee counties, the landlord will pay up to $65,000 of our tenant relocation expenses.

Our operating facility lease for our Richmond, California location expires August 1, 2006.

Our operating facility lease for Toronto, Canada expires April 30, 2008. The payments are $26,187 Canadian dollars plus common area maintenance amounts for the next two years and $8,729 Canadian dollars plus common area maintenance amounts during 2008. The conversion rate from Canadian dollars to US dollars at December 31, 2005 is 0.858.

Rent expense amounted to $104,850 and $64,653 for the years ended December 31, 2005 and 2004, respectively.

OBLIGATIONS  UNDER  CAPITAL  LEASES
-----------------------------------

We have capitalized rental obligations under leases of equipment. The obligations, which mature in 2006 through 2008, represent the total present value of future rental payments discounted at the interest rates implicit in the leases. Future minimum lease payments under capital leases are:

2006                                            $  295,234
2007                                               168,657
2008                                                13,167
                                                -----------
Total minimum lease payments                       477,058
Less  amount representing interest                 (39,617)
                                                -----------
Present value of net minimum lease payments        437,441
Less current portion                              (264,936)
                                                -----------
                                                $  172,505
                                                ===========

During 2004, we purchased, through a capital lease, computer equipment. In order to qualify for the lease; the financing company required a letter of credit. Our bank issued a letter of credit of approximately $20,000 and required that we purchase a certificate of deposit in the amount of the letter of credit. We recorded the restricted certificate of deposit in other current assets at December 31, 2005.

SCIENTIFIC  ADVISORY  BOARD
---------------------------

Currently we have one Scientific Advisory Board member. For the services performed by this member, we are committed to issue 2,500 shares of our common stock each year through 2007. The other Scientific Advisory Board member resigned during 2004.

During June 2002, we entered into a two-year agreement with this Scientific Advisory Board member, to collaborate with us to develop a kit product that could be used to infer Ancestry Admixture Ratios in human beings. We have agreed to compensate the consultant with quarterly payments of $4,000 and 2,500 shares of our common stock for the term of this contract. We have also agreed to provide the consultant with a number of shares of our common stock equal to 2.5% of the Net Revenues derived from a product developed with his help. The term of this agreement is two years, and the parties may agree to renew it for consecutive two-year terms.

CONSULTING  AGREEMENTS
----------------------

Effective September 28, 2004, we have entered into a letter agreement with The Wall Street Group, Inc. ("WSG"). Pursuant to the letter agreement, we have retained WSG as financial public relations counsel. Under the letter agreement, we will pay WSG a cash fee of $7,500 per month and will reimburse them for reasonable and customary out-of-pocket expenses. In addition, we will grant an affiliate of WSG a five-year option to purchase as many shares of our common stock as could be purchased on the open market for $100,000 at the closing bid price on September 24, 2004. Either party may terminate the agreement on 90 days written notice. Unless terminated, the agreement will continue in force, and on each anniversary of the agreement, we will grant WSG or its affiliate a similar option to purchase our common stock at our then-current trading price.

During 2005, we had 254,788 shares remaining in escrow with a consulting firm. These shares were valued at $0.021 per share and the $5,376 was expensed to consulting expense during 2005.

LITIGATION
----------

We are involved in certain legal action arising in the ordinary course of business. We are defending these proceedings. While it is not feasible to predict or determine the outcome of these matters, we do not anticipate that these matters will have a material adverse effect on our business or on our consolidated financial position or on our results of operations. On July 8, 2005, a former consultant of ours, Lonnie Bookbinder, filed suit in the Circuit Court of the Twelfth Judicial Circuit of Florida in and for Sarasota County, Florida, Civil Division. The complaint, styled Bookbinder v. DNAPrint Genomics, Inc., Richard Gabriel, Hector Gomez and GenBiomics, LLC, names as defendants us, along with two of our directors and a dissolved limited liability company in which two of our directors were members. The complaint sought damages arising out of services Mr. Bookbinder claims to have provided on our behalf. We deny any liability to Mr. Bookbinder. We filed and prevailed on a Motion to Dismiss the complaint because we believed it did not state a claim. Plaintiff then filed an Amended Complaint. We have a Motion to Dismiss pending on the same grounds as that previously filed. If our Motion to Dismiss is unsuccessful, we intend to defend the litigation vigorously.

NOTE  K  -  OTHER  RELATED  PARTY  TRANSACTIONS

RENT  NEGOTIATIONS
------------------

During the third quarter of 2004, we issued 1,522,364 shares of our common stock to the father of a shareholder as payment for the $41,865 accrual we had recorded at December 31, 2003 for renegotiating our lease during 2003.

ELLIPSIS
--------

At December 31, 2005, Ellipsis had a receivable of $5,727 from a company that is owned by a director of Ellipsis. Also at December 31, 2005, we recorded a receivable from a company owned by a director of Ellipsis for $47,333 and processed all of our cash disbursements and receipts through that company. Once we had established a cash account for Ellipsis in 2006, this receivable was paid off during 2006.

NOTE  L  -  ACQUISITIONS  AND  INVESTMENTS

DUTCHESS  AGREEMENT
-------------------

Effective September 28, 2004, entered into an Investment Agreement (the "Dutchess Agreement") and a Registration Rights Agreement with Dutchess Private Equities Fund, II, L.P., a Delaware limited partnership (the "Investor"). Pursuant to the Dutchess Agreement, the Investor has committed to purchase our common stock up to an aggregate purchase price of $35 million over a two-year period.

The Dutchess Agreement provides that we from time to time may deliver a notice to the Investor. Such notices will state the dollar amount of common stock that we desire the Investor to purchase. The maximum amount permitted pursuant to any such notice is $600,000, and we can give approximately three such notices per month. Upon receipt of the notice, the Investor is obliged to purchase the dollar amount of common stock set forth in the notice at a purchase price equal to 96% of the average of the two lowest closing bid prices of the common stock during the five trading days after the notice.

The obligation of the Investor to purchase under the Dutchess Agreement is contingent upon our filing and having declared effective a registration statement registering the resale of the shares by the Investor. Simultaneously, the parties entered into a Registration Rights Agreement requiring us to file such a registration statement. In addition, we are not permitted to provide a notice, and the Investor is not obliged to purchase any shares, in the event that we do not have sufficient authorized shares available for purchase to fulfill such commitment. Although it is dependent on the trading price of our stock, it is very likely that we would have to obtain shareholder approval for an increase in capitalization in order to take advantage of the full $35 million facility.

BIOFRONTERA  AGREEMENT
----------------------

On July 8, 2005, we entered into an agreement to purchase, and simultaneously closed upon the purchase of, up to an 18% equity interest in Biofrontera AG ("Biofrontera"), a German company in the pharmaceutical business. We purchased the interest in Biofrontera from Technologie-Beteiligungs-Gesellschaft mbH, an instrumentality of the German government. The securities purchased were shares of Biofrontera's series A Preferred Stock, as well as certain debt instruments. On August 8, 2005, we converted the securities purchased into Biofrontera's common stock.

We paid approximately 1.8 million Euros ($2.1 million) for 357,179 common stock shares in Biofrontera. On September 19, 2005, we paid an additional 98,245 Euros ($121,000) for an additional 98,145 shares of Biofrontera common stock increasing our ownership of Biofrontera to approximately 18%. In connection with the transaction, two of the members of our Board of Directors, Richard Gabriel and Hector Gomez, were retained on the Biofrontera board.

In addition, to induce the shareholders of Biofrontera to consent to the transaction, we entered into a put agreement with another Biofrontera shareholder, Heidelberg Innovation. Pursuant to this agreement, if by December 31, 2005 Biofrontera does not complete its current offering of debt securities for at least 10 million Euro, Heidelberg Innovation may require us to purchase Heidelberg Innovation's ownership interest in Biofrontera of approximately 49% for 1.6 million Euro (approximately $1.96 million). Biofrontera completed the debt security offering during September 2005 raising 20 million Euros. Therefore, the put obligation to Heidelberg Innovation has terminated. Each Biofrontera bond may be converted into 6.1 shares of Biofrontera common stock if Biofrontera completes a public offering, converting all the outstanding bonds to shares. The Biofrontera bond is now trading at the Frankfurt exchange under the symbol:
http://deutsche-boerse.com/dbag/dispatch/de/isg/gdb_navigation/home?module=In
Overview_Bond&wp=DE000A0E9649&foldertype=_Bond&wplist=DE000A0E9649&active=
overview&timespan=3m)

TRACE  GENETICS  ACQUISITION
----------------------------

On June 17, 2005, we entered into a stock purchase agreement to acquire all of the stock of Trace Genetics, a California corporation that specializes in genetic ancestry testing. Under the agreement, we issued 1,250,000 shares of our common stock and granted warrants to purchase 250,000 shares of our common stock to the prior Trace Genetics shareholders. The 1,250,000 shares were valued at $270,000 based on quoted market price, and the warrants were valued at $48,283 based upon the Black Scholes option pricing model.

We included the results of Trace Genetics in our financial statements beginning June 17, 2005 (the closing date of the transaction). The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. We are in the process of evaluating the intangibles purchased, thus the purchase price allocation has not been finalized and is subject to change. The goodwill acquired is not deductible on our tax return.

Accounts  receivable                                    $  19,650
Other  current  assets                                     15,760
Fixed  assets                                             140,629
Goodwill  and  other  intangibles                         269,827
                                                        ----------
Total  assets  acquired                                   445,866
                                                        ----------
Accrued  expenses  and  payables                          (85,326)

Capital  lease  obligation                                (42,257)
                                                        ----------
Total  liabilities  assumed                              (127,583)
                                                        ----------
Total  purchase  price                                  $ 318,283
                                                        ==========

DNAPrint  Pharmaceuticals,  Inc.  Formation
-------------------------------------------
 On October 12, 2005 we formed DNAPrint Pharmaceuticals, Inc., a new wholly-owned pharmaceutical subsidiary focused on personalized medicine. This wholly-owned subsidiary is consolidated in our financial statements.

Kenna  Technologies,  Inc.  Acquisition
---------------------------------------
On October 25, 2005, we acquired all of the stock of Kenna Technologies, Inc. ("Kenna"). Kenna develops software and related technologies for building computational models that mimic complex biological systems. We expect that Kenna's computational models will become key components for our development of more effective therapies and diagnostic products. In acquiring Kenna, we also gain access to Kenna's BoneFusion and CellCycleFusion models, which simulate bone remodeling processes and molecular pathways. These pathways are common targets of current cancer therapies. We exchanged 1,499,998 shares of our common stock for all the outstanding shares of Kenna. The shares were valued at $22,500.

We included the results of Kenna Technologies in our financial statements beginning October 25, 2005 (the closing date of the transaction). The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Other  assets                                     $  4,533
Technology  rights                                  32,638
                                                 ---------
Total  assets  acquired                             37,171
                                                 ----------
Accrued  expenses  and  payables                   (14,671)
                                                 ----------
Total  purchase  price                           $  22,500
                                                 ==========

ELLIPSIS  BIOTHERAPEUTICS  CORPORATION
--------------------------------------

On November 30, 2005, we acquired the assets of Ellipsis Biotherapeutics Corporation (we also acquired the right to the name, so the seller has renamed their company) and formed a company Ellipsis Biotherapeutics Corporation ("Ellipsis") where we placed these assets. Ellipsis is a Toronto-based company that performs contract SNP genotyping for academic centers, hospitals, human health care corporations and biotech companies. We exchanged 6,500,000 shares of our common stock for all the assets acquired. The shares were valued at $149,500.

We included the results of Ellipsis in our financial statements beginning November 30, 2005 (the closing date of the transaction). The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Accounts  receivable                           $  27,895
Other  current  assets                            76,835
Fixed  assets                                    588,014
Technology  rights                                24,872
                                               ---------
Total  assets  acquired                          717,616
                                               ---------
Accrued  expenses  and  payables                (376,522)
Deferred  revenue                                (30,172)
Capital  lease  obligations                     (161,422)
                                               ---------
Total  liabilities  assumed                     (568,116)
                                               ----------
Total  purchase  price                         $ 149,500
                                               ==========

NOTE  M - UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION FOR ACQUISITION

The following unaudited pro forma consolidated financial information presents the combined results of our operations as if the acquisition had occurred on January 1, 2004. The unaudited pro forma consolidated financial information is not intended to represent or be indicative of the consolidated results of operations that we would have reported had the acquisition been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations. Summarized unaudited pro forma consolidated results were as follows:

                                                    For  the  Period
                                                    December 10, 1998
                                                      For  the  year
                                                     ended  December
                                                      31,  (Date  of
                                                      to Inception)
                        2005             2004       December 31, 2005
                  ---------------  ---------------   ---------------
Revenues          $    1,690,202   $    1,437,240    $    4,108,018
Net  loss         $   (9,290,003)  $   (4,696,973)   $  (28,626,531)

Basic  and
Diluted  loss
per  share        $        (0.10)  $        (0.11)   $        (0.88)

For the year ended 2004, we excluded a $5,201,455 gain on assets that was unrelated to our business that was included in the Ellipsis Biotherapeutics, Corporation income statement.

NOTE  N-  SUBSEQUENT  EVENTS

CONVERSION  OF  DEBENTURE  AND  EXERCISE  OF  WARRANTS
------------------------------------------------------

From year end to February 24, 2006, La Jolla converted $2,000 of convertible debentures into our common stock and exercised non-detachable warrants to purchase 30,000 shares of our common stock. This combined transaction resulted in our reducing the prepayment for future exercises of warrants by $30,000. We issued 2,909,090 shares of our common stock.

DUTCHESS  PUT  NOTICES
----------------------

From January 1 to February 24, 2006, we exercised put notices in accordance with our agreement with Dutchess and received $856,401 of cash proceeds for which we issued 44,005,010 shares of our common stock to Dutchess. We used all of these proceeds as principal payments on our note payable with Dutchess.

CONVERSION  OF  PREFERRED  STOCK  TO  COMMON  STOCK
---------------------------------------------------

On January 11, 2006, 14,700 shares of our preferred stock outstanding were converted to 11,651,761 shares of our common stock.

LICENSE  AGREEMENT  WITH  HARVARD  MEDICAL  SCHOOL
--------------------------------------------------

On January 24, 2006, we entered into an exclusive license agreement with Harvard College. The license provides for sponsored research and the clinical development and commercialization of a diagnostic test targeting early identification of the population at risk of developing vascular diabetic complications. The sponsored research payments total approximately $2.5 million and will be paid in quarterly installments of approximately $208,333 over approximately three years.

Under the license we have the exclusive right to develop market and sell products and services derived from the research. We will owe royalties of six percent on the net sales of products and services covered by this license and thirty percent of all non-royalty sublicense income. We are also required to pay escalating minimum annual license maintenance fees totaling $850,000 through January 1, 2012. We are obligated to make annual license maintenance fees of $250,000 through the license term, but, beginning January 1, 2013, the annual license fee of $250,000 is credited against royalty payments. Additionally, we are obligated to pay a fee of approximately $100,000 for previously incurred patent costs and are responsible for paying the costs associated with patent expenses during the license term.

RESEARCH  SPONSORSHIP  AGREEMENT
--------------------------------

Effective January 1, 2006, we entered into a research sponsorship agreement with the Massachusetts College of Pharmacy and Health Sciences for sponsored research in connection with the synthesis and testing of certain compounds as possible human medications for drug abuse, attention deficit hyperactivity disorder, and depression. We had previously licensed exclusive rights to the compounds from a researcher on October 19, 2005 under an exclusive licensing agreement. The sponsored research payments total $300,000 and will be paid in monthly installments of $25,000 over one year. We will acquire all intellectual property associated with the research results.

INVESTOR  RELATIONS  AGREEMENT
------------------------------

On February 22, 2006, we entered into an investor relations agreement with an investor relations firm to increase investor awareness of our Company. For these services, we paid $75,000 and issued 2 million shares of our common stock. The 2 million shares of common stock was valued at quoted market price for a value of $53,600 which will be expensed to administrative expense over the three-month term of the agreement.

                             DNAPRINT GENOMICS, INC.
                             -----------------------
                  Consolidated Financial Statements (unaudited)
                For the Three and Six Months Ending June 30, 2006

                             DNAPRINT GENOMICS, INC.
                             -----------------------
                       (A DEVELOPMENTAL STAGE ENTERPRISE)
                       ----------------------------------

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                  June 30, 2006     December 31,
                                                   (Unaudited)          2005

ASSETS
------
CURRENT  ASSETS:
Cash  and  cash  equivalents                        $ 1,335,851     $ 1,806,646
Accounts  receivable (net of allowance
for doubtful accounts of ($8,740 for
2006 and  2005)                                         189,442         101,852
Inventory,  raw  material                                81,989         298,685
Deferred  financing  costs                              157,818         118,335
Prepaid  expenses  and  other  current  assets           81,395         145,095
                                                    ------------    ------------
Total  current  assets                                1,846,495       2,470,613
                                                    ------------    ------------

PROPERTY  AND  EQUIPMENT  (net  of  accumulated
depreciation and  amortization  of  $925,537
for  2006  and  $726,684  for  2005)                  1,172,723       1,229,133

OTHER  ASSETS:

Investment  in  Biofrontera                           2,274,702       2,274,702
Goodwill  and  other  intangibles                       277,561         325,958
Other  assets                                             9,783           9,703
                                                    ------------    ------------
     Total  other  assets                             2,562,046       2,610,363
                                                    ------------    ------------
TOTAL                                               $ 5,581,264     $ 6,310,109
                                                    ============    ============
LIABILITIES  AND  STOCKHOLDERS'  DEFICIT
----------------------------------------
CURRENT  LIABILITIES:
Accounts  Payable                                   $   546,527     $ 1,152,711
Accrued  Expenses                                       197,357         198,889
Deferred  Revenue                                       270,111         195,018
Accrued  compensation  expense                          822,080         749,654

Notes  payable  at fair market value (net of
discount of $1,348,231 for 2006 and $3,332,374
for  2005)                                            5,604,504         267,635
Notes  payable  to  related  parties                    238,381         238,381
Capital  lease  obligation  -  current                  214,609         264,936
Derivative  liabilities                                 241,284       6,981,306
                                                    ------------    ------------
      Total  current  liabilities                     8,134,853      10,048,530
Capital  lease  obligation  -  long-term                 97,137         172,505
Convertible  debentures  -  long-term  (net
of discount of $42,996 for 2006 and $784,542
for  2005)                                              203,020         126,458

Convertible  debentures  -  long-term  at
fair market value (net of discount of
$1,881,643 for 2006)                                    132,107               -
                                                    ------------    ------------
       Total  liabilities                             8,567,117      10,347,493
                                                    ------------    ------------

COMMITMENTS  (SEE  NOTE  G  BELOW)                            -               -

REDEEMABLE  INSTRUMENTS                                       -          52,750
STOCKHOLDERS'  DEFICIT
Preferred  stock,  $.01 par value, 10,000,000
shares authorized, of which 50,000 shares
are  designated  as  Series  A

Series  A  convertible  preferred stock, 50,000
shares authorized; 40,000 shares issued  , -0-
outstanding at June 30, 2006 and 14,722
outstanding at December 31, 2005; $10 per share
liquidation value                                             -             147

Common  stock,  $.01 par value, 1,500,000,000
shares authorized; 376,117,478 and 236,213,848
shares issued and outstanding, for 2006 and
2005, respectively                                    3,761,176       2,362,140
Common  stock  subscribed  (2,815,323  and
559,876  shares  for  2006 and 2005, respectively        28,153           5,599
Additional  paid-in  capital                         31,528,098      30,022,934
Accumulated  other  comprehensive  gain  (loss)           4,895            (541)
Prepaid  warrant  exercises                              45,236         120,000
Deferred  stock  compensation and consulting            (23,827)        (94,374)
Deficit  incurred  prior  to  development  stage     (7,427,422)     (7,427,422)
Deficit  accumulated  during  the  development
stage                                               (30,902,162)    (29,078,617)
                                                    ------------    ------------
      Total  stockholders'  deficit                  (2,985,853)     (4,090,134)
                                                    ------------    ------------
TOTAL                                               $ 5,581,264     $ 6,310,109
                                                    ============    ============

                 See notes to consolidated financial statements.

                             DNAPRINT GENOMICS, INC.
                             -----------------------
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        --------------------------------

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                                                                                                      For the Period
                                                                                                                        December 10,
                                                                                                                       1998 (Date of
                                                                                                                      Inception)  to
                                                            Three  months  ended  June  30, Six  months  ended  June  30,
                                                                                                                           June 30,
                                                                       2006         2005          2006          2005          2006
                                                                  ------------- ------------ ------------- ------------ ------------

REVENUES                                                          $    577,202  $   348,888  $  1,255,601  $   589,487  $ 4,297,312

COST  OF  SALES                                                        367,440      260,263       900,617      410,203    2,964,116
                                                                  ------------- ------------ ------------- ------------ ------------
Gross  Profit                                                          209,762       88,625       354,984      179,284    1,333,196
                                                                  ------------- ------------ ------------- ------------ ------------
OTHER  OPERATING  EXPENSES:
Research  and development                                            1,260,579      495,191     3,210,853      797,360   13,978,903
Selling,  general  and  administrative                                 759,186      483,382     1,540,906    1,086,877   12,305,390
                                                                  ------------- ------------ ------------- ------------ ------------
   Total  other  operating  expenses                                 2,019,765      978,573     4,751,759    1,884,237   26,284,293
                                                                  ------------- ------------ ------------- ------------ ------------

LOSS  FROM  OPERATIONS                                              (1,810,003)    (889,948)   (4,396,775)  (1,704,953) (24,951,097)
                                                                  ------------- ------------ ------------- ------------ ------------
OTHER  INCOME  (EXPENSES):
Interest  expense                                                       (9,769)     (11,403)      (21,495)     (33,660)  (1,516,768)
Interest  income                                                           196        5,292           196       10,715       16,170
Intrinsic  value  of  convertible  debt  and  non-detachable
warrants  and debt discount  amortization                             (641,644)           -    (1,712,423)           -   (4,165,507)
       Amortization of deferred financing fees                         (66,502)     (65,000)     (141,678)     (65,000)    (497,887)
Sale  of  option  to  Orchid  Biosciences                                    -            -             -            -      353,090
Loss  on  disposal  of  investments                                          -            -             -            -     (349,006)
Gain  (loss)  on derivative contracts, net                             153,666   (1,383,906)    1,127,790   (1,383,906)    (483,115)
Stock-based  settlement  expense                                             -            -             -            -     (152,437)
Foreign currency gain (loss)                                            (3,694)     (12,400)       (3,613)     (25,060)     (10,673)
Other  expenses                                                              -            -             -      (61,793)    (481,157)
                                                                  ------------- ------------ ------------- ------------ ------------
   Total  other  income (expenses) - net                              (567,747)  (1,467,417)     (751,223)  (1,558,704)  (7,287,290)
                                                                  ------------- ------------ ------------- ------------ ------------
NET LOSS                                                          $ (2,377,750) $(2,357,365) $ (5,147,998) $(3,263,657)$(32,238,387)
                                                                  ============= ============ ============= ============ ============
          NET LOSS PER SHARE - Basic and Diluted                  $      (0.01) $     (0.04) $      (0.02) $     (0.06) $     (0.63)
                                                                  ============= ============ ============= ============ ============
SHARES  USED  IN  COMPUTING  NET
     LOSS  PER SHARE- Basic and Diluted                            356,534,618   56,702,594   318,792,605   53,156,118   51,196,150
                                                                  ============= ============ ============= ============ ============

                 See notes to consolidated financial statements.

                             DNAPRINT GENOMICS, INC.
                             -----------------------
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        --------------------------------

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                                                                                           For the Period
                                                                                                           December 10, 1998
                                                                                For the Six   For the Six    (Date of
                                                                                Months Ended  Months Ended  Inception)
                                                                               June 30, 2006 June 30, 2005 to June 30, 2006
                                                                                 ------------ ------------ ------------
CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
  Net  loss                                                                      $(5,147,998) $(3,263,657)$(32,238,387)
  Adjustments  to  reconcile  net loss to net cash used in operating activities:
  Depreciation  and  amortization                                                    198,853      105,741    1,094,621
  Provision  for  bad  debts                                                               -            -       11,738
  Impairment  of  assets                                                                   -            -      254,434
  Loss  on  disposal  of  investments                                                      -            -       11,772
  Loss  on  disposal  of  property  and  equipment                                         -            -        5,039
  Loss on foreign currency transaction                                                     -       25,060        7,060
  Loss  (gain)  on  derivative  contracts,  net                                   (1,127,790)   1,383,906      483,115
  Amortization  of  deferred  stock compensation and consulting                      124,147      115,684    1,796,970
  Amortization  of  deferred compensation                                                  -            -      919,792
      Amortization of deferred financing fees                                        141,678       65,000      497,887
  Amortization  of  intangible assets                                                 84,127            -       84,127
       Common stock issued for interest expense on related party notes payable             -            -    1,300,378
      Common stock issued for reorganization/court order                                   -            -      343,000
  Common  stock  issued  for  services                                                87,380        8,273    2,427,496
  Common  stock  issued  for  bankruptcy  settlement                                       -            -       28,080
  Stock  issued  for  settlement                                                           -            -      152,437
  Intrinsic  value  of  the  convertible  debt  and  non-detachable warrants and
amortization  of  debt discount                                                    1,712,423            -    4,165,507
  Stock-based  compensation                                                                -            -    1,943,906
  Changes  in  operating  assets and liabilities, net of effect of acquisitions:
      (Increase)  decrease  in  receivables                                          (86,905)     (74,276)     172,831
           (Increase) decrease in inventory                                          217,959      (62,123)     (70,178)
      Decrease  (increase)  in prepaid expenses and other assets                      65,733       23,914   (1,006,360)
      (Decrease)  increase  in  accounts  payable,  deferred revenue and accrued
liabilities                                                                         (486,360)     128,957    1,652,501
                                                                                 ------------ ------------ ------------
NET  CASH USED IN OPERATING ACTIVITIES                                            (4,216,753)  (1,543,521) (15,962,234)
                                                                                 ------------ ------------ ------------
CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
      Purchases of property and equipment                                           (142,443)     (75,872)  (1,098,537)
       Proceeds from disposal of property and equipment                                    -            -       10,100
  Loan  to  Biofrontera                                                                    -            -     (193,683)
  Investment in Biofrontera                                                                -   (1,819,950)  (2,274,702)
  Payoff  of  Biofrontera  loan                                                            -            -      202,380
  Net  bankruptcy  adjustment                                                              -            -      511,274
                                                                                 ------------ ------------ ------------
NET  CASH  USED  IN INVESTING ACTIVITIES                                            (142,443)  (1,895,822)  (2,843,168)
                                                                                 ------------ ------------ ------------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
  Proceeds  from  issuance  of  common  stock,  net  of  stock  issuance  costs
                                                                                   2,410,949    1,401,309   13,193,364
  Proceeds  from  issuance of Series A convertible preferred stock, net of stock
issuance  costs                                                                            -            -      272,535

      Prepayment for future warrant exercises, net                                         -      210,000      120,000
  Proceeds  from  notes  payable  -  related  party                                        -            -    1,487,036
  Collections  from  stock  subscriptions                                                  -            -      836,960
       Proceeds from settlement with Tampa Bay Financial                                   -            -      272,383
  Advances  from Tampa Bay Financial, net                                                  -            -      384,581
  Principal  payments  on  capital  lease  obligation                               (125,695)     (84,383)    (604,254)
  Proceeds  from  convertible  debenture  and  notes  payable,  net  of  costs
                                                                                   4,023,615    1,417,850    8,626,610
  Repayments  of  notes  payable                                                  (2,412,274)      (1,091)  (3,972,265)
  Repayments  of  notes  payable,  related  parties                                        -            -     (467,443)
                                                                                 ------------ ------------ ------------
NET  CASH PROVIDED BY FINANCING ACTIVITIES                                         3,896,595    2,943,685   20,149,507
                                                                                 ------------ ------------ ------------
Effect  of  exchange  rate  changes  on  cash                                         (8,194)           -       (8,254)

NET  INCREASE  (DECREASE)  IN  CASH  AND  CASH
   EQUIVALENTS                                                                      (470,795)    (495,658)   1,335,851
CASH  AND  CASH  EQUIVALENTS,  BEGINNING  OF
    PERIODS                                                                        1,806,646      978,535            -
                                                                                 ------------ ------------ ------------
CASH  AND CASH EQUIVALENTS, END OF PERIODS                                       $ 1,335,851  $   482,877  $ 1,335,851
                                                                                 ------------ ------------ ------------

(continued)

                             DNAPRINT GENOMICS, INC.
                             -----------------------
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        --------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (UNAUDITED)
                                                                                                           For the Period
                                                                                                           December 10, 1998
                                                                                For the Six   For the Six    (Date of
                                                                                Months Ended  Months Ended  Inception)
                                                                               June 30, 2006 June 30, 2005 to June 30, 2006
                                                                                 ------------ ------------ ------------
SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW
  INFORMATION:

               Income taxes paid                                                 $         -  $         -  $         -
                                                                                 ============ ============ ============
               Interest paid                                                     $    12,117  $    20,919  $   139,887
                                                                                 ============ ============ ============
SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH
  INVESTING  AND  FINANCING  ACTIVITIES:

Stock  subscriptions  receivable  arising from acquisition of DNAPrint Genomics,
                      Inc. (Florida)                                             $         -  $         -  $ 1,000,000
                                                                                 ============ ============ ============
Common stock issued for related party notes payable                                        -  $         -  $ 1,211,322
                                                                                 ============ ============ ============
            Unrealized loss on long-term investments                             $         -  $         -  $  (222,443)
                                                                                 ============ ============ ============
Common stock issued for land subsequently swapped for investment in Heroes, Inc. $         -  $         -  $ 2,000,000
                                                                                 ============ ============ ============
             Dividends paid in stock of Heroes, Inc.                             $         -  $         -  $(1,988,228)

Common  stock  issued  for  reorganization/court  order
           arising from conversion of claim to stock                             $         -  $         -  $(2,905,500)
                                                                                 ============ ============ ============
    Conversion of Tampa Bay Financial advances to stock                          $         -  $         -  $   453,331
                                                                                 ============ ============ ============
  Equipment leased under capital lease                                           $         -  $         -  $   701,167

  Deferred compensation on grants of stock options                               $         -  $         -  $   925,350
                                                                                 ============ ============ ============
       Deferred compensation reduced for stock options cancelled                 $         -  $         -  $  (190,833)
                                                                                 ============ ============ ============
     Stock (issued)/to be issued for deferred compensation                       $         -  $         -  $ 2,588,250
                                                                                 ============ ============ ============
   Debenture converted into common stock                                         $     4,984  $    91,000  $   503,984
                                                                                 ============ ============ ============
Common stock issued for satisfaction of accrued expenses                         $         -  $         -  $   307,865
                                                                                 ============ ============ ============
    Warrants issued for stock issuance costs, notes payable fees and consulting  $    94,109  $   497,401  $ 1,454,789
                                                                                 ============ ============ ============
Intrinsic  value  of  convertible  debt  and  non-detachable  warrants  and debt
            discount                                                             $ 2,913,975  $ 1,810,000  $ 8,983,975
                                                                                 ============ ============ ============
   Acquisition of Trace Genetics for common stock and warrants                   $         -  $   318,283  $   490,283
                                                                                 ============ ============ ============
Implementation  of SFAS 155, adjustment to beginning retained earnings which was
  offset to derivative liabilities or redeemable shares                          $ 3,324,454  $         -  $ 3,324,454
                                                                                 ============ ============ ============
    Conversion of preferred stock to common stock                                $   235,513  $         -  $   235,766
                                                                                 ============ ============ ============
   Preferred stock issued for satisfaction of accrued expenses                   $         -  $         -  $   110,000
                                                                                 ============ ============ ============
Derivative  liability  for  warrants, convertible feature of preferred stock and convertible  feature  for  certain convertible debt reclassed from equity due to
            SFAS 133 derivative indeterminate shares                             $         -  $         -  $   916,505
                                                                                 ============ ============ ============

                 See notes to consolidated financial statements

                             DNAPRINT GENOMICS, INC.
                             -----------------------
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        --------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   -----------


NOTE  A  -  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

DNAPrint Genomics, Inc. ("DNAP Utah") was initially incorporated under the laws of the State of Utah on January 3, 1983 as Lexington Energy, Inc, and subsequently changed its focus to human genome sciences. In connection with this change in focus, on July 15, 2000, DNAP Utah acquired DNAPrint Genomics,
Inc. a Florida corporation ("DNAP Florida"). On June 17, 2005, we acquired Trace Genetics, Inc. ("Trace Genetics"). DNAP Florida and Trace Genetics specialize in the research and development of genomic products and provide scientific services and tests to the genealogy, forensic, pharmaceutical and genetics markets. On October 12, 2005 we formed DNAPrint Pharmaceuticals, Inc., a wholly-owned pharmaceutical subsidiary focused on personalized medicine. On October 25, 2005, we acquired all of the stock of Kenna Technologies, Inc. ("Kenna"). Kenna develops software and related technologies for building computational models that mimic complex biological systems. On November 30, 2005, we acquired certain assets of a Canadian company which are used in our drug and diagnostic discovery business. We formed Ellipsis Biotherapeutics Corporation ("Ellipsis") a Toronto-based corporation to acquire these assets. As a result of these acquisitions, the accompanying consolidated financial statements include the accounts of DNAP Utah and all of its wholly-owned operating subsidiaries (collectively referred to as "we", "us", "our", "DNAP"). All significant intercompany accounts and balances have been eliminated in consolidation.

DNAPrint Genomics Inc. has been and continues to be a development stage company as described in Financial Accounting Standards Board Statement No. 7. We continue to devote substantially all of our efforts to initiating and developing our planned principal operations. While sales of our consumer products, forensic products, paternity services and genotyping services are increasing, our pharmacogenomics products are still in development.

USE  OF  ESTIMATES
------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

BASIS  OF  PRESENTATION
-----------------------

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three- and six-month periods ended June 30, 2006 and 2005, and the period December 10, 1998 through June 30, 2006, (b) the financial position at June 30, 2006, and (c) cash flows for the six-month periods ended June 30, 2006 and 2005, and the period December 10, 1998 through June 30, 2006, have been made.

The unaudited condensed consolidated interim financial statements and notes are presented pursuant to the rules and regulations of the Securities and Exchange Commission with respect to Form 10-QSB. Accordingly, certain information and note disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures made herein are adequate to make the information contained herein not misleading. The accompanying condensed consolidated interim financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes of the Company for the year ended December 31, 2005 included in our Annual Report on Form 10-KSB.

The results of operations and cash flows for the six-month period ended June 30, 2006 are not necessarily indicative of the results of operations and cash flows expected for the year ending December 31, 2006.

STOCK-BASED  EMPLOYEE  COMPENSATION
-----------------------------------

On January 1, 2006, we implemented Statement of Financial Accounting Standard 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment" which replaced SFAS 123 "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. During 2006, all employee stock compensation is recorded at fair value using the Black Scholes Pricing Model. In adopting SFAS 123(R), we used the modified prospective application ("MPA"). MPA requires us to account for all new stock compensation to employees using fair value. For any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, we recognized the compensation cost for that portion of the award the requisite service was rendered on or after January 1, 2006. The fair value for these awards are determined based on the grant-date.

We have a stock option plan that provides for the granting of stock options and awards to officers, and employees. The objectives of this plan include attracting and retaining the best personnel, providing for additional performance incentives, and promoting our success by providing employees the opportunity to acquire common stock. The number of shares of stock authorized under the 2001 Scientist Stock Option Plan plan is 77,630,000. Options are typically granted at the fair market value of the stock price on the date of grant. The vesting of each grant is determined by the Board of Directors at the time the options are granted. The vesting period typically ranges from immediate vesting to vesting over a four-year period and the options typically have an expiration term of ten years. We have granted options to acquire 1,594,022 shares of common stock that are not in this plan and were granted to an employee as a sign on bonus and a director at the time he joined our board.

The following information is presented for the non-vested stock options for the three and six months ended June 30, 2006:

                                 Three Months ended June 30, 2006          Six Months ended June 30, 2006
                                                    Weighted Avg.                            Weighted Avg.
                             Number of Shares  Grant-date Fair Value  Number of Shares  Grant-date Fair Value
                             ----------------  ---------------------  ----------------  ---------------------
Non-vested stock options
at beginning of period          1,000,000          $     0.02             600,000           $     0.02
Forfeited during the period      (200,000)         $     0.02            (200,000)          $     0.02
Vested during the period         (200,000)         $     0.02            (200,000)          $     0.02
Granted during the period               -          $        -             400,000           $     0.02
Non-vested stock options        ----------                               ---------
at June 30, 2006                  600,000          $     0.02             600,000           $     0.02
                                ==========                               =========

The following information is presented for the stock option activity for the three and six months ended June 30, 2006:

                                                                            Three months ended June 30, 2006
                                               -------------------------------------------------------------------------------------
                                                               Weighted Average   Weighted Average
                                               # of shares      Exercise Price   Remaining Contract Life   Aggregate Intrinsic Value
                                               -----------     ----------------  -----------------------   -------------------------
Outstanding at March 31, 2006:                 67,066,112      $          0.04                                               -
Granted                                                 -      $             -
Forfeited                                        (679,042)     $          0.02
                                                 ---------
Outstanding at June 30, 2006                   66,387,070      $          0.04           9.2 years               $     4,099
                                               ===========
Outstanding  exercisable  at  June  30,  2006  65,787,070      $          0.04           9.1 years               $     4,099
                                               ===========

                                                                            Six months ended June 30, 2006
                                               -------------------------------------------------------------------------------------
                                                               Weighted Average   Weighted Average
                                               # of shares      Exercise Price   Remaining Contract Life   Aggregate Intrinsic Value
                                               -----------     ----------------  -----------------------   -------------------------
Outstanding at December 31, 2005:              66,666,112      $          0.04
Granted                                           400,000      $          0.03
Forfeited                                        (679,042)     $          0.02
                                                 ---------
Outstanding at June 30, 2006                   66,387,070      $          0.04          9.2 years                $     4,099
                                               ==========
Outstanding exercisable at June 30, 2006       65,787,070      $          0.04          9.1 years                $     4,099
                                               ==========

The fair value of each stock option is estimated on the date of grant using a Black Scholes Pricing Model. The fair value of options granted during 2006 was estimated using the following approximate assumptions: dividend yield of 0%, expected volatilities of 173%, risk-free interest rates of 4.67%, and expected lives of 5 years.

In accordance with SFAS 123(R), during the three and six months ended June 30, 2006, we recognized compensation expense of $7,896 and $12,739, respectively for the fair value of stock options over the vesting period. Due to our net loss position, there was no tax effect recognized. There was no impact on our net loss per share for this additional expense.

At June 30, 2006, we have $ 7,119 of unrecognized compensation costs related to non-vested awards and we expect to recognize this expense by the end of 2006.

During 2005, we accounted for the stock options issued to employees, by applying the intrinsic value-based method of accounting prescribed by Accounting
Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the intrinsic value based method, compensation cost is measured on the date of grant as the excess of the quoted market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the options.

The following table illustrates the effect on net loss and loss per share as if the fair value based method of accounting had been applied to stock-based employee compensation, as required by SFAS No. 123(R), for the three and six months ended June 30, 2005:

                                          Three months ended    Six months ended
                                             June 30, 2005       June 30, 2005


               Net loss, as reported          $(2,357,365)          $(3,263,657)

Deduct:  Fair value of stock-based employee
compensation costs                                (20,205)              (23,076)
                                              ------------          ------------
                  Pro forma net loss          $(2,377,570)          $(3,286,733)
                                              ============          ============

Loss  per  share:
             Basic and Diluted - as reported  $     (0.04)          $     (0.06)
                                              ============          ============
              Basic  and Diluted - pro forma  $     (0.04)          $     (0.06)
                                              ============          ============

DERIVATIVE  AND  OTHER  FINANCIAL  INSTRUMENTS
----------------------------------------------

On January 1, 2006, we implemented SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". This statement allowed us to elect fair value measurement of our financial instruments on an instrument-by-instrument basis in cases in which a derivative would otherwise have to be bifurcated (accounted for separately from the host financial instrument).

We do not use derivative financial instruments to hedge exposures to cash flow or market risks. However, our notes outstanding with Dutchess have certain derivatives such as:

- embedded conversion features that are indexed to our common stock (if we were to default on the notes)
- embedded conversion features in the convertible debentures that are indexed to our common stock

We elected to implement SFAS 155 on our notes payable instruments with Dutchess that we executed during October 2005, December 2005, March 2006, April 2006, May 2006 and June 2006. For these financial instruments we valued the financial instrument as a whole at fair value and did not bifurcate the embedded conversion features.

We elected to not implement SFAS 155 for the notes payable to Dutchess that we executed during June 2005 and August 2005, and the embedded conversion features were bifurcated and accounted for separately. For these financial instruments, net-cash settlement was assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. These bifurcated financial instruments were initially recorded at fair value as a derivative liability and subsequently adjusted to fair value at the close of each reporting period with any difference recorded as a gain or loss on derivatives in our Statement of Operations. If any of the derivatives could potentially result in our having indeterminable shares (i.e. from a conversion price that is indexed to our stock), we then are required per Emerging Issues Task Force ("EITF") 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock to classify all of our outstanding warrants at fair value as a derivative liability. The initial entry to record the derivative liability for these outstanding warrants is offset to paid-in capital. At each subsequent reporting period, we continue to record these instruments at fair value as a derivative liability with any difference recorded as a gain or loss on derivatives in our Statement of Operations until such time as we do not have an instrument with indeterminate shares.

INTANGIBLE  ASSETS
------------------

Intangible assets are comprised of non-compete employment agreements, customer base and databases arising from the Trace Genetics, Inc. acquisition and technology rights from the Ellipsis and Kenna acquisitions. We apply SFAS No. 142, Goodwill and Other Intangible Assets, which addresses financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill consists of the excess of cost over the fair value of net assets acquired in business combinations. SFAS 142 requires, among other things, an annual impairment test for goodwill and intangible assets with indefinite lives. Goodwill is not amortized; however the other intangibles we acquired are amortized using the straight-line method over their estimated useful lives.

During 2006, we allocated the goodwill and intangibles that were recorded related to the Trace Genetics acquisition to non-compete employment agreements, customer base and databases. The total amount of Trace Genetics intangible assets of $269,827 will be amortized over a three- to five-year period. At June 30, 2006, our other intangible assets excluding goodwill were as follows:

     Technology  Rights           $  57,582
     Non-compete  agreements        185,298
     Customer  base                  22,539
     Databases                       61,989
                                  ---------
     Total  other  intangibles      327,408
     Accumulated  Amortization      (85,667)
                                  ---------
                                   $241,741
                                  =========

The amortization of the intangible assets for the six months ended June 30, 2006 and 2005, respectively was $84,127 and $-0-. The estimated amortization expense is $47,894 for the remainder of 2006, $89,542 for 2007, $58,666 for 2008,
$27,778  for  2009  and  $17,861  for  2010.

NOTE  B  -  GOING  CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred losses since our inception, and have experienced and continue to experience negative cash flows from operations. In addition, we have a working capital deficiency of $6,288,358 (of which $241,284 was from a derivative liability) at June 30, 2006, and will continue to have ongoing requirements for substantial additional capital investment to accomplish our business plan over the next several years. Over the past few years, our operations have been funded through related party funding, sales of common and preferred stock, the issuance of notes, put notices to Dutchess Private Equities Fund, II, L.P ("Dutchess"), the issuance of convertible debentures and the conversion of the debenture into common stock and the related exercise of non-detachable warrants.

We continue to experience some success generating operating revenues; however, we do not expect our revenue stream to be sufficient to cover costs of operations in the immediate future. We anticipate that the funding we expect to receive from the put notices to Dutchess and the minimum conversions of the outstanding debenture into common stock and the related exercise of the non-detachable warrants will fund our operating activities through 2006. However, there can be no assurance the minimum conversions of the outstanding debenture into common stock and the related exercise of the non-detachable warrants will continue and the put notices to Dutchess will be funded, or that we will have the cash flow to meet our operating requirements. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

NOTE  C  -  LOSS  PER  COMMON  SHARE

Common stock equivalents in the three- and six-month periods ended June 30, 2006 and 2005 were anti-dilutive due to the net losses sustained by us during these periods, thus the diluted weighted average common shares outstanding in these periods are the same as the basic weighted average common shares outstanding. The shares used in computing the net loss per share have been adjusted for the twenty-for-one reverse stock split that occurred on July 12, 2005.

The following table summarizes our potential common stock shares that are issuable upon the exercise of warrant and options and conversion of debt and preferred stock to common stock at June 30, 2006 and 2005 which may dilute future earnings per share.
                                      June  30,  2006         June  30,  2005
                                     ----------------         ---------------

      Convertible notes **              196,183,779              26,058,333
      Convertible preferred stock **              -               2,566,735
      Warrants and options               84,958,711               4,050,518
                                     ----------------         ---------------
                                        281,142,490              32,675,586
                                     ================         ===============

**The number of common stock shares the convertible notes and preferred stock could be converted into was estimated using the conversion price at June 30, 2006 or June 30, 2005 as applicable. The conversion price varies based upon the price of our common stock.

NOTE  D  -  NOTES  PAYABLE  AND  CONVERTIBLE  DEBT

DUTCHESS  NOTES
---------------

On March 6, 2006, we issued to Dutchess a promissory note in the amount of $1,500,000 for a purchase price of $1,200,000. The note is due and payable in full on March 6, 2007. Other than the $300,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement (See Note F below). The required repayments under the note increase if we raise additional capital during the term of the note (other than capital raised under facilities in existence as of the date of the note).

In connection with the note, we paid Dutchess a facility fee of $65,000 and issued to Dutchess a non-interest bearing convertible debenture in the amount of $330,000 payable on March 6, 2011. The shares of common stock underlying the debenture carry piggyback registration rights. The debenture may be converted at Dutchess' option at a conversion price of $0.01. The $65,000 fee was included in the calculation to allocate the fair market value to the March note payable and convertible debenture transaction. We recorded this transaction in accordance with SFAS 155, "Accounting for Certain Hybrid Financial Instruments". We also paid $48,000 of fees to Athena which were recorded as deferred financing fees and are being amortized to interest expense over the term of the note.

The discount of $336,093 to the debt instrument and the $312,773 to the convertible debenture is being amortized to interest expense over the term of this note using the effective interest method.

On April 17, 2006, we issued to Dutchess a promissory note in the amount of $1,470,000 for a purchase price of $1,175,000. The note is due and payable in full on April 17, 2007. Other than the $295,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement (See Note F below). The required repayments under the note increase if we raise additional capital during the term of the note (other than capital raised under facilities in existence as of the date of the note).

In connection with the note, we paid Dutchess a facility fee of $65,000 and issued to Dutchess a non-interest bearing convertible debenture in the amount of $320,000 payable on April 17, 2011. The shares of common stock underlying the debenture carry piggyback registration rights. The debenture may be converted at Dutchess' option at a conversion price of $0.01. The $65,000 fee was included in the calculation to allocate the fair market value to the April note payable and convertible debenture transaction. We recorded this transaction in accordance with SFAS 155, "Accounting for Certain Hybrid Financial Instruments". We also paid $47,000 of fees to Athena which were recorded as deferred financing fees and are being amortized to interest expense over the term of the note.

The discount of $378,185 to the debt instrument and the $301,890 to the convertible debenture is being amortized to interest expense over the term of this note using the effective interest method.

On May 18, 2006, we issued to Dutchess a promissory note in the amount of $1,300,000 for a purchase price of $1,000,000. The note is due and payable in full on May 18, 2007. Other than the $300,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement (See Note F below). The required repayments under the note increase if we raise additional capital during the term of the note (other than capital raised under facilities in existence as of the date of the note).

In connection with the note, we paid Dutchess a facility fee of $90,000 and issued to Dutchess a non-interest bearing convertible debenture in the amount of $330,000 payable on May 18, 2011. The shares of common stock underlying the debenture carry piggyback registration rights. The debenture may be converted at Dutchess' option at a conversion price of $0.01. The $90,000 fee was included in the calculation to allocate the fair market value to the May note payable and convertible debenture transaction. We recorded this transaction in accordance with SFAS 155, "Accounting for Certain Hybrid Financial Instruments". We also paid $40,000 of fees to Athena which were recorded as deferred financing fees and are being amortized to interest expense over the term of the note.

The discount of $399,255 to the debt instrument and the $320,820 to the convertible debenture is being amortized to interest expense over the term of this note using the effective interest method.

On June 29, 2006, we issued to Dutchess a promissory note in the amount of $1,495,000 for a purchase price of $1,150,000. The note is due and payable in full on June 29, 2007. Other than the $345,000 discount inherent in the purchase price, the note is non-interest-bearing. The note will be repaid using the proceeds of each put notice delivered by us to Dutchess under the September 2004 Investment Agreement (See Note F below). The required repayments under the note increase if we raise additional capital during the term of the note (other than capital raised under facilities in existence as of the date of the note).

In connection with the note, we paid Dutchess a facility fee of $90,000 and issued to Dutchess a non-interest bearing convertible debenture in the amount of $373,750 payable on June 29, 2011. The shares of common stock underlying the debenture carry piggyback registration rights. The debenture may be converted at Dutchess' option at a conversion price of $0.01. The $90,000 fee was included in the calculation to allocate the fair market value to the June note payable and convertible debenture transaction. We recorded this transaction in accordance with SFAS 155, "Accounting for Certain Hybrid Financial Instruments". We also paid $46,000 of fees to Athena which were recorded as deferred financing fees and are being amortized to interest expense over the term of the note.

The discount of $446,825 to the debt instrument and the $362,000 to the convertible debenture is being amortized to interest expense over the term of this note using the effective interest method.

If there is an event of default with any promissory note to Dutchess, Dutchess has the right to convert the remaining principal at the lesser of (i) fifty percent of the lowest closing bid price during the fifteen trading days immediately preceding the maturity date or (ii) 100% of the lowest bid price for the twenty trading days immediately preceding the conversion date. At June 30, 2006, there was no event of default.

DUTCHESS  SECURITY  AGREEMENT
-----------------------------

All of the Dutchess notes are secured by a security interest in substantially all of our assets. In each of the Dutchess note agreements, at maturity, if there is any unpaid amounts, Dutchess can exercise its right to increase the outstanding amount by ten percent and an additional two and one-half percent per month.

NOTE  E  -  DERIVATIVE  LIABILITIES  AND  REDEEMABLE  INSTRUMENTS

On January 1, 2006, we implemented SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" which allows us to elect fair value measurement of our financial instruments on an instrument-by-instrument basis in cases in which a derivative would otherwise have to be bifurcated.

We elected to implement SFAS 155 on all our notes payable instruments with Dutchess that we executed after September 2005. For these financial instruments, we valued the financial instrument as a whole at fair value and did not bifurcate the embedded conversion features.

The implementation of SFAS 155 resulted in us recording a cumulative effect adjustment to increase the beginning retained earnings of $3,324,454 for the gross gain adjustment to record certain financial instruments as a whole at fair market value.

We elected not to implement SFAS 155 for the notes payable to Dutchess that were executed in June 2005 and August 2005, and the embedded conversion features were bifurcated and accounted for separately. For these financial instruments, net-cash settlement was assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. These bifurcated financial instruments were initially recorded at fair value as a derivative liability and subsequently adjusted to fair value at the close of each reporting period with any difference recorded as a gain or loss on derivatives in our Statement of Operations. During 2006, we reduced our derivative liability account by and recorded a gain on derivative liabilities of $1,092,015 related to the June 2005 and August 2005 Dutchess notes payable transactions as they were paid in full.

At June 30, 2006, the balance sheet caption derivative liabilities is the result of recording the outstanding warrants at fair market value. In accordance with EITF 00-19, we are required to record the outstanding warrants at fair market value if any financial instrument has a conversion feature that is indexed to our common stock that may potentially result in our having indeterminable shares. The initial entry to record the derivative liability for these outstanding warrants is offset to paid-in capital. At each subsequent reporting period, we continue to record these instruments at fair value as a derivative liability with any difference recorded as a gain or loss on derivatives in our Statement of Operations until such time as we do not have an instrument with indeterminate shares. During the six months ended June 30, 2006, we recorded a gain on derivative liabilities of $82,099 related to recording the warrants at fair value during this reporting period. The outstanding warrants are exercisable for 18,571,641 shares of our common stock at June 30, 2006.

During 2006, we converted all of our remaining preferred stock outstanding to common stock at a fair market value of $235,366 and reduced our derivative liabilities by $189,042 which resulted in us recording a loss on derivative liabilities of $46,324.

Fair value for option-based financial instruments is determined using the Black-Scholes Valuation Model.

NOTE  F  -  OTHER  EQUITY  TRANSACTIONS

REVERSE  STOCK  SPLIT
---------------------

All share data in these financial statements have been restated to reflect the twenty-for-one reverse stock split that occurred on July 12, 2005.

DUTCHESS  PUT  NOTICES
----------------------

On September 28, 2004, we entered into an investment agreement with Dutchess, pursuant to which Dutchess has committed to purchase our common stock up to an aggregate purchase price of $35 million over a two-year period. The Dutchess agreement provides that we from time to time may deliver a put notice to Dutchess, and Dutchess is obliged to purchase the dollar amount of common stock set forth in the notice. During the six months ended June 30, 2006, we exercised put notices in accordance with our agreement and received $2,412,274 of cash proceeds ($2,410,949 cash proceeds net of cash offering costs) for which we issued 118,374,414 shares of our common stock to Dutchess. For the six months ended June 30, 2006, all of the proceeds totaling $2,412,274 from these puts were used to reduce the notes payable outstanding with Dutchess.

CONVERSION  OF  DEBENTURE  AND  EXERCISE  OF  WARRANTS
------------------------------------------------------

During the first six months of 2006, La Jolla converted $4,984 of convertible debentures into our common stock and exercised non-detachable warrants to purchase 74,764 shares of our common stock. The combined transactions resulted in us issuing 6,369,090 shares of our common stock and we reduced the prepaid warrant account by $74,764.

INVESTOR  RELATIONS  AGREEMENT
------------------------------

On February 22, 2006, we entered into an investor relations agreement with an investor relations firm to increase investor awareness of our Company. For these services, we paid $75,000 and issued 2 million shares of our common stock. The 2 million shares of common stock was valued at quoted market price for a value of $53,600 which is being expensed to administrative expense over the three-month term of the agreement.

STOCK  SUBSCRIBED
-----------------

During the six months ended June 30, 2006, we issued 497,053 of our common stock that was issuable at December 31, 2005.

STOCK  ISSUED  FOR  CONSULTING
------------------------------

During the first quarter of 2006, we recorded $24,995 of consulting expense for 1,006,312 shares of our common stock. These shares had a quoted market price of $0.025 per share. During the second quarter of 2006, we recorded $49,500 of consulting expense for 2,750,000 shares of our common stock. These 2,750,000 shares were valued at quoted market price of $0.018. The 2,750,000 shares were issued during July 2006.

FAIR  MARKET  VALUE  OF  OPTIONS
--------------------------------
During the six months ended June 30, 2006, we recorded compensation expense of $12,739 for stock options that the requisite service was performed during 2006. The compensation expense is recorded over the vesting period based upon fair market value of the options using the Black Scholes option model in accordance with SFAS 123(R).

PREFERRED  STOCK  CONVERTED  TO  COMMON  STOCK
----------------------------------------------

On January 11, 2006, 14,722 shares of our preferred stock outstanding were converted to 11,651,761 shares of our common stock.

INTRINSIC  VALUE  OF  CONVERTIBLE  DEBT
---------------------------------------

During the six months of 2006, we recorded $110,074 for the intrinsic value of our convertible incentive debentures.

NOTE  G  -  COMMITMENTS

RESEARCH  SPONSORSHIP  AND  LICENSE  AGREEMENT  WITH  HARVARD  MEDICAL  SCHOOL
------------------------------------------------------------------------------

On January 24, 2006, we entered into an exclusive research sponsorship and license agreement with Harvard College. The license provides for sponsored research and the clinical development and commercialization of a diagnostic test targeting early identification of the population at risk of developing vascular diabetic complications. The sponsored research payments total approximately $2.5 million and will be paid in quarterly installments of approximately $208,333 over approximately three years. At June 30, 2006, we have $2.1 million remaining on these sponsored research payments.

Under the license we have the exclusive right to develop market and sell products and services derived from the research. We will owe royalties of six percent on the net sales of products and services covered by this license and thirty percent of all non-royalty sublicense income. We are also required to pay escalating minimum annual license maintenance fees totaling $850,000 through January 1, 2012. We are obligated to make annual license maintenance fees of $250,000 through the license term, but, beginning January 1, 2013, the annual license fee of $250,000 is credited against royalty payments. Additionally, we paid a fee of approximately $100,000 for previously incurred patent costs and are responsible for paying the costs associated with patent expenses during the license term.

RESEARCH  SPONSORSHIP  AGREEMENT
--------------------------------

Effective January 1, 2006, we entered into a research sponsorship agreement with the Massachusetts College of Pharmacy and Health Sciences for sponsored research in connection with the synthesis and testing of certain compounds as possible human medications for drug abuse, attention deficit hyperactivity disorder, and depression. We had previously licensed exclusive rights to the compounds from a researcher on October 19, 2005 under an exclusive licensing agreement. The sponsored research payments total $300,000 and will be paid in monthly installments of $25,000 over one year. We will acquire all intellectual property associated with the research results. At June 30, 2006, we have a remaining obligation of $150,000 for these monthly installments.

KBI  BIOPHARMA  SERVICE  AGREEMENT
----------------------------------

During late March 2006, we entered into a services agreement with KBI BioPharma for the production development of our EPO product. The total estimated price is $2,840,000. At June 30, 2006, we had paid approximately $348,000 of this cost. This research and development contract is recorded to expense as each payment is made.

NOTE  H  -  CONTINGENCIES

We are involved in certain legal action arising in the ordinary course of business. We are defending these proceedings. While it is not feasible to predict or determine the outcome of these matters, we do not anticipate that these matters will have a material adverse effect on our business or on our consolidated financial position or on our results of operations.

NOTE  I  -  SUBSEQUENT  EVENTS

DUTCHESS  PUT  NOTICES
----------------------

From July 1 to August 1, 2006, we exercised put notices in accordance with our agreement with Dutchess and received $66,948 of cash proceeds for which we issued 5,769,500 shares of our common stock to Dutchess. We used all of these proceeds to pay principal payments on our notes payable with Dutchess.

COLLABORATIVE  RESEARCH  AGREEMENT  WITH  BETH  ISRAEL
------------------------------------------------------

Effective July 1, 2006, we entered into a Sponsored research agreement with Beth Israel Deaconess Medical Center, Inc. to provide four researchers to us to conduct certain research work related to our EPO research. The total cost per the amended agreement is $593,436.

CONSULTING  AGREEMENT  WITH  DR.  ARTHUR  SYTKOWSKI
---------------------------------------------------

Effective August 1, 2006, we entered into a consulting agreement with Dr. Arthur Sytkowski, the Director of Beth Israel to consult on the development of a new, more potent and longer acting form of EPO. Under the consulting agreement, Dr. Sytkowski has agreed to perform certain consulting services, including advising on medical, regulatory and patent issues, training personnel and providing assistance with EPO research and development. In exchange for the services, we will pay Dr. Sytkowski $10,000 a month for twelve months, five annual incentive payments of $25,000 each and certain milestone payments linked to our progress under the Beth Israel license in developing marketable products from the licensed EPO technology. The total of all payments to Dr. Sytkowski under the agreement, assuming all milestones are reached, is $370,000. The milestone payments will be reduced - dollar for dollar - to the extent Dr. Sytkowski receives payments from Beth Israel relating to the same milestone events under the Beth Israel license.

PROPERTY  LEASE
---------------

On August 1, 2006, we entered into a five-year agreement beginning October 1, 2006 to lease 7,500 square feet for $72,000 per year plus CAM charges. The lease escalates annually based upon the consumer price index.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each person who is or was a director or officer shall be indemnified by us to the full extent permitted or authorized by the General Corporation Law of Utah. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of DNAPrint Genomics, Inc., such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Filing  Fee--Securities  and  Exchange  Commission          $  1,200
Legal  Expenses                                             $ 13,800
Accounting  Expenses                                        $  7,000
Blue  Sky  Fees  and  Expenses                              $  1,000
Printing  Expenses                                          $  1,000
Miscellaneous  expenses                                     $  1,000
                                                            ---------
              Total:                                        $ 25,000

RECENT  SALES  OF  UNREGISTERED  SECURITIES

During the third quarter of 2003 we issued 1,111,692 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 22,233,847) shares of our common stock. These shares were issued to five "sophisticated investors" in transactions that we believe were exempt from registration under Section 4(2) and Rule 506 promulgated under the Securities Act of 1933. The offerings were not underwritten.

On November 25, 2003, we closed on a $500,000, 8% convertible debenture with non-detachable warrants of 375,000 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 7,500,000) shares with La Jolla Cove Investors, Inc. We pay interest on a monthly basis with a principal balloon payment due on the maturity date of November 24, 2005. La Jolla has the right to convert the debenture and exercise the warrants after the first full calendar month after the registration statement was filed (which was filed on December 19, 2003). Per the agreement, La Jolla shall convert at least 5% of the face value of the debenture each calendar month into common shares of the Company. The number of common stock shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by sixteen, minus the product of the conversion price multiplied by fifteen times the dollar amount of the debenture being converted, and the entire foregoing result shall be divided by the conversion price. The conversion price is equal to the lesser of (i) $0.20 or (ii) 80% of the average of the five lowest daily value weighted average price of our common stock during the twenty trading days prior to La Jolla's election to convert. La Jolla is "accredited"

On February 18, 2004, the Convertible debenture and Warrant to Purchase Common Stock agreements between the Company and La Jolla were amended. If La Jolla does not convert at least 5% of the face value of the debenture and exercise at least 5% of the warrants in any particular calendar month, La Jolla may wire to us $375,000 less the dollar amount of warrants exercised in that month within five business days of the end of the month. Should La Jolla fail to wire us such funds, La Jolla shall not be entitled to collect interest on the debenture for that month. If breached more than once, then we may terminate the agreements with La Jolla and the debenture becomes due six months thereafter with accrued interest.

During the fourth quarter of 2003, we issued 60,499 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 1,209,980) shares of our common stock in exchange for services valued at approximately $66,104. These shares were issued to four of our consultants who are "sophisticated investors". We believe the transactions were exempt from registration under Rule 506 promulgated under the Securities Act of 1933. The offerings were not underwritten.

During 2003, we issued stock in lieu of cash payment to several service providers including legal, accounting and marketing services. The total number of shares issued in lieu of cash was 72,162 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 1,443,230) at a value of approximately $52,135. These service providers are "sophisticated investors". During the first quarter of 2004, we issued an additional 1,202 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 24,034) shares of common stock to Semaphore with a value of approximately $1,300 and a discount amount of approximately $300 for services that were provided during 2003. On May 20, 2003, June 17, 2003, June 24, 2003, July 31, 2003 and September 23,
2003, we issued stock under an ongoing agreement with Mark Neuhaus for 294,118, 208,334, 208,333, 151,515 and 161,290 shares of common stock repecitvely. He provided us with certain marketing services. We received $500,000 in cash under the option agreement and the consultant received approximately 1,023,590 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 20,471,793) shares at a fair market value of approximately $1,606,000. The consultant is a "sophisticated investor".

Currently we have two Scientific Advisory Board members and one Board of Consultant member. For the services performed by these three members, we are committed to issue 2,500 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 50,000) shares of our common stock each year to each member. These individuals are "sophisticated investors".

On January 20, 2004, we issued 250,000 shares of common stock to Lonnie Bookbinder. On March 1, 2004, we issued 1,658 shares of common stock to John J. Oskorep. On March 1, 2004, we issued 1,201 shares of common stock to Semaphore, Inc. On March 29, 2004, we issued 1,500,000, 1,250,000 1,500,000 and 1,000,000 shares of common stock to the following employees, respectively, Tony Frudakis, Hector Gomez, Richard Gabriel and Monica Tamborini. A total of 5,502,859 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 110,057,171) of our common stock, 252,859 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 5,057,171) in exchange for services valued at approximately $282,238 and 5,250,000 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 105,000,000) to four of our executives in exchange for their services to us, valued at $1,827,000. These shares were issued to two of our consultants, an attorney and four of our executives all of whom are accredited or "sophisticated investors".

On June 22, 2004, we issued a total of 5,000 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 100,000) of our common stock in exchange for services valued at approximately $3,600. These shares were issued to Mark Shriver, who is a "sophisticated investor".

On September 20, 2004, we issued a total of 9,771 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 195,418) of our common stock in exchange for services valued at approximately $5,100. These shares were issued to Mark Shriver, who is a "sophisticated investor". On July 29, 2004, we also issued 76,118 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 1,522,364) of our common stock in exchange for a charge valued at $41,900 for renegotiating our building lease. These shares were issued to George Frudakis, who is a "sophisticated investor". On March 31, 2004 we granted five year warrants to purchase 17,075 shares of common stock at an exercise price of $.0656, on June 30, 2004, we granted five-year warrants to purchase 92,751 shares of common stock at an exercise price of $0.518, on September 30, 2004, we granted five-year warrants to purchase 84,045 shares of common stock at an exercise price of $0.3340 and on December 31, 2004, we granted five-year warrants to purchase 379,327 shares of common stock at an exercise price of $0.2420 to various individuals and one entity. The total shares of 573,198 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 11,463,960) shares of common stock were granted to Douglas J. Weiland, Timothy J. Burke, Kevin T. Cimino and Athena Investment Management, a "sophisticated investors," as a fee for their On September 30, 2004, we granteda five-year warrant for 370,370 shares of our common stock for consulting services performed to The Wall Street Group. This warrant has an exercise price of $0.27 and was valued at $139,030 based upon the Black-Scholes model. This was expensed over the service period of the agreement.

On February 17, 2005 , we issued 2,500 and on March 16, 2005, we issued 5,327 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 156,541) of our common stock in exchange for services valued at approximately $3,131. These shares were issued to Mark Shriver, who is a "sophisticated investor".

On May 24, 2005 we issued a total of 36,844 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 736,870) of our common stock in exchange for services valued at approximately $7,369. These shares were issued to Mark Shriver, who is a "sophisticated investor".

On June 25, 2005, we issued a total of 1,250,000 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 25,000,001) of our common stock in conjunction with acquiring all the stock of Trace Genetics, Inc. These shares were issued to the prior shareholders of Trace Genetics, Inc., who are "sophisticated investors".

During the second quarter of 2005, we issued a total of 694,192 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 13,883,830) of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor".

On August 4, 2005, we issued a total of 21,394 and on July 4, 2005, we issued 5,000 shares of our common stock in exchange for services valued at approximately $5,354. These shares were issued to Mark Shriver, who are "sophisticated investors".

On August 19, 2005, we issued 2,000,000 shares of our common stock as in exchange for services valued at approximately $120,000. These shares were issued to Market Pulse LLC, who is a "sophisticated investor".

During the third quarter of 2005, we issued a total of 15,024,806 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor".

During the fourth quarter of 2005, we issued a total of 63,193,359 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor".

On November 29, 2005, we issued 6,500,000 shares of our common stock to Ellipsis Biotherapeutics Corporation in conjunction with the Ellipsis Biotherapeutics Corporation acquisition. The entity is a "sophisticated investor".

On December 21, 2005, we issued 2,928,043 shares of our common stock to an employee Barbara Handelin for a sign on bonus. The individual is a "sophisticated investor".

On December 14, 2005, we issued 2,000,000 shares of our common stock to Market Pulse, LLC for investor relations services. The entity is a "sophisticated investor".

On December 14, 2005, we issued 454,966 shares of our common stock to Young 1999 Trust Consultant Agreement for administrative services received. The individual is a "sophisticated investor".

On June 23, 2005, we issued 1,499,998 shares of our common stock in conjunction with acquiring all the stock of Kenna Technologies, IncThe individuals are all "sophisticated investor". These shares were issued to the prior shareholders of Kenna Tehcnologies, Inc., who are "sophisticated investors".

On September 24, 2005, we granted a five-year warrant for 5,714,286 shares of our common stock for consulting services performed to The Wall Sreet Group. This warrant has an exercise price of $0.0175 and was valued at $95,306 based upon the Black-Scholes model. This will be expensed over the service period of the agreement.

During 2005, warrants to purchase 5,055,102 shares of common stock were granted to Athena as a fee for their services at a range of exercise prices from $0.0159 to 0.138 and expire five years from the grant date. These warrants were valued at $108,371 based upon the Black-Scholes model.

During 2005, we granted the following options to employees for 67,242,362 shares of our common stock.

Employee name     Date of grant  Date of expiration Excerise price #  of options

Matt  Thomas         1/7/2005        1/7/2015         $    0.6000      250,000
Siva  Ginjupalli     1/7/2005        1/7/2015         $    0.6000      250,000
Zach  Gaskin         1/7/2005        1/7/2015         $    0.6000      250,000
Visu  Ponnuswamy     1/7/2005        1/7/2015         $    0.6000      250,000
Matt  Thomas         5/16/2005       5/16/2015        $    0.4000      250,000
Siva  Ginjupalli     5/16/2005       5/16/2015        $    0.4000      250,000
Zach  Gaskin         6/8/2005        6/8/2015         $    0.4000      250,000
Hector  Gomez        8/3/2005        8/3/2015         $    0.1000    3,500,000
Richard  Gabriel     8/3/2005        8/3/2015         $    0.1000    3,500,000
Tony  Frudakis       8/3/2005        8/3/2015         $    0.1000    3,500,000
Monica  Tamborini    8/3/2005        8/3/2015         $    0.1000    2,000,000
Lisa  Tandy  Herren 10/25/2005      10/25/2015        $    0.0137    1,464,022
Hector  Gomez       11/17/2005      11/17/2015        $    0.0174   15,000,000
Richard  Gabriel    11/17/2005      11/17/2015        $    0.0174   15,000,000
Tony  Frudakis      11/17/2005      11/17/2015        $    0.0174   15,000,000
Shannon  Boyd       11/17/2005      11/17/2015        $    0.0174      514,970
Emanuela  Charlton  11/17/2005      11/17/2015        $    0.0174      540,359
Siva  Ginjupalli    11/17/2005      11/17/2015        $    0.0174      473,054
Pauline  Gula       11/17/2005      11/17/2015        $    0.0174      567,622
Hector  Ruiz        11/17/2005      11/17/2015        $    0.0174      556,886
Matthew  Thomas     11/17/2005      11/17/2015        $    0.0174    1,796,407
Jatin  Patel        11/17/2005      11/17/2015        $    0.0174      479,042
Laurence  Rubin     12/5/2005       12/5/2015         $    0.0225      750,000
Naz  Jiwani         12/5/2005       12/5/2015         $    0.0225      250,000
Laurence  Rubin     12/31/2005      12/31/2015        $    0.0211      200,000

Naz  Jiwani         12/31/2005      12/31/2015        $    0.0211      200,000
Scot  Alic          12/31/2005      12/31/2015        $    0.0211      200,000

                                                                      67,242,362

During the first quarter of 2006, we issued a total of 86,122,535 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor". We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On March 14, 2006, we issued a total of 640,828 shares of our common stock in exchange for services valued at approximately $14,040. These shares were issued to Young 1999 Trust Consultant Agreement, who is a "sophisticated investor". We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On February 21, 2006, we issued 2,000,000 shares of our common stock as in exchange for services valued at approximately $54,000. These shares were issued to Market Pulse, LLC, who is a "sophisticated investor". We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On March 6, 2006, we issued a non-interest bearing convertible debenture in the amount of $330,000 payable on March 6, 2011 that is convertible into our common stock at a conversion price of $0.01 per share. We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On March 22, 2006, we granted a ten-year option to Ramona Cooperstock, an employee to acquire 400,000 shares of our common stock at an exercise price of $0.025.

On March 31, 2006, we granted five-year warrants for 1,838,816 shares of our common stock for consulting services performed to Douglas J. Weiland, Kevin T. Cimino and Athena Capital Partners, Inc. This warrant has exercise prices of $0.011 to $0.0214.

During the second quarter of 2006, we issued a total of 32,251,879 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor" and received proceeds totaling $568,943. We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On April 5, 2006, a total of 862,537 shares of our common stock were committed to be exchanged for services valued at approximately $21,822. These shares were issued to Young 1999 Trust Consultant Agreement, who is a "sophisticated investor". We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On June 22, 2006, we issued a total of 5,000 shares of our common stock in exchange for services valued at approximately $89. These shares were issued to Mark Shriver, who is a "sophisticated investor". We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On April 17, 2006, we issued to Dutchess Private Equities Fund, II, L.P., a non-interest bearing convertible debenture in the amount of $320,000 payable on April 17, 2011 that is convertible into our common stock at a conversion price of $0.01 per share. We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On May 18, 2006, we issued to Dutchess Private Equities Fund, II, L.P. a non-interest bearing convertible debenture in the amount of $330,000 payable on May 18, 2011 that is convertible into our common stock at a conversion price of $0.01 per share. We believe the transaction was exempt from registration under
Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On June 30, 2006, we issued to Dutchess Private Equities Fund, II, L.P. a non-interest bearing convertible debenture in the amount of $373,750 payable on June 29, 2011 that is convertible into our common stock at a conversion price of $0.01 per share. We believe the transaction was exempt from registration under
Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On June 30, 2006, we granted a five-year warrant for 645,039 shares of our common stock for consulting services performed Douglas J. Weiland, Kevin T. Cimino and Athena Capital Partners, Inc. This warrant has an exercise price of $0.0176. This will be expensed over the service period of the agreement.

During July 2006, we issued a total of 5,769,500 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor" and received proceeds totaling $66,948. We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On July 28, 2006, we issued a total of 7,500 shares of our common stock in exchange for services valued at approximately $155. These shares were issued to Mark Shriver, who is a "sophisticated investor". We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

During August 2006, we issued a total of 13,859,396 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor" and received proceeds totaling $161,751. We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

On September 7, 2006, we issued 6,250,000 shares of our common stock in conjunction with an investor relations agreement with Designated Marketing, LLC who is a "sophisticated investor".

On September 11, 2006, we issued 18, 750,000 shares of our common stock in conjunction with an investor relations agreement with Designated Marketing, LLC who is a "sophisticated investor".

The securities issued in the foregoing transactions were offered and sold in reliance upon exemptions from the Securities Act of 1933, "Securities Act", registration requirements set forth in Sections 3(b) and 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sales of securities.

NUMBER  DESCRIPTION
-------------------

3.1 Restated Articles of Incorporation (included as exhibit 3.1 to the Form 10-KSB, filed March 29, 2006, and incorporated herein by reference).

3.2 Bylaws (included as exhibit 3.2 to the Form 10-KSB, filed March 29, 2006, and incorporated herein by reference).

4.1 Form of Warrant agreement between the Company and Athena Capital Partners, Inc. and certain partners (included as exhibit 10.33 to the Form 10-KSB filed March 30, 2004, and incorporated herein by reference).

4.2 Securities Purchase Agreement between the Company and La Jolla Cove Investors Inc. (included as Exhibit 10.29 to Form S-2, filed December 15, 2003, and incorporated herein by reference).

4.3 Registration Rights Agreement between the Company and La Jolla Cove Investors Inc. (included as Exhibit 10.29 to Form S-2, filed December 15, 2003, and incorporated herein by reference).

4.4 Convertible Debenture Agreement between the Company and La Jolla Cove Investors Inc. (included as Exhibit 10.29 to Form S-2, filed December 15, 2003, and incorporated herein by reference).

4.5 Warrant Agreement between the Company and La Jolla Cove Investors Inc. (included as Exhibit 10.29 to Form S-2, filed December 15, 2003, and incorporated herein by reference).

4.6 Addendum to convertible debenture and warrant agreement between the Company and La Jolla Cove Investors, Inc. (included as Exhibit 10.43 to Form 10-QSB filed May 14, 2004, and incorporated herein by reference).

4.7 Investment Agreement between the Company and Dutchess Private Equities Fund, II, L.P., dated September 28, 2004 (included as Exhibit 10.49 to Form 8-K, filed October 4, 2004, and incorporated herein by reference).

4.8 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, II, L.P., dated September 28, 2004 (included as Exhibit 10.50 to Form 8-K, filed October 4, 2004, and incorporated herein by reference).

4.9 Investment Agreement between the Company and Biofrontera Pharmaceutical GmbH, dated September 28, 2004 (included as Exhibit 10.47 to Form 8-K, filed October 4, 2004, and incorporated herein by reference).

4.10 Stock Purchase Agreement between the Company and Trace Genetics, Inc, dated June 17, 2005 (included as Exhibit 10.49 to Form S-2, filed July l5, 2005, and incorporated herein by reference).

4.11  Purchase  Agreement  between  the  Company,  tbg
Technologie-Beteiligungs-Gesellschaft  mbH  and  Biofrontera  AG  (included  as
Exhibit 10.50 to Form S-2, filed July 15, 2005, and incorporated herein by reference).

4.12 Put Option Agreement between the Company, Heidelberg Innovation BioScience Venture II GmbH & Co. KG and Heidelberg Innovation Parallel-Beteiligungs GmbH & Co. KG a.A. (included as Exhibit 10.51 to Form S-2, filed July 15, 2005 and incorporated herein by reference).

4.13 Asset Purchase Agreement dated November 8, 2005 between the Company and Ellipsis Biotherapeutics Corporation. (included as Exhibit 10.1 to Amendment to Form 8-K filed March 6, 2006, and incorporated herein by reference).

5.1*  Opinion  re:  legality  of  Amy  M.  Trombly,  Esq.

10.1 Supply & License Agreement (included as Exhibit 10.4 to the Form S-2 filed December 15, 2003, and incorporated herein by reference).

10.2 Agreement & Plan of exchange between the Company, Catalyst Communications, Inc. and Shareholders, dated November 6, 2000 (included as exhibit 10.5 to the
Form  8-K  filed  November  6,  2000,  and  incorporated  herein  by reference).

10.3 Equipment Agreement between the company and Orchid Biosciences, Inc., dated September 19, 2001 (included as Exhibit 10.6 to the Form 10-KSB, filed April 2, 2001, and incorporated herein by reference).

10.4 Purchase Agreement between the Company and Orchid Biosciences, Inc., dated September 19, 2001 (included as Exhibit 10.7 to the Form 10-KSB, filed April 2, 2001, and incorporated herein by reference).

10.5 Option Agreement between the Company and Orchid Biosciences, Inc., dated September 19, 2001 (included as Exhibit 10.10 to the Form 10-KSB, filed April 2, 2001, and incorporated herein by reference).

10.6 Equipment Lease Agreement between the Company and Orchid Biosciences, Inc., dated May 18, 2001 (included as Exhibit 10.11 to the Form 10-QSB, filed August 14, 2001, and incorporated herein by reference).

10.7 Funding Agreement dated February 22, 2002 among the Company Tony Frudakis, George Frudakis, Carl Smith III, and Richard Craig Hall, dated February 22,2002 (included as Exhibit 10.16 to the Form 10-KSB, filed April 9, 2002, and incorporated herein by reference).

10.8 Performance Stock Agreement between the Company and Tony Frudakis dated November 30, 2001 (included as Exhibit 10.17 to the Form 10-KSB, filed April 9, 2002, and incorporated herein by reference)

10.9 Consulting Agreement between the Company and Mark Shriver dated June 12, 2002 (included as Exhibit 10.20 to the Form 10-QSB, filed August 14, 2002, and incorporated herein by reference).

10.10 Letter of Commitment from Mark Shriver to the Company's Scientific Advisory Board (included as Exhibit 10.21 to the Form 10-QSB, filed August 14, 2002, and incorporated herein by reference).

10.11 Service Agreement between the Company and Altura LLC, dated April 15, 2002 (included as Exhibit 10.23 to the Form 10-QSB, filed August 14, 2002, and incorporated herein by reference).

10.12 License Agreement between the Company and Penn State Research Foundation (included as Exhibit 10.24 to the Form 10-QSB, filed August 14, 2002, and incorporated herein by reference).

10.13 Amendment to Consulting Agreement between the Company and Genbiomics LLC dated May 31, 2002, (included as Exhibit 10.27 to Form 10-QSB, filed August 14, 2002, and incorporated herein by reference).

10.14 Amendment to Consulting Agreement between the Company and Mark Shriver (included as Exhibit 10.28 to Form 10-QSB, filed August 14, 2002, and incorporated herein by reference).

10.15 Employment Agreement between the Company and Richard Gabriel, dated May 16, 2003 (included as Exhibit 10.1 to Form 10-QSB, filed August 14, 2003, and incorporated herein by reference).

10.16 Employment Agreement between the Company and Monica Tamborini, dated May 16, 2003 (included as Exhibit 10.2 to Form 10-QSB, filed August 14, 2003, and incorporated herein by reference).

10.17 Employment Agreement between the Company and Hector Gomez, dated May 16, 2003 (included as Exhibit 10.3 to Form 10-QSB, filed August 14, 2003, and incorporated herein by reference).

10.18 Amendment to Funding Agreement between the Company and Tony Frudakis, dated December 30, 2003 (included as Exhibit 10.42 to Form 10-KSB, filed March 30, 2004, and incorporated herein by reference).

10.19 Research Collaboration Agreement between the Company and the H. Lee Moffitt Cancer Center and Research Institute, Inc. (included as Exhibit 10.44 to Form 10-QSB file May 14, 2004, and incorporated herein by reference).

10.20 Joint Venture Framework Agreement between the Company and Biofrontera Pharmaceutical GmbH (included as Exhibit 10.48 to Form 8-K, filed October 4, 2004, and incorporated herein by reference).

10.22 Letter Agreements between the Company and La Jolla Cove Investors Inc. (included as Exhibit 10.29 to Form S-2, filed December 15, 2003, and incorporated herein by reference).

10.23 Letter Agreement between the Company and The Wall Street Group, Inc., dated September 30, 2004 (included as Exhibit 10.44 to Form S-2/A, filed December 30, 2004, and incorporated herein by reference).

10.24 Loan Agreement between the Company and Biofrontera AG (included as Exhibit
4.1  to  Form  8-K  date January 5, 2005, and incorporated herein by reference).

10.25 License Agreement between the Company and Beth Israel Deaconess Medical Center, dated April 4, 2005 (included as Exhibit 10.1 to Form 8-K/A, filed May 5, 2005, and incorporated herein by reference).

10.26 Consulting Services Agreement between the Company and Dr. Arthur Sytkowski, dated June 7, 2005 (included as Exhibit 10.1 to Form 8-K, filed June 13, 2005, and incorporated herein by reference).

10.27 Promissory Note issued by the Company to Dutchess Private Equities Fund II, L.P. (included as Exhibit 10.51 to Form S-2, filed July 15, 2005, and incorporated herein by reference).

10.28 Promissory Note issued by the Company to Dutchess Private Equities Fund II, L.P. (included as Exhibit 10.1 to Form 10-QSB, filed August 15, 2005, and incorporated herein by reference).

10.29 Financial Consulting Agreement between the Company and Market Pulse LLC (included as Exhibit 10.1 to Form 10-QSB, filed November 14, 2005, and incorporated herein by reference).

10.30  Consulting  Services  Agreement  between  the  Company  and Dr. Arthur J.
Sytkowski, dated September 1, 2005 (included as Exhibit 10.2 to Form 10-QSB filed November 14, 2005, and incorporated herein by reference).

10.31 Stock Purchase Agreement between the Company and certain shareholders of Kenna Technologies, Inc., dated October 25, 2005 (included as Exhibit 10.3 to Form 10-QSB filed November 14, 2005, and incorporated herein by reference).

10.32 License Agreement between the Company and Mark Froimowitz, dated October 25, 2005 (included as Exhibit 10.4 to Form 10-QSB filed November 14, 2005, and incorporated herein by reference).

10.33 Promissory Note issued by the Company to Dutchess Private Equities Fund, L.P., dated November 18, 2005 (included as exhibit 10.33 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.34 Financial Consulting Agreement between the Company and Market Pulse LLC dated November 21, 2005 (included as exhibit 10.34 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.35 Promissory Note issued by the Company to Dutchess Private Equities Fund II, L.P., dated December 22, 2005. (included as exhibit 10.35 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.36 Research Sponsorship and License Agreement between the Company and Harvard College, dated January 19, 2006 (included as Exhibit 10.1 to Form 8-K filed January 27, 2006, and incorporated herein by reference).

10.37 Research Sponsorship Agreement between the Company and Massachusetts College of Pharmacy and Health Sciences dated January 31, 2006 (included as exhibit 10.37 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.38 Financial Consulting Agreement between the Company and Market Pulse LLC, dated February 22, 2006 (included as exhibit 10.38 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.39 Promissory Note issued by the Company to Dutchess Private Equities Fund, L.P., dated March 13, 2006 (included as exhibit 10.39 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.40 Security Agreement given by the Company in favor of Dutchess Private Equities Fund, L.P., dated March 13, 2006 (included as exhibit 10.40 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.41 Placement Agent Agreement among the Company, Athena Capital Partners, Inc. and Dutchess Private Equities Fund, L.P., a Delaware Limited Partnership, dated October 1, 2004 (included as exhibit 10.41 to the Form SB-2 filed April 10, 2006, and incorporated herein by reference).

10.42 Promissory Note issued by the Company to Dutchess Private Equities Fund, L.P., dated April 18, 2006 (included as exhibit 10.42 to the Form 8-K filed April 24, 2006, and incorporated herein by reference).

10.43 Services Agreement between the Company and KBI BioPharma, Inc., dated May 8, 2006 (included as exhibit 10.43 to the Form 8-K filed May 12, 2006, and incorporated herein by reference).

10.44  Promissory  Note issued by the Company to Dutchess Private Equities Fund,
L.P., dated May 19, 2006 (included as exhibit 10.44 to the Form 8-K filed May 25, 2006, and incorporated herein by reference).

10.45 Promissory Note issued by the Company to Dutchess Private Equities Fund, II, L.P., dated June 30, 2006 (included as exhibit 10.45 to the Form 8-K filed July 7, 2006, and incorporated herein by reference).

10.46 Sponsored Research Agreement between the Company and Beth Israel Deaconess Medical Center, Inc., dated July 1, 2006 (included as exhibit 10.46 to the Form 8-K filed July 7, 2006, and incorporated herein by reference).

10.47 Consulting Services Agreement between the Company and Dr. Arthur Sytkowski, dated August 1, 2006 (included as exhibit 10.47 to the Form 8-K filed August 7, 2006, and incorporated herein by reference).

10.48 Lease Agreement between the Company and Yonkers Investments, Inc., dated June 30, 2006 (included as exhibit 10.48 to the Form 8-K filed August 7, 2006, and incorporated herein by reference).

10.49 - Agreement dated August 29, 2006 between the Company and Designated Marketing, LLC.

23.1  Consent  of  Pender  Newkirk  &  Company

23.2*  Consent  of  Amy  M.  Trombly,  Esq.  (incorporated  in  Exhibit  5.1)
*  To  be  filed  by  amendment.

UNDERTAKINGS

(a)  The  undersigned  registrant  hereby  undertakes  to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To  include  any  prospectus required by section 10(a)(3) of the Securities
Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any t of the following communication, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec.230.424 of this chapter)

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) That for the purpose of determining any liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3)(ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
(b)(7)  (ss.230.424(b)(2),  (b)(5),  or  (b)(7)  of  this  chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x)(ss.230.415(a)(1)(i), (vii), or (x)
of  this  chapter)  for  the  purpose  of  providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Florida, on September 14, 2006.

                             DNAPRINT GENOMICS, INC.

                                        By:  /s/  Richard  Gabriel
                                             ---------------------
                                             Richard  Gabriel
                                             Chief  Executive  Officer


Signature                                              Date

/s/  Richard  Gabriel                           September  14,  2006
---------------------
Richard  Gabriel
Chief  Executive  Officer
Director


/s/  Karen  Surplus                             September  14,  2006
-------------------
Karen  Surplus
Chief  Financial  Officer
Principal  Accounting  Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date signed:

Signature                                              Date

/s/  Richard  Gabriel                           September  14,  2006
---------------------
Richard  Gabriel
Chief  Executive  Officer
Director


/s/  Hector  Gomez                              September  14,  2006
------------------
Hector  Gomez
Director


/s/  Tony  Frudakis                             September  14,  2006
-------------------
Tony  Frudakis
Director